UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to Section 240.14a-12

ALTRA INDUSTRIAL MOTION CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Altra Industrial Motion Corp.

300 Granite Street, Suite 201

Braintree, Massachusetts 02184

www.altramotion.com

March 24, 2017

Dear Fellow Stockholders:

You are cordially invited to attend the 2017 Annual Meeting of Stockholders of Altra Industrial Motion Corp. (“Altra”) to be held at 9:00 a.m. EDT on Wednesday, April 26, 2017 at the Boston Harbor Hotel, 70 Rowes Wharf, Boston, Massachusetts 02110.

The Notice of Annual Meeting and Proxy Statement describe the matters to be acted upon at the meeting. We will also report on matters of interest to Altra stockholders.

Your vote is important. Whether or not you plan to attend the Annual Meeting in person, we encourage you to submit a proxy so that your shares will be represented and voted at the meeting. You may submit a proxy by calling a toll-free telephone number, by accessing the internet or by completing and mailing the enclosed proxy card in the return envelope provided. If you do not vote by one of the methods described above, you still may attend the Annual Meeting and vote in person.

Thank you for your continued support of Altra.

Sincerely,

Carl R. Christenson
Chairman and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Altra Industrial Motion Corp.

300 Granite Street, Suite 201

Braintree, Massachusetts 02184

March 24, 2017

The 2017 Annual Meeting of Stockholders of Altra Industrial Motion Corp. (“Altra”, the “Company”, “we” or “our”) will be held as follows:

DATE:	Wednesday, April 26, 2017

TIME:	9:00 a.m. EDT

LOCATION:	Boston Harbor Hotel, 70 Rowes Wharf, Boston, Massachusetts 02110

PURPOSE:	To consider and act upon the following proposals:

1. The election of the 7 nominees for director named in the accompanying Proxy Statement;

2. The ratification of the selection of the independent registered public accounting firm;

3.      The approval of amendments to the Altra Industrial Motion Corp. 2014 Omnibus Incentive Plan and of its material terms to ensure compliance with the NASDAQ market rules and Section 162(m) of the Internal Revenue Code of 1986 (as amended, the “Code”);

4. An advisory vote to approve the compensation of Altra’s named executive officers (“Say on Pay”);

5. An advisory vote on the frequency of the advisory vote on Say on Pay in the future (“Say on Frequency”); and

6. Such other business as may properly come before the meeting.

Shares represented by properly executed proxies that are hereby solicited by the Board of Directors of Altra will be voted in accordance with the instructions specified therein. Shares represented by proxies that are not limited to the contrary will be voted in favor of the election as directors of the persons nominated pursuant to Proposal 1 in the accompanying Proxy Statement and in favor of Proposal 2, Proposal 3 and Proposal 4 and “1 Year” on Proposal 5.

Stockholders of record at the close of business on March 14, 2017 will be entitled to vote at the meeting.

By order of the Board of Directors,

Glenn E. Deegan
Vice President, Legal and Human Resources, General Counsel and Secretary

It is important that your shares be represented and voted, whether or not you plan to attend the meeting.

YOU CAN VOTE:

1.	BY MAIL:

Promptly return your signed and dated proxy/voting instruction card in the enclosed envelope.

2.	BY TELEPHONE:

Call toll-free 1-800-690-6903 and follow the instructions.

3.	BY INTERNET:

Access “www.proxyvote.com” and follow the on-screen instructions.

4.	IN PERSON:

You may attend the Annual Meeting and vote in person.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE STOCKHOLDER MEETING TO BE HELD ON APRIL 26, 2017

Altra’s proxy statement, form of Proxy Card and 2016 Annual Report on Form 10-K are available at http://ir.altramotion.com/financials.cfm.

PROXY STATEMENT

2017 ANNUAL MEETING OF STOCKHOLDERS

Wednesday, April 26, 2017

ALTRA INDUSTRIAL MOTION CORP.

300 Granite Street, Suite 201

Braintree, Massachusetts 02184

GENERAL INFORMATION

Proxy Solicitation

These proxy materials are being mailed or otherwise sent to stockholders of Altra Industrial Motion Corp. (“Altra”, the “Company”, “we” or “our”) on or about March 24, 2017, in connection with the solicitation of proxies by Altra’s Board of Directors (the “Board of Directors” or the “Board”) for the Annual Meeting of Stockholders of Altra to be held at 9:00 a.m. EDT on Wednesday, April 26, 2017, at the Boston Harbor Hotel, 70 Rowes Wharf, Boston, Massachusetts 02110. Directors, officers and other Altra employees also may solicit proxies by telephone or otherwise, but will not receive compensation for such services. Altra pays the cost of soliciting your proxy and reimburses brokers and other nominees their reasonable expenses for forwarding proxy materials to you.

Stockholders Entitled to Vote

Stockholders of record at the close of business on March 14, 2017, are entitled to notice of and to vote at the meeting. As of such date, there were 29,309,448 shares of Altra common stock outstanding, each entitled to one vote.

How to Vote

Stockholders of record described above may cast their votes by:

(1) signing, completing and returning the enclosed proxy card in the enclosed postage-paid envelope;

(2) calling toll-free 1-800-690-6903 and following the instructions;

(3) accessing “www.proxyvote.com” and following the instructions; or

(4) attending the Annual Meeting and voting in person.

Revocation of Proxies

A proxy may be revoked at any time before it is voted by delivering written notice of revocation to the Corporate Secretary of Altra at the address set forth above, by delivering a proxy bearing a later date, or by voting in person at the meeting.

Quorum; Required Vote

The holders of a majority of the shares entitled to vote at the meeting must be present in person or represented by proxy to constitute a quorum. Proxies received but marked as withheld, abstentions, or those treated as broker non-votes will be included in the calculation of the number of shares considered to be present at the Annual Meeting in determining a quorum. If a quorum is not present at the Annual Meeting, we will be forced to reconvene the Annual Meeting at a later date.

Your shares may be voted if they are held in the name of a brokerage firm or bank (a “broker”), even if you do not provide the broker with voting instructions. Brokers have the authority, under applicable rules, to vote shares on certain “routine” matters for which their customers do not provide voting instructions. The ratification of the appointment of the independent registered public accounting firm of the Company is considered a routine matter. The election of directors, the approval of amendments to the 2014 Omnibus Incentive Plan, the advisory vote to approve the compensation of the Company’s named executive officers (“Say on Pay”) and the advisory vote on the frequency of the advisory vote on Say on Pay in the future (“Say on Frequency”) are not considered routine matters. Broker non-votes are shares held by brokers or nominees for which instructions have not been received from the beneficial owners, or persons entitled to vote, and the broker is barred from exercising its discretionary authority to vote the shares because the proposal is a non-routine matter.

Election of Directors: Proposal 1. A plurality of the votes cast is required for the election of directors. You may vote “FOR” all or some of the nominees or your vote may be “WITHHELD” with respect to one or more of the nominees. Votes “WITHHELD” and broker non-votes with respect to the election of directors will have no effect upon election of directors. You may not cumulate your votes for the election of directors.

Ratification of Independent Registered Public Accounting Firm: Proposal 2. Ratification of the selection of our independent registered public accounting firm requires the affirmative vote of a majority of the votes cast for or against the matter. You may vote “FOR,” “AGAINST” or “ABSTAIN” in connection with Proposal 2. Abstentions and broker non-votes will have no effect on this proposal.

Approval of Amendments to and Material Terms of the Altra Industrial Motion Corp. 2014 Omnibus Incentive Plan: Proposal 3. Approval of amendments to and the material terms of Altra’s 2014 Omnibus Incentive Plan requires the affirmative vote of a majority of the votes cast for or against the matter. You may vote “FOR,” “AGAINST” or “ABSTAIN” in connection with Proposal 3. Abstentions and broker non-votes will have no effect on this proposal.

Advisory Vote to Approve the Compensation of our Named Executive Officers: Proposal 4. The approval of Proposal 4, regarding the compensation of our named executive officers, requires the affirmative vote of a majority of the votes cast for or against the matter. You may vote “FOR,” “AGAINST” or “ABSTAIN” in connection with Proposal 4. Abstentions and broker non-votes have no effect on this proposal. Because the vote on the Say on Pay proposal is advisory, it will not be binding on the Board of Directors or the Company. However, the Compensation Committee will take into account the outcome of the Say on Pay vote when considering future executive compensation arrangements.

Advisory Vote on the Frequency of an Advisory Vote on the Compensation of our Named Executive Officers: Proposal 5. The approval of Proposal 5, regarding the frequency of an advisory vote on the compensation of our named executive officers, requires the affirmative vote of a majority of votes cast for or against the matter. Abstentions and broker non-votes have no effect on this proposal. With respect to this item, if none of the frequency alternatives (one year, two years or three years) receive a majority vote, we will consider the frequency that receives the highest number of votes by stockholders to be the frequency that has been selected by stockholders. However, because this vote is advisory and not binding on us or our board in any way, our board may decide that it is in our and our stockholders’ best interests to hold an advisory vote on executive compensation more or less frequently than the alternative approved by our stockholders.

If you provide specific instructions with regard to certain items, your shares will be voted as you instruct on such items. If no instructions are indicated, the shares will be voted as recommended by the Board of Directors.

Other Matters

The Board of Directors is not aware of any matters to be presented at the meeting other than those set forth in the accompanying notice. If any other matters properly come before the meeting, the persons named in the proxy will vote on such matters in accordance with their best judgment.

Additional Information

Additional information regarding the Company appears in our Annual Report on Form 10-K for the year ended December 31, 2016, a copy of which, including the financial statements and schedules thereto, but not the exhibits, accompanies this Proxy Statement. In addition, such report and the other reports we file with the Securities and Exchange Commission (“SEC”) are available, free of charge, through the Investor Relations section of our internet website at http://www.altramotion.com. Printed copies of these documents and any exhibit to our Form 10-K may be obtained, without charge, by contacting the Corporate Secretary, Altra Industrial Motion Corp., 300 Granite Street, Suite 201, Braintree, Massachusetts 02184, telephone (781) 917-0600.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON APRIL 26, 2017

Altra’s proxy statement, form of Proxy Card and 2016 Annual Report on Form 10-K are available at http://ir.altramotion.com/financials.cfm.

OWNERSHIP OF ALTRA COMMON STOCK

Securities Owned by Certain Beneficial Owners and Management

The following table sets forth certain information as of March 14, 2017, regarding the beneficial ownership of shares of our common stock by: (i) each person or entity known to us to be the beneficial owner of more than 5% of our common stock; (ii) each of our named executive officers; (iii) each member of our Board of Directors; and (iv) all members of our Board of Directors and executive officers as a group.

Beneficial ownership is determined in accordance with rules adopted by the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock issuable upon the exercise of stock options or warrants or the conversion of other securities held by that person that are currently exercisable or convertible, or are exercisable or convertible within 60 days of March 14, 2017, are deemed to be issued and outstanding. These shares, however, are not deemed outstanding for the purposes of computing percentage ownership of each other stockholder. Percentage of beneficial ownership is otherwise based on 29,309,448 shares of common stock outstanding as of March 14, 2017.

	Securities Beneficially Owned
Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned	Percentage of Common Stock Outstanding
Principal Securityholders:
Wellington Management Group LLP(2)	3,642,818	12.4%
The Vanguard Group(3)	1,922,584	6.6%
Silvercrest Asset Management Group LLC(4)	1,671,859	5.7%
BlackRock, Inc.(5)	1,565,015	5.3%
EARNEST Partners, LLC(6)	1,560,995	5.3%
JPMorgan Chase & Co.(7)	1,553,838	5.3%
Lazard Asset Management LLC(8)	1,495,448	5.1%
Named Executive Officers:
Carl R. Christenson(1)(9)	437,873	1.5%
Christian Storch(1)(10)	89,628	*
Gerald Ferris(1)	40,419	*
Glenn Deegan(1)	45,805	*
Craig Schuele(1)	87,213	*
Directors:
Edmund M. Carpenter(1)	37,795	*
Lyle G. Ganske(1)(11)	24,612	*
Michael S. Lipscomb(1)	34,469	*
Larry P. McPherson(1)(12)	78,358	*
Thomas W. Swidarski(1)	5,891	*
James H. Woodward Jr.(1)	22,833	*
All directors and executive officers as a group (12 persons)	934,279	3.2%

*	Represents beneficial ownership of less than 1%.

(1)	Except as otherwise noted below, each of these individuals’ address of record is c/o Altra Industrial Motion Corp., 300 Granite Street, Suite 201, Braintree, Massachusetts 02184. To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons listed in the table have sole investment and voting power with respect to all Company securities owned by them.

(2)	The address of Wellington Management Group LLP is c/o the Wellington Management Company LLP, 280 Congress Street, Boston, MA 02210. A portion of the shares are held by Wellington Management Group

LLP, Wellington Group Holdings LLP, Wellington Investment Advisors Holdings LLP and Wellington Management Company LLP. Information and share amounts listed are derived from Wellington Management Group LLP’s Schedule 13G/A filed with the SEC on February 9, 2017, in which Wellington Management Group LLP states that it has shared voting power over 3,031,675 shares of Altra’s common stock, and shared dispositive power over 3,642,818 shares of Altra’s common stock.

(3)	The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355. A portion of the shares are held by Vanguard Fiduciary Trust Company and Vanguard Investments Australia, Ltd., each of which is a subsidiary of The Vanguard Group, Inc. Information and share amounts listed are derived from The Vanguard Group’s Schedule 13G/A filed with the SEC on February 9, 2017, in which The Vanguard Group states that it has sole voting power over 46,786 shares of Altra’s common stock, shared voting power over 5,421 shares of Altra’s common stock, sole dispositive power over 1,871,756 shares of Altra’s common stock, and shared dispositive power over 50,828 shares of Altra’s common stock.

(4)	The address of Silvercrest Asset Management Group LLC is 1330 Avenue of the Americas, 38th Floor, New York, NY 10019. Shares are held by investment advisory clients of Silvercrest Asset Management Group LLC. Silvercrest L.P. is the sole member of Silvercrest Asset Management Group LLC and Silvercrest Asset Management Group Inc. is the general partner of Silvercrest L.P. Information and share amounts listed are derived from Silvercrest Asset Management Group LLC’s Schedule 13G/A filed with the SEC on February 14, 2017, in which Silvercrest Asset Management Group LLC states that it has shared voting power over and shared dispositive power over 1,671,859 shares of Altra’s common stock.

(5)	The address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055. Shares are held by BlackRock (Netherlands) B.V., BlackRock Advisors, LLC, BlackRock Asset Management Canada Limited, BlackRock Asset Management Ireland Limited, BlackRock Asset Management Schweiz AG, BlackRock Financial Management, Inc., BlackRock Fund Advisors, BlackRock Institutional Trust Company, N.A., BlackRock Investment Management (Australia) Limited, BlackRock Investment Management (UK) Ltd, and BlackRock Investment Management, LLC, each of which is a subsidiary of BlackRock, Inc. Information and share amounts listed are derived from BlackRock, Inc.’s Schedule 13G/A filed with the SEC on January 19, 2017, in which BlackRock, Inc. states that it has sole voting power over 1,506,697 shares of Altra’s common stock and sole dispositive power over 1,565,015 shares of Altra’s common stock.

(6)	The address of EARNEST Partners, LLC is 1180 Peachtree Street NE, Suite 2300, Atlanta, Georgia 30309. Information and share amounts listed are derived from EARNEST Partners, LLC’s Schedule 13G/A filed with the SEC on February 14, 2017, in which EARNEST Partners, LLC states that it has sole voting power over 385,152 shares of Altra’s common stock, shared voting power over 105,159 shares of Altra’s common stock and sole dispositive power over 1,560,995 shares of Altra’s common stock.

(7)	The address of JPMorgan Chase & Co. is 270 Park Avenue, New York, NY 10017. Shares are held by JPMorgan Chase & Co., JPMorgan Chase Bank, National Association and J.P. Morgan Investment Management Inc. Information and share amounts listed are derived from JPMorgan Chase & Co.’s Schedule 13G/A filed with the SEC on January 19, 2017, in which JPMorgan Chase & Co. states that it has sole voting power over 1,438,985 shares of Altra’s common stock and sole dispositive power over 1,531,138 shares of Altra’s common stock.

(8)	The address of Lazard Asset Management LLC is 30 Rockefeller Plaza, New York, New York 10112. Information and share amounts listed are derived from Lazard Asset Management LLC’s Schedule 13G filed with the SEC on February 1, 2017, in which Lazard Asset Management LLC states that it has sole voting power over 1,101,921 shares of Altra’s common stock and sole dispositive power over 1,495,448 shares of Altra’s common stock.

(9)	Includes 301,697 shares held in trust, for which Mr. Christenson serves as trustee and for which Mr. Christenson shares voting and investment power.

(10)	Includes 58,561 shares held in trust, for which Mr. Storch serves as trustee and for which Mr. Storch shares voting and investment power.

(11)	Includes 500 shares as to which Mr. Ganske shares voting and investment power with his wife and includes 3,486 shares held in trust for the benefit of Mr. Ganske’s daughters, for which Mr. Ganske’s wife serves as trustee and for which Mr. Ganske does not have voting or investment power.

(12)	Includes 70,840 shares held in trust, for which Mr. McPherson and his wife serve as trustees and for which Mr. McPherson shares voting and investment power.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires Altra’s directors, executive officers and beneficial owners of more than 10% of Altra’s equity securities (“10% Owners”) to file initial reports of their ownership of Altra’s equity securities and reports of changes in such ownership with the SEC. Directors, executive officers and 10% Owners are required by SEC regulations to furnish Altra with copies of all Section 16(a) forms they file. Based solely on a review of copies of such forms and written representations from Altra’s directors, executive officers and 10% Owners, Altra believes that for the fiscal year of 2016, all of its directors, executive officers and 10% Owners were in compliance with the disclosure requirements of Section 16(a) except for the following: (i) James H. Woodward, Jr. was late in filing a report on Form 4 for a transaction that occurred on May 4, 2016.

PROPOSAL 1. ELECTION OF DIRECTORS

The current Board of Directors is made up of seven directors each of whom’s term expires at the 2017 Annual Meeting. The following directors have been nominated by the Company’s Nominating and Corporate Governance Committee for re-election to serve for a term of one year until the 2018 Annual Meeting and until their successors have been duly elected and qualified:

Edmund M. Carpenter

Carl R. Christenson

Lyle G. Ganske

Michael S. Lipscomb

Larry P. McPherson

Thomas W. Swidarski

James H. Woodward Jr.

All of the nominees for election have consented to being named in this Proxy Statement and to serve if elected. Biographical information for each of the nominees as of the most recent practicable date, is presented below.

The Board of Directors recommends that stockholders vote FOR the election of Messrs. Carpenter, Christenson, Ganske, Lipscomb, McPherson, Swidarski and Woodward.

NOMINEES FOR DIRECTOR

Edmund M. Carpenter, 75, has been a director since March 2007. Mr. Carpenter currently serves as an operating partner to Genstar Capital. Mr. Carpenter was President and Chief Executive Officer of Barnes Group Inc. from 1998 until his retirement in December 2006. Prior to joining Barnes Group Inc., Mr. Carpenter was Senior Managing Director of Clayton, Dubilier & Rice from 1996 to 1998, and Chief Executive Officer of General Signal from 1988 to 1995. Prior to joining General Signal Corporation, Mr. Carpenter held various executive positions at ITT Corporation, including President and Chief Operating Officer. Prior to joining ITT, he held executive positions with Fruehauf Corporation and served as a partner in the management services division of Touche Ross & Company. He began his career at Michigan Bell Telephone Company. He served as a director at Campbell Soup Company from 1990 to 2014. He holds both an M.B.A. and a B.S.E. in Industrial Engineering from the University of Michigan. Having served as CEO of a diversified global manufacturing and logistical services company, Mr. Carpenter presents valuable insight into organizational and operational management issues crucial to a public manufacturing company.

Carl R. Christenson, 57, has been our Chairman since April 2014, our Chief Executive Officer since January 2009 and a director since July 2007. Prior to his current position, Mr. Christenson served as our President and Chief Operating Officer from January 2005 to December 2008. From 2001 to 2005, Mr. Christenson was the President of Kaydon Bearings, a manufacturer of custom-engineered bearings and a division of Kaydon Corporation. Prior to joining Kaydon, Mr. Christenson held a number of management positions at TB Wood’s Incorporated and several positions at the Torrington Company. Mr. Christenson served as a director at Vectra Co., f/k/a OM Group, Inc., a NYSE listed technology-driven diversified industrial company, from 2014 to 2015. Mr. Christenson holds a M.S. and B.S. degree in Mechanical Engineering from the University of Massachusetts and an M.B.A. from Rensselaer Polytechnic. In addition to more than twenty five years of experience in manufacturing companies, Mr. Christenson brings vast knowledge of the Company’s business, structure, history and culture to the Board and the CEO position.

Lyle G. Ganske, 58, has been a director since November 2007. Mr. Ganske is a Partner and M&A Worldwide Practice Leader at Jones Day. He is an advisor to significant companies, focusing primarily on M&A, takeovers, takeover preparedness, corporate governance, executive compensation, and general corporate counseling. Mr. Ganske has been involved in over 50 transactions that each had a value in excess of $1 billion and 48 proxy contests and battles for corporate control. He has experience in transactions involving regulated industries, including telecom and energy. Mr. Ganske received his J.D. from Ohio State University and his B.S.B.A. at Bowling Green State University. He currently serves on the boards of the Greater Cleveland Partnership, Rock and Roll Hall of Fame and Museum, and Flashes of Hope. Mr. Ganske is the former chair of Business Volunteers Unlimited and the Commission on Economic Inclusion. In addition to his substantial legal skills and expertise, Mr. Ganske brings to the Company’s Board well-developed business and financial acumen critical to a dynamic public company.

Michael S. Lipscomb, 70, has been a director since November 2007. Mr. Lipscomb served as Chairman and Chief Executive Officer of SIFCO Inc., a NYSE company in the aerospace business, from January 2015 to January 2017 and prior to that served as SIFCO’s Chief Executive Officer since 2010, and as a board member since 2002. As CEO, Mr. Lipscomb led SIFCO through four acquisitions, a divestiture, and a business closure. These moves resulted in SIFCO becoming a leading precision component supplier to the aerospace and energy markets. Mr. Lipscomb also serves as Managing Partner of GS Capital Investments LLC, owner of Aviation Component Solutions, a company in the aerospace aftermarket business, and JC Carter Nozzles, a supplier of refueling nozzles and other components to the LNG market. Mr. Lipscomb serves as a Board member of both Integrity Organics (2014-present), a green company in the waste reclamation business, and The Ruhlin Company (board member 1996-present, Audit Chair 1996-2004), an integrated ESOP-owned construction company. Previously, Mr. Lipscomb was a founding partner of Argo-Tech Corp. (1986-2007), where he became CEO in 1990 and Chairman in 1994. As CEO of Argo-Tech he led the company through five bank refinances and four high yield bond offerings, and successfully managed the sale of the company to Eaton Corporation in March of 2007. During his career, Mr. Lipscomb served as a Managing Director at TRW, and in various operational and engineering management roles at the Utica Tool Company and Dow Chemical. Mr. Lipscomb received his MBA from Furman University and his B.S. from Clemson University. Mr. Lipscomb brings to the Company’s Board a depth of global industrial operating experience and knowledge of organizational management essential to a public manufacturing company.

Larry P. McPherson, 71, has been a director since January 2005. Prior to joining the Board, Mr. McPherson was a Director of NSK Ltd. from 1997 until his retirement in 2004 and served as Chairman and Chief Executive Officer of NSK Europe from January 2002 to December 2003. In total he was employed by NSK Ltd. for 22 years during which time he was responsible for the major expansion of manufacturing operations in the U.S. and the reorganization and consolidation of European operations. Mr. McPherson served as Chairman and Chief Executive Officer of NSK Americas for the six years prior to his European assignment. Mr. McPherson serves as a board member of McNaughton and Gunn, Inc., a privately owned printing company. Mr. McPherson earned his MBA from Georgia State and his undergraduate degree in Electrical Engineering from Clemson University. Mr. McPherson contributes to the Company’s Board significant organizational and operational management skills combined with a wealth of experience in global manufacturing businesses.

Thomas W. Swidarski, 58, has been a director since April 2014. Mr. Swidarski has also been a director and CEO of Paragon Consulting, Inc., a website development company, since May 2016 and a director of EVERTEC, Inc., an information technology service management company, since December 2012. Mr. Swidarski previously served as the Chief Executive Officer and President of Diebold Nixdorf, Incorporated, f/k/a Diebold, Incorporated (“Diebold”), a $3 billion global leader in designing, manufacturing and distributing self-service technologies (ATMs) in over 100 countries, from October 12, 2005 to January 19, 2013. Mr. Swidarski served as Senior Vice President of Financial Self-Service Group of Diebold, from 2001 to September 2005 and served as its Chief Operating Officer from October 12, 2005 to December 2005. Mr. Swidarski also held various strategic development and marketing positions at Diebold since 1996. Prior to Diebold, he held various positions within the financial industry for nearly 20 years focusing on marketing, product management, retail bank profitability, branding and retail distribution. Mr. Swidarski served as a Director of Diebold from December 12, 2005 to January 8, 2013. He holds a BA in marketing from the University of Dayton and an MBA in business management from Cleveland State University. Having served as Chief Executive Officer of a global provider of technology and services to a wide range of businesses, Mr. Swidarski brings to the Company’s Board valuable insight into organizational management, global business, financial matters and marketing matters.

James H. Woodward, Jr., 64, has been a director since March 2007. From March 2009 to October 2011, Mr. Woodward served as Senior Vice President and Chief Financial Officer of Accuride Corporation. Previously, Mr. Woodward served as Executive Vice President and Chief Financial Officer and Treasurer of Joy Global Inc. from January 2007 until February 2008. Prior to joining Joy Global Inc., Mr. Woodward was Executive Vice President and Chief Financial Officer of JLG Industries, Inc. from August 2000 until its sale in December 2006. Prior to JLG Industries, Inc., Mr. Woodward held various financial and operational positions at Dana Incorporated, f/k/a Dana Corporation, since 1982. Mr. Woodward is a Certified Public Accountant and holds a B.A. degree in Accounting from Michigan State University. Mr. Woodward’s depth and breadth of exposure to complex issues from his long and distinguished career in the manufacturing industry make him a skilled advisor who provides critical insight into organizational and operational management, global business and financial matters.

BOARD OF DIRECTORS

Board of Directors Composition

Our bylaws provide that the size of the Board of Directors shall be determined from time to time by our Board of Directors. Our Board of Directors currently consists of seven members. Each of our executive officers and directors, other than non-employee directors, devotes his or her full time to our affairs. Our non-employee directors devote the amount of time to our affairs as necessary to discharge their duties. Edmund M. Carpenter, Lyle G. Ganske, Michael S. Lipscomb, Larry P. McPherson, and Thomas W. Swidarski are each “independent” within the meaning of the Marketplace Rules of the NASDAQ Global Market (the “NASDAQ Rules”) and the federal securities laws and collectively constitute a majority of our Board of Directors.

Committees of the Board of Directors

Pursuant to our bylaws, our Board of Directors is permitted to establish committees from time to time as it deems appropriate. To facilitate independent director review and to make the most effective use of our directors’ time and capabilities, our Board of Directors has established the following committees: the Audit Committee, the Personnel and Compensation Committee and the Nominating and Corporate Governance Committee. The charter of each of the committees discussed below is available on our website at ir.altramotion.com/corporate-governance.cfm. Printed copies of these charters may be obtained, without charge, by contacting the Corporate Secretary, Altra Industrial Motion Corp., 300 Granite Street, Suite 201, Braintree, Massachusetts 02184, telephone (781) 917-0600. The membership and function of each committee are described below.

Audit Committee

The primary purpose of the Audit Committee is to assist the Board’s oversight of:

•	the integrity of our financial statements and reporting;

•	our independent auditors’ qualifications, independence and performance;

•	our internal controls and risk management;

•	our compliance with legal and regulatory requirements;

•	the performance of our internal audit function;

•	the preparation of all reports and disclosure required or appropriate including the disclosure required by Item 407(d)(3)(i) of Regulation S-K; and

•	legal, ethical and regulatory compliance including application of our Code of Business Conduct and Ethics.

The Audit Committee was established in accordance with Section 3(a)(58)(A) of the Exchange Act and currently consists of Messrs. Ganske, Carpenter and Lipscomb. Mr. Ganske serves as chairman of our Audit Committee. Mr. Carpenter, Mr. Lipscomb and Mr. Ganske qualify as independent “audit committee financial experts” as such term has been defined by the SEC in Item 407 of Regulation S-K. We believe that the composition of our audit committee meets the criteria for independence under, and the functioning of our audit committee complies with the applicable requirements of, the NASDAQ Rules and federal securities law.

Personnel and Compensation Committee

The primary purpose of our Personnel and Compensation Committee (the “Compensation Committee”) is to establish and review our overall compensation philosophy and policy, to establish and review our director compensation philosophy and policy, and to review and approve corporate goals and objectives relevant to compensation of the Company’s executive officers. In addition, the Compensation Committee oversees our employee benefit plans and practices and produces a report on executive compensation as required by SEC rules. The Compensation Committee may form, and delegate any of its responsibilities to, a subcommittee so long as such subcommittee is solely comprised of one or more members of the Compensation Committee.

The Compensation Committee has the authority, pursuant to its charter, to retain outside counsel, compensation consultants or other advisors to assist it in carrying out its activities. The Compensation Committee retains Frederic W. Cook & Co., Inc. (“FW Cook”), as the Compensation Committee’s independent compensation consultant.

Messrs. Carpenter, McPherson and Swidarski serve on the Compensation Committee, each of whom is a non-employee member of our Board of Directors and independent within the meaning of the NASDAQ Rules. Mr. Carpenter serves as chairman of the Compensation Committee. We believe that the composition of our Compensation Committee meets the criteria for independence under, and the functioning of our Compensation Committee complies with the applicable requirements of, the NASDAQ Rules.

Compensation Policies and Practices Regarding Risk Taking

The Company has considered its compensation policies and practices for its employees and concluded that the policies and practices do not give rise to risks that are reasonably likely to have a material adverse effect on the Company. This conclusion was based on the assessment performed by the Company’s management and was reviewed by the Compensation Committee of the Company’s Board of Directors.

Nominating and Corporate Governance Committee

The primary purpose of the Nominating and Corporate Governance Committee is to:

•	identify and recommend to the Board individuals qualified to serve as directors of our company and on committees of the Board;

•	advise the Board with respect to Board composition, procedures and committees;

•	develop and recommend to the Board a set of corporate governance principles and guidelines applicable to us; and

•	oversee the evaluation of the Board and our management.

Messrs. McPherson, Ganske and Lipscomb serve on the Nominating and Corporate Governance Committee, each of whom is a non-employee member of our Board of Directors and independent within the meaning of the NASDAQ Rules. Mr. McPherson serves as chairman of the Nominating and Corporate Governance Committee. We believe that the composition of our Nominating and Corporate Governance Committee meets the criteria for independence under, and the functioning of our Nominating and Corporate Governance Committee complies with the applicable requirements of, the NASDAQ Rules. Please see the section entitled “Corporate Governance” herein for further discussion of the roles and responsibilities of the Nominating and Corporate Governance Committee.

Board, Committee and Annual Meeting Attendance

For the fiscal year ended December 31, 2016, the Board and its Committees held the following aggregate number of regular and special meetings:

Board	6
Audit Committee	5
Personnel and Compensation Committee	1
Nominating and Corporate Governance Committee	3

Each of our directors attended 75% or more of the aggregate number of the meetings of the Board and of the Committees on which he served during the year.

The independent members of the Board, and each of the three standing committees of the Board, met in independent director sessions without the Chairman, Chief Executive Officer or members of management present at least four (4) times during 2016.

The Board has adopted a policy pursuant to which directors are expected to attend the Annual Meeting of Stockholders in the absence of a scheduling conflict or other valid reason. All of our directors serving at such time attended the 2016 Annual Meeting of Stockholders in person.

Board Leadership Structure and Board Oversight of Risk Management

Pursuant to our bylaws, our Board of Directors determines the best board leadership structure for the Company from time to time by appointing the Chairman of the Board. As part of our annual board self-evaluation process, the Board evaluates our leadership structure to ensure that it provides the optimal structure for the Company and stockholders. While we recognize that different board leadership structures may be appropriate for companies in different situations, we believe our current leadership structure, with Mr. Christenson serving as Chairman and CEO and with independent Board leadership provided by the appointment of a Lead Director, is the optimal structure for the Company.

Edmund M. Carpenter, who has served on the Board since 2007, currently serves as the Lead Director. The Board believes that a Lead Director improves the Board’s overall performance by improving the efficiency of the Board’s oversight and governance responsibilities and by enhancing the relationship between the Chief Executive Officer and the independent directors. The Lead Director acts as an intermediary between the Board and senior management. Among other things, the Lead Director is responsible, along with the Chairman, for facilitating communication among Directors and between the Board and the Chief Executive Officer, for working with the Chief Executive Officer and the Board to set the agenda for Board meetings, and for working with the Chief Executive Officer to provide an appropriate information flow to the Board. The Lead Director is also responsible for presiding over and setting the agenda for executive sessions of the Board and independent director meetings. The Lead Director is expected to foster a cohesive Board that cooperates with the Chief Executive Officer towards the ultimate goal of creating shareholder value.

Our Board of Directors currently has six members (five of which are independent) in addition to the Chairman and CEO. A number of the members of our Board of Directors are currently serving or have served as members of senior management of other public companies and have served as directors of other public companies. We have three board committees comprised solely of independent directors. We believe that the number of independent, experienced directors that make up our Board of Directors, along with the oversight of the Board of Directors by the Lead Director, provides our management with appropriate oversight, leadership and guidance. In addition, our non-employee directors meet in executive session, led by our Lead Director, without management present as frequently as they deem appropriate, typically at the time of each regular board meeting.

Our Board is responsible for overseeing our risk management. The Board’s role in the Company’s risk oversight process includes receiving regular reports from members of senior management on areas of material risk to the Company, including operational, financial, legal and regulatory, and strategic and reputational risks. The full Board (or the appropriate committee in the case of risks that are under the purview of a particular committee) receives these reports from the appropriate person within the Company to enable the Board to understand our risk identification, risk management and risk mitigation strategies. When a committee receives the report, the chairman of the relevant committee reports on the discussion to the full Board during the committee reports portion of the next Board meeting. This enables the Board and its Committees to coordinate the risk oversight role, particularly with respect to risk interrelationships. The Audit Committee also discusses guidelines and policies to govern the process by which risk management is handled. The Audit Committee discusses the Company’s major risk exposures and the steps management has taken to monitor and control such exposures. The Board believes that the work undertaken by the full Board, together with the work undertaken by the Audit Committee and the other committees, enables the Board to effectively oversee the Company’s risk management function.

Director Compensation

In 2014, the Compensation Committee engaged the services of FW Cook, an independent compensation consultant, to review the design and competitiveness of the Company’s non-employee director compensation program. FW Cook’s review found that while the Company’s non-employee director compensation program structure was generally consistent with peer group policies and emerging trends, total director compensation was below the 25th percentile of peer group practice.

Standard Board Fees

Our non-employee directors receive the following standard cash compensation:

•	Annual Retainer Fee: $60,000 (payable in equal quarterly installments);

•	Lead Director: $10,000;

•	Chairman of the Audit Committee: $8,000;

•	Chairman of the Compensation Committee: $5,000; and

•	Chairman of the Nominating and Corporate Governance Committee: $5,000.

Directors may elect to receive, in lieu of their regular cash compensation as outlined above, an amount of shares of Company stock equal in value to the cash compensation that otherwise would be paid at the time such cash compensation would have been payable.

In addition, during 2016 each of the non-employee directors received grants of restricted stock with an annual value equal to $60,000 paid in four equal quarterly installments with each such quarterly grant vesting immediately. To move non-employee director compensation, which FW Cook found was below the 25th percentile of peer group practice, towards the median, in 2017 each of the non-employee directors will receive grants of restricted stock with an annual value equal to $80,000 paid in four equal quarterly installments with each such quarterly grant vesting immediately.

All members of our Board of Directors are reimbursed for their usual and customary expenses incurred in connection with attending all Board and other committee meetings.

The following table sets forth information concerning compensation paid to our non-employee directors during the fiscal year ended December 31, 2016.

Non-Employee Director Compensation Table for Fiscal Year 2016

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)(1)(2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Edmund M. Carpenter	72,500	(3)	60,000	—	—	132,500
Lyle G. Ganske	70,500	(3)(4)	60,000	—	—	130,500
Michael S. Lipscomb	60,000		60,000	—	—	120,000
Larry P. McPherson	65,000		60,000	—	—	125,000
Thomas W. Swidarski	60,000		60,000	—	—	120,000
James H. Woodward Jr.	60,000	(3)(4)	60,000	—	—	120,000

(1)	These amounts reflect the aggregate grant date fair value of restricted stock awards granted in fiscal year 2016 in accordance with ASC Topic 718. For additional information on the valuation assumptions regarding the restricted stock awards, refer to Note 10 to our financial statements for the year ended December 31, 2016, which are included in our Annual Report on Form 10-K for the year ended December 31, 2016 filed with the SEC.

(2)	Stock grants to non-employee directors are paid in four equal quarterly installments. As of December 31, 2016, there were no outstanding unvested stock awards to non-employee directors.

(3)	Mr. Ganske’s term as Lead Director concluded in the second quarter of 2016 and Mr. Carpenter was appointed as Lead Director to succeed Mr. Ganske. As a result, for 2016 Mr. Ganske and Mr. Carpenter each received a portion of the $10,000 Lead Director fee with Mr. Ganske receiving $2,500 and Mr. Carpenter receiving $7,500.

(4)	Mr. Ganske and Mr. Woodward elected to receive, in lieu of regular cash compensation, an amount of shares of Company stock equal in value to the cash compensation that otherwise would be paid at the time such cash compensation would otherwise have been payable for all or a portion of 2016. As a result, for 2016, all of Mr. Ganske’s cash retainer and $15,000 of Mr. Woodward’s cash retainer were paid in shares of Company stock.

Stock Ownership Guidelines

Our Board of Directors established stock ownership guidelines applicable to the Company’s non-employee directors pursuant to which each non-employee director should retain the value of Company stock equivalent to three (3) times his annual cash retainer. All of the Company’s non-employee directors have a five (5) year period to accumulate these specific values.

The following categories satisfy a participant’s ownership guidelines: (i) shares of common stock owned directly; (ii) shares of common stock owned indirectly (e.g., by a spouse or a trust); (iii) shares of common stock represented by amounts invested in a 401(k) plan or deferred compensation plan maintained by the Company or an affiliate; and (iv) restricted stock (vested and unvested), earned performance shares (vested and unvested), restricted stock units (vested and unvested), or phantom stock. Unexercised options, unearned performance shares, and pledged shares are not counted toward meeting the guidelines.

The Company’s Board of Directors has the discretion to enforce the stock ownership guidelines on a case-by-case basis. Violations of the Company’s stock ownership guidelines may, without limitation and in the Board’s discretion, result in the participant not receiving future grants of long-term incentive plan awards or annual equity retainer or result in the participant being required to retain all or a portion of future grants of long-term incentive plan awards or annual equity retainers until compliance is achieved.

Compensation Committee Interlocks and Insider Participation.

During our last completed fiscal year, no member of the Compensation Committee was an employee, officer or former officer of Altra. None of our executive officers served on the board of directors or compensation committee of any entity in 2016 that had an executive officer serving as a member of our Board or Compensation Committee.

Certain Relationships and Related Transactions

Transactions with Directors and Management

Under our Code of Business Conduct and Ethics, all transactions involving a conflict of interest, including holding a financial interest in a significant supplier, customer or competitor of the Company, are generally prohibited. However, holding a financial interest of less than 2% in a publicly held company and other limited circumstances are excluded transactions. Our directors and officers are prohibited from using his or her position to influence the Company’s decision relating to a transaction with a significant supplier, customer, or competitor to which he or she is affiliated. Our Audit Committee Charter provides that the Audit Committee shall review, discuss and approve any transactions or courses of dealing with related parties that are significant in size or involve terms or other aspects that differ from those that would likely be negotiated with independent parties.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and executive officers. We believe that these agreements are necessary to attract and retain qualified persons as directors and executive officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We also intend to enter into indemnification agreements with our future directors and executive officers.

Corporate Governance

The Nominating and Corporate Governance Committee’s Role and Responsibilities

Primary responsibility for Altra’s corporate governance practices rests with the Nominating and Corporate Governance Committee (the “Governance Committee”). The Governance Committee is responsible for, among other things, (i) overseeing the Company’s policies and procedures for the Board’s nomination of persons to stand for election to serve on the Board of Directors by stockholders and consideration of any stockholder nominations of persons to stand for election to the Board of Directors; (ii) identifying, screening and reviewing individuals qualified to serve as directors and recommending candidates for nomination for election or to fill vacancies; (iii) reviewing annually the composition and size of the Board; (iv) aiding the Board and its committees in their annual self-evaluations; (v) developing, recommending and overseeing implementation of the Company’s corporate governance guidelines and principles; (vi) reviewing, monitoring and addressing conflicts of interest of directors and executives officers; and (vii) reviewing on a regular basis the overall corporate governance of the Company and recommending improvements when necessary. Described below are some of the significant corporate governance practices that have been instituted by the Board of Directors at the recommendation of the Governance Committee.

Director Independence

The Governance Committee annually reviews the independence of all directors and reports its findings to the full Board. The Governance Committee has determined that the following director nominees are independent within the meaning of the NASDAQ Rules and relevant federal securities laws and regulations: Edmund M. Carpenter, Lyle G. Ganske, Michael S. Lipscomb, Larry P. McPherson and Thomas W. Swidarski.

Board Evaluation

The Board of Directors has adopted a policy whereby the Governance Committee will assist the Board and its committees in evaluating their performance and effectiveness on an annual basis. As part of this evaluation, the Governance Committee assesses the progress in the areas targeted for improvement during previous evaluations, and develops recommendations to enhance the respective Board or committee effectiveness over the next year.

Director Nomination Process

The Governance Committee reviews the skills, characteristics and experience of potential candidates for election to the Board of Directors and recommends nominees for director to the full Board for approval. In addition, the Governance Committee assesses the overall composition of the Board of Directors, including factors such as size, composition, diversity, skills, significant experience and time commitment to Altra.

It is the Governance Committee’s policy to utilize a variety of means to identify prospective nominees for the Board, and it considers referrals from other Board members, management, stockholders and other external sources such as retained executive search firms. The Governance Committee utilizes the same criteria for evaluating candidates irrespective of their source.

The Governance Committee believes that any nominee must meet the following minimum qualifications:

•	Candidates should be persons of high integrity who possess independence, forthrightness, inquisitiveness, good judgment and strong analytical skills.

•	Candidates should demonstrate a commitment to devote the time required for Board duties including, but not limited to, attendance at meetings.

•	Candidates should possess a team-oriented ethic consistent with Altra’s core values, and be committed to the interests of all stockholders as opposed to those of any particular constituency.

The Governance Committee seeks nominees with a broad diversity of experience, professions, skills, geographic representation and backgrounds. Accordingly, when considering director candidates, the Governance Committee will seek individuals with backgrounds and qualities that, when combined with those of Altra’s other directors, provide a blend of skills and experience that will further enhance the Board’s effectiveness. The Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. Nominees are not discriminated against on the basis of race, religion, national origin, sexual orientation, disability, or any other basis proscribed by law.

To recommend a candidate for consideration, a stockholder should submit a written statement of the qualifications of the proposed nominee, including full name and address, to the Nominating and Corporate Governance Committee Chairman, c/o Altra Industrial Motion Corp., 300 Granite Street, Suite 201, Braintree, Massachusetts 02184.

Corporate Governance Guidelines

The Governance Committee has developed and recommended the Company’s Statement of Governance Principles, Policies and Procedures (the “Governance Principles”) which has been approved by our full Board. Altra’s Governance Principles are available on the Company’s website at http://ir.altramotion.com/corporate-governance.cfm.

Majority Voting Policy in Uncontested Director Elections

Our Board has adopted a majority voting policy in uncontested director elections which is set forth in Altra’s Governance Principles. Under the policy, any nominee for Director who receives a greater number of votes “withheld” from his or her election than votes “for” his or her election (a “Majority Withheld Vote”) in an election of Directors that is not a contested election is expected to tender his or her resignation as a Director to the Board promptly following the certification of the election results. The Governance Committee will consider each resignation tendered under the policy and recommend to the Board whether to accept or reject it. The Board will act on each tendered resignation, taking into account the Governance Committee’s recommendation, within 90 days following the certification of the election results.

Business Conduct and Compliance

Altra maintains a Code of Business Conduct and Ethics (the “Code of Ethics”) that is applicable to all directors, officers and employees of the Company. It sets forth Altra’s policies and expectations on a number of topics, including conflicts of interest, protection and proper use of company assets, relationships with customers and vendors (business ethics), accounting practices, and compliance with laws, rules and regulations. A copy of the Code of Ethics is available on the Company’s website at http://ir.altramotion.com/corporate-governance.cfm. Individuals can report suspected violations of the Altra Industrial Motion Corp. Code of Ethics anonymously by contacting the Altra Compliance and Ethics Hotline at (800) 826-6762.

Altra also maintains policies regarding insider trading and communications with the public (the “Insider Trading Policy”) and procedures for the Audit Committee regarding complaints about accounting matters (the

“Whistleblower Policy”). The Insider Trading Policy sets forth the Company’s limitations regarding trading in Company securities and the handling of non-public material information. The policy is applicable to directors, officers and employees of Altra and is designed to help ensure compliance with federal securities laws. The Insider Trading Policy prohibits the pledging of shares effective as of February 12, 2013, but this prohibition does not apply to pledges of the Company’s securities in effect prior to February 12, 2013. The Insider Trading Policy does require, however, that existing pledges be minimized and terminated as soon as practicable. The Whistleblower Policy was established to set forth the Audit Committee’s procedures to receive, retain, investigate and act on complaints and concerns of employees and stockholders regarding accounting, internal accounting controls and auditing matters, including complaints regarding attempted or actual circumvention of internal accounting controls. Accounting complaints may be made directly to the Chairman of the Audit Committee in writing as follows: Audit Committee Chairman, c/o Altra Industrial Motion Corp., 300 Granite Street, Suite 201, Braintree, Massachusetts 02184. A copy of the Audit Committee’s Whistleblower Policy and procedures may be requested from the Corporate Secretary, Altra Industrial Motion Corp., 300 Granite Street, Suite 201, Braintree, Massachusetts 02184.

Succession Planning

The Board of Directors recognizes that a sudden or unexpected change in leadership could cause the Company to experience management transition issues that could adversely affect the Company’s operations, relations with employees and results. The Governance Committee has developed and periodically reviews a succession plan for the Chief Executive Officer position and other key executive positions.

Communication with Directors

Stockholders or other interested parties wishing to communicate with the Board, the non-employee directors, or any individual director may do so by contacting the Lead Director of the Board by mail, addressed to Lead Director, c/o Altra Industrial Motion Corp., 300 Granite Street, Suite 201, Braintree, Massachusetts 02184.

All communications to the Board will remain unopened and be promptly forwarded to the Lead Director, who shall in turn forward them promptly to the appropriate director(s). Such items as are unrelated to a director’s duties and responsibilities as a Board member may be excluded from this policy by the Lead Director, including, without limitation, solicitations and advertisements; junk mail; product-related communications; job referral materials such as resumes; surveys; and material that is determined to be illegal or otherwise inappropriate. Before being discarded, the director(s) to whom such information is addressed is generally informed that the information has been removed, and that it will be made available to such director(s) upon request.

OUR EXECUTIVE OFFICERS

The following table sets forth names, ages and positions of the persons who are our executive officers as of March 14, 2017:

Name	Age	Position
Carl R. Christenson	57	Chairman and Chief Executive Officer
Christian Storch	57	Vice President and Chief Financial Officer
Glenn E. Deegan	50	Vice President, Legal and Human Resources, General Counsel and Secretary
Gerald P. Ferris	67	Vice President of Global Sales
Todd B. Patriacca	47	Vice President of Finance, Corporate Controller and Treasurer
Craig Schuele	53	Vice President of Marketing and Business Development

Carl R. Christenson, 57, has been our Chairman since April 2014, our Chief Executive Officer since January 2009, and a director since July 2007. Prior to his current position, Mr. Christenson served as our President and Chief Operating Officer from January 2005 to December 2008. From 2001 to 2005, Mr. Christenson was the President of Kaydon Bearings, a manufacturer of custom-engineered bearings and a division of Kaydon Corporation. Prior to joining Kaydon, Mr. Christenson held a number of management positions at TB Wood’s Incorporated and several positions at the Torrington Company. Mr. Christenson served as a director at Vectra Co., f/k/a OM Group, Inc., a NYSE listed technology-driven diversified industrial company, from 2014 to 2015. Mr. Christenson holds a M.S. and B.S. degree in Mechanical Engineering from the University of Massachusetts and an M.B.A. from Rensselaer Polytechnic.

Christian Storch, 57, has been our Chief Financial Officer since December 2007. From 2001 to 2007, Mr. Storch was the Vice President and Chief Financial Officer at Standex International Corporation (“Standex International”). Mr. Storch also served on the Board of Directors of Standex International from October 2004 to December 2007. Mr. Storch also served as Standex International’s Treasurer from 2003 to April 2006 and Manager of Corporate Audit and Assurance Services from July 1999 to 2003. Prior to Standex International, Mr. Storch was a Divisional Financial Director and Corporate Controller at Vossloh AG, a publicly held German transport technology company. Mr. Storch has also previously served as an Audit Manager with Deloitte & Touche, LLP. Mr. Storch holds a degree in business administration from the University of Passau, Germany.

Glenn E. Deegan, 50, has been our Vice President, Legal and Human Resources, General Counsel and Secretary since June 2009. Prior to his current position, Mr. Deegan served as our General Counsel and Secretary since September 2008. From March 2007 to August 2008, Mr. Deegan served as Vice President, General Counsel and Secretary of Averion International Corp., a publicly held global provider of clinical research services. Prior to Averion, from June 2001 to March 2007, Mr. Deegan served as Director of Legal Affairs and then as Vice President, General Counsel and Secretary of MacroChem Corporation, a publicly held specialty pharmaceutical company. From 1999 to 2001, Mr. Deegan served as Assistant General Counsel of Summit Technology, Inc., a publicly held manufacturer of ophthalmic laser systems. Mr. Deegan previously spent over six years engaged in the private practice of law and also served as law clerk to the Honorable Francis J. Boyle in the United States District Court for the District of Rhode Island. Mr. Deegan holds a B.S. from Providence College and a J.D. from Boston College.

Gerald P. Ferris, 67, has been our Vice President of Global Sales since May 2007 and held the same position with Power Transmission Holdings, LLC, our predecessor, since March 2002. He is responsible for the worldwide sales of our broad product platform. Mr. Ferris joined our predecessor in 1978 and since joining has held various positions. He became the Vice President of Sales for Boston Gear in 1991. Mr. Ferris holds a B.A. degree in Political Science from Stonehill College.

Todd B. Patriacca, 47, has been our Vice President of Finance, Corporate Controller and Treasurer since February 2010. Prior to his current position, Mr. Patriacca served as our Vice President of Finance, Corporate Controller and Assistant Treasurer since October 2008 and previous to that, as Vice President of Finance and Corporate Controller since May 2007 and as Corporate Controller since May 2005. Prior to joining us, Mr. Patriacca was Corporate Finance Manager at MKS Instruments Inc. (“MKS”), a semi-conductor equipment manufacturer since March 2002. Prior to MKS, Mr. Patriacca spent over ten years at Arthur Andersen LLP in the Assurance Advisory practice. Mr. Patriacca is a Certified Public Accountant and holds a B.A. in History from Colby College and an M.B.A. and an M.S. in Accounting from Northeastern University.

Craig Schuele, 53, has been our Vice President of Marketing and Business Development since May 2007 and held the same position with our predecessor since July 2004. He is responsible for global marketing as well as coordinating Altra’s merger and acquisition activity. Prior to his current position, Mr. Schuele was our Vice President of Marketing since March 2002, and previous to that he was our Director of Marketing. Mr. Schuele joined our predecessor in 1986 and holds a B.S. degree in Management from Rhode Island College.

COMPENSATION DISCUSSION AND ANALYSIS

The following discussion provides an overview and analysis of our compensation programs and policies and the major factors that shape the creation and implementation of those policies. In this discussion and analysis, and in the more detailed tables and narrative that follow, we will discuss compensation and compensation decisions for fiscal 2016 relating to the following persons, whom we refer to as our named executive officers:

Carl R. Christenson, Chairman and Chief Executive Officer;

Christian Storch, Chief Financial Officer;

Gerald P. Ferris, Vice President of Global Sales;

Glenn E. Deegan, Vice President, Legal and Human Resources, General Counsel and Secretary; and

Craig Schuele, Vice President of Marketing and Business Development.

Executive Summary

Overview

The Compensation Committee believes that executive compensation should be structured to encourage and reward performance that leads to meaningful results for the Company. Both our cash and equity incentive compensation programs are tied primarily to performance metrics designed to measure sales and earnings growth and working capital management of Altra. Our strategy is to compensate our executives at competitive levels through programs that emphasize performance-based incentive compensation in the form of annual cash payments and equity-based awards. Our executives have the opportunity to earn above-median compensation for above-market performance while below-market performance will result in below-median compensation.

Operating Performance

During 2016, ongoing challenges in the economy and certain of our key end markets, coupled with changes in foreign exchange rates, contributed to a decline in net sales of approximately 5%. Despite this challenging environment, our efforts to manage our cost structure allowed us to increase gross profit as a percentage of net sales, to generate strong operating cash flow of $76.6 million, and to continue to return funds to our shareholders through the payment of our dividend. In addition, during 2016 we continued to execute our business simplification plan which we believe can improve operating performance by streamlining our divisional structure, having fewer but larger facilities, and simplifying and improving our supply chain. On December 30, 2016, we completed our acquisition of the Stromag business, which is expected to be accretive in the first 12 months of operations. We financed the Stromag acquisition by amending and expanding our existing credit facility and, in connection with this financing, we executed multiple cross-currency interest rate swaps that provide a lower effective interest rate for the next three years. We also further strengthened our balance sheet by issuing a notice to redeem our outstanding 2.75% Convertible Senior Notes due 2031, all of which were converted or redeemed by January 12, 2017. Finally, our stock price increased significantly during 2016 and this increase, together with our quarterly dividends, resulted in a total shareholder return for 2016 that exceeded 45%

Our 2016 non-GAAP adjusted EBITDA was approximately $97.5 million, which was in line with the non-GAAP adjusted EBITDA target of $96.7 million, our 2016 working capital turns were 4.33, which exceeded the working capital management target of 4.12, and our non-GAAP adjusted diluted earnings per share of $1.56 exceeded the non-GAAP adjusted diluted earnings per share target of $1.44, resulting in an annual cash incentive payout equal to approximately 127.5% of target under our Management Incentive Compensation Plan for our named executive officers. Our return on invested capital (“ROIC”) for 2016 was approximately 10.2%, which exceeded our 2016 ROIC target of 9.6%. As a result, our named executive officers received payouts equal to approximately 164.17% of target for the portion of their performance share awards tied to 2016 ROIC.

Elements of Compensation

Total compensation for our executive officers consists of the following elements of pay:

•	Base salary;

•	Annual cash incentive bonus dependent on our financial performance and achievement of performance objectives;

•	Long-term incentive compensation through grants of equity-based awards, which have traditionally been in the form of restricted stock and performance share awards;

•	Participation in retirement benefits through a 401(k) Savings Plan;

•	Severance benefits payable upon termination under specified circumstances to our key executive officers;

•

Medical and dental benefits that are available to substantially all our employees. We share the expense of such health benefits with our employees, with the cost depending on the level of benefits coverage an employee elects to receive. Our health plan offerings are the same for our executive officers and our other non-executive employees; and

•

Our named executive officers are provided with the same short-term and long-term disability insurance benefits as our other salaried employees. Additionally, our named executive officers are provided with life insurance and supplemental long-term disability benefits that are not available to all salaried employees.

2016 Compensation Structure

The Compensation Committee received a series of reports from FW Cook during the second half of 2014 (the “2014 FW Cook Reports”), which among other things: (i) recommended certain changes to the Company’s compensation peer group; (ii) indicated that certain executive officer base salaries were below, and in some cases were significantly below, median market levels and could be increased to more closely reflect market median levels as part of the Company’s annual salary review process; and (iii) that the total target annual compensation (the sum of base salary and target bonus) and the total target direct compensation (the sum of base salary, target bonus and the annualized grant date present value of long-term incentive grants) for the Company’s executive officers were below, and in some cases were significantly below, market median levels.

Based on its review of the compensation of the Company’s executives, and taking into account the findings and recommendations in the 2014 FW Cook Reports, the Compensation Committee approved certain changes to compensation levels and structure for 2015. For 2016, our compensation levels and structure continued to reflect the changes implemented in 2015 including, without limitation, the following:

•

The Company’s compensation peer group for 2016 remained consistent with its 2015 peer group and the recommendations contained in the 2014 FW Cook Reports with the exception of the removal of OM Group, Inc., which was acquired by funds managed by Apollo Global Management, LLC during 2015, from the peer group;

•

Modifications to base salary, total target annual compensation and total target direct compensation levels were made in 2015 to move the compensation of the Company’s executives closer to market median levels and peer group practice. These changes continue to be reflected in our 2016 compensation levels and structure. We estimate that our 2016 total target direct compensation levels were 10% to 15% below the market median based on the 2014 FW Cook Reports;

•

Although the general structure of the Company’s Management Incentive Compensation Program was retained, a provision was added in 2015, and retained for 2016, to limit the maximum award under the plan to 2.0x the target award for the Company’s executives; and

•

The Company’s 2016 long term incentive program included a performance share component based on relative total shareholder return measured over a three (3) year period to better align executive compensation with the return received by the Company’s stockholders.

•

For 2016, one-third of the Chief Executive Officer’s target long term incentive award is comprised of performance shares and one-half of the other named executive officers’ target long term incentive award is comprised of performance shares.

Practices and Policies to Promote Effective Compensation Governance

Examples of practices and policies that the Committee has implemented to ensure effective governance of compensation plans include:

•	We maintain rigorous share ownership guidelines which are applicable to all executives and non-employee directors, as appropriate.

•

We provide double trigger change-in-control protection to our executive officers in which they may be entitled to severance benefits in the event of a change-in-control of the Company and qualifying employment termination. In addition, performance share awards granted under the 2014 Omnibus Incentive Plan also provide for double trigger change-in-control vesting.

•	The Compensation Committee has the authority to hire independent counsel and other advisors and the Committee has engaged its own independent compensation consultant.

•	The Compensation Committee has conducted a review and assessment of risk as it relates to our compensation policies and practices.

•	Our Policy on Insider Trading prohibits hedging and short sale transactions and no director or officer may pledge Company securities as collateral.

•

The Company has adopted a clawback policy that permits us to seek to recover certain amounts of incentive compensation under certain circumstances. Refer to the section entitled “Clawback Policy” for a description of the Company’s clawback policy.

Personnel and Compensation Committee

The Compensation Committee of the Board of Directors, as further discussed in this Proxy Statement under the caption “Committees of the Board of Directors,” has responsibility for establishing, implementing and monitoring adherence with the Company’s compensation program. The role of the Compensation Committee is to oversee, on behalf of the Board and for the benefit of the Company and its stockholders, the Company’s compensation and benefit plans and policies, to review and approve equity grants to directors and executive officers and to determine and approve annually all compensation relating to the CEO and the other executive officers of the Company. The Compensation Committee utilizes the Company’s Human Resources Department and reviews data from market surveys and proxy statements to assess the Company’s competitive position with respect to base salary, annual incentives and long-term incentive compensation. The Compensation Committee has the authority to engage the services of independent compensation consultants and engaged Frederic W. Cook & Co., Inc. (“FW Cook”) in 2011 and again in 2014 to conduct reviews of the competitiveness of the Company’s executive and non-employee director compensation programs and also engaged FW Cook to review the Company’s change in control agreements with its executives in 2015. The Compensation Committee meets annually to review executive compensation programs, determine compensation levels and performance targets, review management performance, and approve final executive bonus distributions.

Objectives of Our Compensation Programs

We believe that compensation paid to executive officers should be closely aligned with the performance of the Company on both a short-term and long-term basis, and that such compensation should assist the Company in attracting and retaining key executives critical to the Company’s success. To this end, our compensation program for executive officers is structured to achieve the following objectives:

Recruiting and Retention of Talented Professionals

We believe that it is primarily the dedication, creativity, competence and experience of our workforce that enables us to compete, given the realities of the industry in which we operate. We aim to compensate our executives at competitive levels in order to attract and retain highly qualified professionals critical to our success. There are many important factors in attracting and retaining qualified individuals. Compensation is one of them but not the only one.

Alignment of Individual and Short-Term and Long-Term Organizational Goals

We seek to align the short-term interests of our executives with those of our stockholders by structuring a significant portion of executive compensation as a performance-based bonus. In particular, the level of cash incentive compensation is determined by the use of annual performance targets, which we believe encourages superior short-term performance and operating results for the organization.

We strive to align the long-term interests of our executives with those of our stockholders and foster an ownership mentality in our executives by giving them a meaningful stake in our success through our equity incentive programs. Our equity compensation program for executives is designed to link the long-term compensation levels of our executives to the creation of lasting stockholder value.

What We Reward, Why We Pay Each Element of Compensation and How Each Element Relates to Our Compensation Objectives

Base salary, as well as other benefits such as 401(k) participation, severance, health care and life and disability insurance, are intended to provide a level of income and benefits commensurate with the executive’s position, responsibilities and contributions to the Company. We believe the combined value of base salary, annual cash incentives and other fringe benefits should be competitive with the salary, bonus and general benefits provided to similarly situated executives in the industry.

We compensate our executives through programs that emphasize performance-based incentive compensation. We have structured annual cash and long-term equity compensation to motivate executives to achieve the business goals set by us and reward the executives for achieving such goals. Depending on the executive, target annual cash incentives comprise approximately 19%-23% of target total direct compensation and target long term incentives comprise approximately 38%-58% of target total direct compensation.

Through our annual cash bonus program, we attempt to tailor performance goals to our current priorities and needs. Through our long-term, non-cash incentive compensation, we attempt to align the interests of our executive officers with those of our stockholders by rewarding our executives based on increases in our stock price over time through awards of restricted stock and performance shares.

How We Determine the Amounts We Pay

The Compensation Committee utilizes the Company’s Human Resources Department and reviews data from market surveys and proxy statements to assess the Company’s competitive position with respect to base salary, annual incentives and long-term incentive compensation. The Compensation Committee engaged FW Cook in 2011 and again in 2014 to assist it in assessing and recommending changes to the Company’s compensation peer group and to conduct reviews of the competitiveness of the Company’s executive and non-employee director compensation programs.

Compensation Peer Group

Based on the recommendations in the 2014 FW Cook Reports, the Compensation Committee established the below compensation peer group for 2016 compensation decisions.

Actuant Corporation	CLARCOR Inc.	The Gorman-Rupp Company	NN, Inc.
Blount International, Inc.	Columbus McKinnon Corp.	JBT Corporation	Powell Industries, Inc.
Chart Industries, Inc.	EnPro Industries, Inc.	L.B. Foster Company	RBC Bearings Incorporated
Circor International, Inc.	ESCO Technologies, Inc.	Lydall, Inc.	Watts Water Technologies, Inc.

We believe that our compensation peer group for 2016 is representative of the market in which we compete for talent. The size of the group has been established so as to provide sufficient benchmarking data across the range of senior positions in our Company. Our compensation peer group companies were chosen because they are similar to Altra in terms of size, industry and business mix. We believe the quality of these organizations will allow Altra to maintain a high level of continuity in the peer group, providing a consistent measure for benchmarking compensation. Our revenues and market capitalization were in the median range of the peer companies at the time of the 2014 FW Cook Reports.

Base Salary

Base salaries for executives are determined by the Compensation Committee or the Board based upon job responsibilities, level of experience, individual performance, comparisons to the salaries of executives in similar positions at other companies within the compensation peer group, as well as internal comparisons of the relative compensation paid to the members of our executive team.

In addition, our CEO makes recommendations to the Compensation Committee with respect to the base compensation of our executives other than himself. In the case of the CEO, the Compensation Committee evaluates his performance and makes a recommendation of base compensation to the Board. These recommendations are then evaluated, discussed, modified as appropriate and ultimately approved by the Compensation Committee or the Board. Pursuant to the employment agreements the Company has entered into with Messrs. Christenson and Storch, the Board may not reduce, but may increase, their base salaries so long as their employment agreements are in effect. For further discussion of the employment agreements, see the section entitled “Employment Agreements” in this Proxy Statement.

On February 10, 2016, the Compensation Committee approved the 2016 base salary compensation for the following named executive officers after a review of competitive market data and consideration of the 2014 FW Cook Reports, which indicated that certain executive officer base salaries were below, and in some cases were significantly below, median market levels and could be increased to more closely reflect market median levels as part of the Company’s annual salary review process. For the year 2016, the named executive officers received base salaries as set forth in the table below.

Named Executive Officer	2015 Base Salary	2016 Base Salary	Percentage Increase
Carl R. Christenson	$650,000	$669,500	3%
Christian Storch	$405,000	$417,150	3%
Gerald P. Ferris	$250,000	$257,500	3%
Glenn E. Deegan	$325,000	$334,750	3%
Craig Schuele	$240,000	$247,200	3%

Annual Cash Incentives

Our executive officers are eligible to participate in the Company’s Management Incentive Compensation Program (“MICP”). Under the MICP, the Compensation Committee establishes an annual target bonus opportunity for each of our executive officers based upon the Company’s achievement of certain financial performance targets. The financial performance targets in 2016 were based on adjusted EBITDA, working capital management, and sales and earnings per share (“sales/EPS”) growth goals. Overall, this combination of performance targets is designed to emphasize profitability and productivity, and drive sales growth.

The adjusted EBITDA target consists of earnings before interest, income taxes, depreciation and amortization and is adjusted further for certain non-recurring costs, including, but not limited to, inventory fair value adjustments recorded in connection with acquisitions. The adjusted EBITDA target for fiscal 2016 was approximately $96.7 million. The working capital management target is based on the number of working capital turns for the year. The working capital management target for fiscal 2016 was approximately 4.12 turns. The sales/EPS growth component of the MICP is based on the growth of sales and non-GAAP adjusted earnings per diluted share. The baselines for measuring sales/EPS growth for the 2016 MICP were budgeted 2016 net sales of approximately $708 million and budgeted 2016 non-GAAP adjusted earnings per diluted share of $1.44. Our executive officers are not entitled to a bonus under the MICP if the Company does not achieve at least 80% of the adjusted EBITDA target.

The Compensation Committee annually establishes a target bonus opportunity for each executive officer which represents the percentage of base salary to be received by the executive officer as a cash bonus if the Company meets its adjusted EBITDA and working capital management targets. This target percentage is then adjusted upwards or downwards by plotting actual adjusted EBITDA results on an established adjusted EBITDA target performance grid (“EBITDA Multiplier”). The resulting percentage is then further adjusted upwards or downwards by plotting actual working capital turns on an established working capital turns performance grid (“Working Capital Turns Multiplier”). The resulting percentage may then be further adjusted upward, but not downward, by plotting actual sales and non-GAAP adjusted earnings per diluted share on an established sales/EPS performance grid (“Sales/EPS Multiplier”). The maximum award under the MICP is limited to 2.0x the target award for the Company’s executives.

The Company’s actual results for fiscal 2016 were: (i) adjusted EBITDA of approximately $97.5 million which was slightly above the adjusted EBITDA target and resulted in an EBITDA Multiplier of 1.00, (ii), working capital turns of approximately 4.33 which was greater than the working capital management target and resulted in a Working Capital Turns Multiplier of 1.02, and (iii) sales of approximately $709 million and non-GAAP adjusted earnings per diluted share of $1.56 which resulted in a Sales/EPS Multiplier of 1.25. Based upon these results, the Compensation Committee approved bonuses to each of Messrs. Christenson, Storch, Ferris, Deegan and Schuele as set forth in the table below.

Officer	2016 Target Bonus - Percentage of Base Salary	2016 Actual Bonus Payout $	2016 Actual Bonus Payout – Percentage of Base Salary	2016 Actual Bonus Payout – Percentage of Target Bonus
Carl R. Christenson	75%	$640,209	96%	127%
Christian Storch	60%	$319,120	77%	128%
Gerald P. Ferris	55%	$180,572	70%	128%
Glenn E. Deegan	55%	$234,743	70%	127%
Craig Schuele	50%	$157,590	64%	128%

Any bonuses earned are fully paid in cash following the end of the year earned and after the completion of the consolidated financial statement audit.

To further clarify the bonus calculation, the following is an example calculation for Mr. Christenson:

Base Salary	Target %	Target $	EBITDA Multiplier	Working Capital Turns Multiplier	Sales/EPS Growth Multiplier	Bonus Payment(1)
$669,500	75%	$502,125	1.00	1.02	1.25	$640,209

(1)	(640,209 = 502,125 * 1.00 * 1.02 * 1.25)

Discretionary Bonus

In addition to the amounts earned under the MICP, the Compensation Committee has recognized that certain special situations may arise where the Company may benefit from an employee significantly exceeding expectations and that such performance may warrant additional compensation. The Compensation Committee therefore granted our CEO the authority to award up to an aggregate of $330,000 worth of additional discretionary bonuses in 2016 to Company employees for services the CEO determines to be beneficial to the Company and above and beyond the scope of such employee’s regular services. No named executive officers received discretionary bonuses during 2016.

Long-Term Incentive Compensation

The Compensation Committee awards long-term incentive grants to the Company’s executive officers as a component of total compensation to further align executive officers’ compensation with the long-term performance of the Company and to aid in retention. We believe that equity-based compensation ensures that our executives have a continuing stake in the long-term success of the Company. We issue equity-based compensation in the form of restricted stock, which generally vests ratably over a period of years, and performance shares, which generally includes a measurement period for the applicable performance metric of at least one year and may also vest over a period of years after the amount of the award is fixed. The purpose of these equity incentives is to encourage stock ownership, offer long-term performance incentive and to more closely align the executive’s compensation with the return received by the Company’s stockholders.

The 2014 FW Cook Reports noted, among other things, that the total target direct compensation (the sum of base salary, target bonus and the annualized grant date present value of long-term incentive grants) for the Company’s executive officers were below, and in some cases were significantly below, market median levels. The 2014 FW Cook Reports further noted that, on average, the Company’s compensation peer group delivered a more significant portion of their long term incentive awards using components such as stock options or performance share awards. As a result, the 2014 FW Cook Reports recommended that consideration be given to increasing the portion of long term incentive awards attributable to performance share awards. After considering the information and recommendations contained in the 2014 FW Cook Reports and additional competitive market data, the Compensation Committee decided (i) to increase long term incentive award target percentages for the Company’s executive officers to bring total target direct compensation for those executives more in line with market median levels; and (ii) to increase the portion of the Company’s long term incentive award program attributable to performance share awards beginning in 2015.

The Compensation Committee has established a target long-term incentive opportunity for each executive officer which represents a percentage of base salary to be received annually by the executive officer as a grant of time vested restricted stock. In setting the target percentage of base salary for the restricted stock award grant, the Compensation Committee considers compensation peer group benchmarking data and recommendations and data provided by FW Cook, such as the data contained in the 2014 FW Cook Reports. The Compensation Committee may then adjust the incentive grant upwards or downwards in its discretion. For 2016, Messrs. Christenson, Storch, Ferris, Deegan and Schuele have target restricted stock award grant percentages equal to 150%, 50%, 50%, 50% and 45% of their respective base salaries. On February 10, 2016, the Compensation Committee approved the following grants of restricted stock for each of the named executive officers set forth below:

Officer	2016 Number of Restricted Shares Granted(1)	2016 Stock Value at Time of Grant
Carl R. Christenson	46,494	$1,004,270
Christian Storch	9,657	$208,591
Gerald P. Ferris	5,961	$128,757
Glenn E. Deegan	7,749	$167,378
Craig Schuele	5,150	$111,240

(1)	Shares vest in equal annual installments on August 15, 2016, August 15, 2017, August 15, 2018 and August 15, 2019.

The Compensation Committee did not adjust any of the above grants from the target percentage.

The Compensation Committee has also established a target long-term incentive opportunity for each executive officer which represents a percentage of base salary to be received annually by the executive officer as a performance share award. In setting the target percentage of base salary for the performance share award grant, the Compensation Committee considered compensation peer group benchmarking data and data contained in the 2014 FW Cook Reports. For 2016, Messrs. Christenson, Storch, Ferris, Deegan and Schuele had target performance share award grant percentages equal to 75%, 50%, 50%, 50% and 45% of their respective base salaries.

The performance objective for fifty percent (50%) of the 2016 performance share awards was a targeted amount of return on invested capital (“ROIC”) established by the Compensation Committee of the Company over a measurement period of one year beginning on January 1, 2016 and ending on December 31, 2016. The Committee believes ROIC provides a useful measure of how efficiently the Company uses its capital and whether adequate returns from that capital are achieved. The Committee further believes that ROIC is closely correlated with the creation of shareholder value. Award payouts for the performance shares are based on the percentage of the performance target achieved. The percentage of the award earned at the end of the performance cycle based on the performance target can range between 0%, for achievement of less than approximately 85% of the performance target, and 200%, for achievement of approximately 110% of the performance target. Once the amount of the performance share award is fixed based upon achievement of the target performance objective, the awards will be paid in restricted common stock, which restricted stock will vest on the second anniversary of the issuance date. The chart below details results certified by the Compensation Committee compared to the 2016 ROIC goal:

	Threshold		Target		Maximum	As Certified 2016 ROIC Results
ROIC[1]:	8.1%	8.85%	9.6%	10.0%	10.6%	10.17%
Pay-out as % of Target:	0%	50%	100%	150%	200%	164.17%

1	Results between ROIC performance levels are interpolated.

The performance objective for the remaining fifty percent (50%) of the 2016 performance share awards measures the Company’s total shareholder return (“TSR”) against the TSR for a peer group of companies (consisting of the 16 companies in our compensation peer group plus Rexnord Corporation) over a measurement period of three years beginning on January 1, 2016 and ending on December 31, 2018. Award payouts for the performance shares are based on the percentile rank of the Company’s TSR compared to the TSR of peer group companies over the performance period. The chart below illustrates potential payouts at various levels of performance:

Relative TSR Performance Level[1]	Vesting Percentage (% of Target Award)	Payout if Altra TSR is negative
75th Percentile	150%	100%
50th Percentile	100%	100%
25th Percentile	50%	50%
Below 25th Percentile	0%	0%

1	Results between performance levels are interpolated.

Information regarding the 2016 Performance Share grants to named executive officers is set forth in the table below.

Officer	2016 Total Target Number of Performance Shares Granted	2016 Actual ROIC Performance Shares Awarded (weighted 50% of total award)[1]	2016 Actual Relative TSR Performance Shares Awarded (weighted 50% of total award)[2]
Carl R. Christenson	23,247	19,362	TBD
Christian Storch	9,657	8,043	TBD
Gerald P. Ferris	5,961	4,965	TBD
Glenn E. Deegan	7,749	6,454	TBD
Craig Schuele	5,150	4,289	TBD

1	Awards cliff vest in February 2019. Shares awarded includes dividend equivalent shares calculated based on earned performance shares.

2	Awards have a measurement period of three years beginning on January 1, 2016 and ending on December 31, 2018.

Discretionary Equity Incentive Compensation

In addition to long-term equity-based compensation, the Compensation Committee has recognized that certain special situations may arise where the Company may benefit from an employee significantly exceeding expectations and that such performance may warrant additional compensation. The Compensation Committee therefore granted our CEO the authority to award up to an aggregate of 25,000 shares of restricted stock in 2016 to Company employees, on such terms, including vesting periods, as the CEO may determine in his discretion, for services the CEO determines to be beneficial to the Company and above and beyond the scope of such employee’s regular services. No named executive officers received discretionary stock awards granted by our CEO during 2016.

Other Benefits

We have a 401(k) plan in which the named executive officers currently participate. We also have a frozen defined benefit plan from which Messrs. Ferris and Schuele are eligible to receive benefits. We also provide life, disability, medical and dental insurance as part of our compensation package. The Compensation Committee considers all of these plans and benefits when reviewing the total compensation of our executive officers.

For 2016, the 401(k) plan offered a company match of $1.00 for every $1.00 contributed by a named executive officer to the plan up to 3% of the executive officer’s eligible compensation and $0.50 for every $1.00 contributed by a named executive officer to the plan for the next 2% of the executive officer’s eligible compensation (for an aggregate maximum total matching contribution of up to 4% of eligible compensation) subject to applicable IRS maximums. For 2016, the Company also contributed an amount equal to 2% of a named executive officer’s eligible compensation to their account regardless of the amount of the contributions made by the named executive officer.

Messrs. Ferris and Schuele previously participated in the Colfax PT Pension Plan; however on December 31, 1998 participation in and benefits accrued under such plan were frozen. Under the provisions of the plan, upon reaching the normal retirement age of sixty-five, Mr. Ferris was due to receive annual payments of approximately $38,661 and Mr. Schuele will receive annual payments of approximately $10,814. Upon his actual retirement, Mr. Ferris, who is currently sixty-seven, will receive actuarially increased payments in accordance with the plan to account for the delay in his retirement beyond the normal retirement age of sixty-five. As part of its acquisition of Power Transmission Holding LLC from Colfax Corporation, the Company assumed certain liabilities of the Colfax PT Pension Plan, including such future payments to Messrs. Ferris and Schuele.

The named executive officers are provided with the same short-term and long-term disability benefits as our other salaried employees. Additionally, the named executive officers are provided with life insurance and supplemental long-term disability benefits that are not available to all salaried employees.

Perquisites

We do not provide the named executive officers with perquisites or other personal benefits such as company vehicles, club memberships, financial planning assistance, tax preparation or other similar benefits with the exception of Mr. Ferris, our Vice President of Global Sales, who as a sales executive has use of a company-leased automobile.

Stock Ownership Guidelines

The Compensation Committee has established stock ownership guidelines for certain of the Company’s senior executive positions, including those held by Messrs. Christenson, Storch, Ferris, Deegan and Schuele, pursuant to which such executives should retain the value of Company stock equal to the following:

•	Carl R. Christenson — five times (5x) annual base salary.

•	Christian Storch — three times (3x) annual base salary.

•	Other named executive officers — one time (1x) annual base salary.

The following categories satisfy a participant’s ownership guidelines: (i) shares of common stock owned directly; (ii) shares of common stock owned indirectly (e.g., by a spouse or a trust); (iii) shares of common stock represented by amounts invested in a 401(k) plan or deferred compensation plan maintained by the Company or an affiliate; and (iv) restricted stock (vested and unvested), earned performance shares (vested and unvested), restricted stock units (vested and unvested), or phantom stock. Unexercised options, unearned performance shares, and pledged shares are not counted toward meeting the guidelines. All of these executive officers have a five (5) year period to accumulate the specific values referenced above. As of March 14, 2017, all of our named executive officers were in compliance with the stock ownership guidelines.

The Company’s Board of Directors has the discretion to enforce the stock ownership guidelines on a case-by-case basis. Violations of the Company’s stock ownership guidelines may, without limitation and in the Board’s discretion, result in the participant not receiving future grants of long-term incentive plan awards or annual equity retainer or result in the participant being required to retain all or a portion of future grants of long-term incentive plan awards or annual equity retainer until compliance is achieved.

Clawback Policy

The Company has adopted a clawback policy that permits us to seek to recover certain amounts of incentive compensation, including both cash and equity, granted on or after January 1, 2017 to any current or former executive officer (as defined in the Securities Exchange Act of 1934, as amended, and the listing standards of the national securities exchange on which the Company’s securities are listed) or such other senior executive who engaged in fraud or material misconduct, if payment of such compensation was based on the achievement of financial results that were subsequently the subject of a restatement of our financial statements due to fraud or material misconduct, and the executive engaged in improper conduct that materially contributed to the need for restatement, and a lower amount of incentive compensation would have been earned based on the restated financial results.

Tax and Accounting Considerations

Section 162(m) of the Internal Revenue Code of 1986, as amended generally places a limit of $1,000,000 on the amount of compensation that we may deduct in any one year with respect to our Chief Executive Officer and each of the next three most highly compensated executive officers other than our Chief Financial Officer. The

Compensation Committee considers the anticipated tax treatment to the Company and its executive officers when reviewing the executive compensation programs. However, the Compensation Committee will not necessarily seek to limit executive compensation to amounts deductible under Section 162(m), as the Compensation Committee wishes to maintain flexibility to structure our executive compensation programs in ways that best promote the interests of the Company and its stockholders.

Change of Control Matters, Employment Contracts and Other Agreements

Employment Agreements

Two of our named executive officers, Messrs. Christenson and Storch, have entered into employment agreements with us. Mr. Christenson entered into his employment agreement in early January 2005, which was subsequently amended on March 3, 2009 (with such amendment effective as of January 1, 2009). The initial term of Mr. Christenson’s amended employment agreement expired on December 31, 2013, but the term of the agreement automatically renews for successive one-year terms unless either Mr. Christenson or Altra terminates the agreement upon 6 months prior notice to such renewal date. Mr. Storch entered into his employment agreement in December 2007, which was subsequently amended on November 5, 2012. The initial term of Mr. Storch’s amended employment agreement expired on December 31, 2013, but the term of the agreement automatically renews for successive one-year terms unless either Mr. Storch or Altra terminates the agreement upon 6 months prior notice to such renewal date. Each of the employment agreements contain usual and customary restrictive covenants, including 12 month non-competition provisions and non-solicitation/no hire of employees or customers provisions, non-disclosure of proprietary information provisions and non-disparagement provisions. In the event of a termination by the Company without “cause” or by the Executive for “good reason,” Messrs. Christenson and Storch are entitled to severance equal to 12 months’ salary, continuation of medical and dental benefits for the 12-month period following the date of termination, and an amount equal to their pro-rated bonus for the year of termination. In addition, upon such termination, all of Mr. Christenson’s unvested equity awards and fifty percent of Mr. Storch’s unvested equity awards received from our Incentive Plan shall automatically vest. Any payments upon termination are subject to certain conditions including compliance with the non-competition, non-solicitation, non-disclosure and non-disparagement provisions described above. Under the terms of his employment agreement, upon his death or disability, fifty percent of Mr. Storch’s unvested equity awards received from the Company’s Incentive Plan shall automatically vest.

Under the agreements, each of Messrs. Christenson and Storch is also eligible to participate in all compensation or employee benefit plans or programs and to receive all benefits and perquisites for which the Company’s salaried employees generally are eligible under any current or future plan or program on the same basis as other senior executives of the Company.

Change of Control Provisions

Pursuant to the terms of the employment agreements discussed above under the caption “Employment Agreements,” we provide benefits to Messrs. Christenson and Storch upon termination of employment from the Company under certain circumstances. The benefits described under the caption “Employment Agreements” are in addition to the benefits to which the executives would be entitled upon a termination of employment generally (i.e. vested retirement benefits accrued as of the date of termination, stock awards that are vested as of the date of termination and the right to elect continued health coverage pursuant to COBRA).

The Company has entered into change of control agreements, effective as of February 16, 2015, with each of our named executive officers (collectively, the “Executives”). These agreements replaced prior change of control agreements which were effective as of October 28, 2008, to, among other things, (a) change the multiple of base salary and target bonus that certain Executives would be entitled to receive and (b) replace the golden parachute excise tax gross-up provision with a “net-better cutback” provision. The change of control agreements provide that, subject to certain conditions, including compliance with non-competition, non-solicitation, non-disclosure and non-disparagement provisions, in the event that (a) the Executive is terminated without cause or such Executive terminates employment for good reason within 24 months following a change of control of the Company (as defined in the change of control agreements) or (b) the Executive is terminated without cause in anticipation of a change of control of the Company within 90 days prior to such change of control (each, a “triggering event”), such Executive will be entitled to certain benefits. Such benefits include (i) a lump sum amount payable in cash equal to the sum of (A) a multiple (shown below for each of the named executive officers) of the Executive’s annual base salary then in effect and (B) a multiple (shown below for each of the “named executive officers”) of the Executive’s target bonus amount for the year of termination and (ii) continuation of medical and dental benefits for up to 18 months (period shown below for each of the “named executive officers”) following the date of termination. In addition, upon termination following a change of control, the Executive will be entitled to an amount equal to such Executive’s pro-rated bonus for the year of termination and all of such Executive’s outstanding equity incentive awards will automatically vest in full and be exercisable as of the date of termination.

Executive	Title	Multiple of Base Salary and Target Bonus	Medical and Dental Continuation

Carl R. Christenson	Chairman and Chief Executive Officer	3x	18 Months

Christian Storch	Chief Financial Officer	2x	18 Months

Gerald P. Ferris	Vice President of Global Sales	2x	18 Months

Glenn E. Deegan	Vice President, Legal and Human Resources, General Counsel and Secretary	2x	18 Months

Craig Schuele	Vice President of Marketing and Business Development	2x	18 Months

Because Messrs. Christenson and Storch also have employment agreements with the Company, the change of control agreements for these Executives provide that in the event of a triggering event, such Executive shall be entitled to receive benefits and payments under only one of the employment agreement or the change of control agreement, whichever is more favorable to the Executive at the time of such triggering event.

As more fully discussed in the caption “2014 Omnibus Incentive Plan” in this Proxy Statement, the Compensation Committee has the authority to affect immediate vesting of various employee incentive awards upon a change of control of Altra. The Compensation Committee may provide that any time prior to a change in control, any outstanding stock options, stock appreciation rights, stock units and unvested cash awards shall immediately vest and become exercisable and any restriction on restricted stock awards or stock units shall immediately lapse. In addition, the Compensation Committee may provide that all awards held by participants who are in our service at the time of the change of control, shall remain exercisable for the remainder of their terms notwithstanding any subsequent termination of a participant’s service.

Executive Severance Policy

The Compensation Committee has approved an Executive Severance Policy, effective as of November 1, 2008, applicable to certain executive officers of the Company, including three named executive officers, Gerald P. Ferris, Glenn E. Deegan and Craig Schuele (collectively for the purposes of this subsection, the “Participants”). The Executive Severance Policy provides that, subject to certain conditions including compliance with non-competition, non-solicitation, non-disclosure and non-disparagement provisions, in the event that a Participant is terminated without cause by the Company, such Participant will be entitled to continue receiving his base salary and medical and dental benefits for a period of 12 months following such termination. In the event a Participant enters into a written agreement with the Company regarding severance, including a change of control agreement, the terms and conditions of such written agreement shall control with respect to the termination circumstances covered by such agreement and the Participant shall not be eligible to receive benefits under this policy.

Amounts payable to our named executive officers due to termination of employment or a change of control under any employment agreements or otherwise are disclosed in further detail in the table entitled “Potential Post-Employment Payments to Named Executive Officers” contained in this Proxy Statement.

Retirement

As part of the acquisition of Power Transmission Holding LLC (“PTH”) from Colfax Corporation, we agreed to assume active pension plan liabilities of PTH, including certain liabilities under its Colfax PT Pension Plan. Messrs. Ferris and Schuele previously participated in the Colfax PT Pension Plan; however, on December 31, 1998, their participation in and benefits accrued under such plan were frozen. Under the provisions of the plan, upon reaching the normal retirement age of 65, Mr. Ferris was due to receive annual payments of approximately $38,661 and Mr. Schuele will receive annual payments of approximately $10,814. Upon his actual retirement, Mr. Ferris, who is currently sixty-seven, will receive actuarially increased payments in accordance with the plan to account for the delay in his retirement beyond the normal retirement age of sixty-five. These amounts were determined from a formula set forth in the plan and are based upon (i) a participant’s years of service, (ii) a participant’s compensation at the time the plan was frozen, and (iii) a standard set of benefit percentage multipliers. The assumed liabilities of the Colfax PT Pension Plan, including the retirement benefits payable to Messrs. Ferris and Schuele, will be managed under the Altra Industrial Motion, Inc. Retirement Plan, which has been frozen at identical levels to the Colfax PT Pension Plan.

Advisory Vote on Executive Compensation

We conducted advisory votes on executive compensation at our 2011, 2012, 2013, 2014, 2015 and 2016 Annual Meetings. While these votes were not binding on the Company, our Board of Directors or our Compensation Committee, we believe that it is important for our stockholders to have an opportunity to vote on this proposal on an annual basis as a means to express their views regarding our executive compensation philosophy, our compensation policies and programs, and our decisions regarding executive compensation, all as disclosed in our proxy statement. Our Board of Directors and our Compensation Committee value the opinions of our stockholders and, to the extent there is any significant vote against the compensation of our named executive officers as disclosed in the proxy statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns. In addition to our annual advisory vote to approve executive compensation, we are committed to ongoing engagement with our stockholders on executive compensation and corporate governance issues. These engagement efforts take place throughout the year through meetings, telephone calls and correspondence involving our senior management, directors and representatives of our stockholders.

At the 2016 Annual Meeting, approximately 95% of the votes cast on the advisory vote on executive compensation proposal were in favor of our named executive officer compensation as disclosed in the proxy statement, and as a result our named executive officer compensation was approved. The Board of Directors and Compensation Committee reviewed these final vote results and took them into account in evaluating our executive compensation policies and decisions. As noted above, the Compensation Committee engaged FW Cook in 2011 and again in 2014 to assist in identifying an updated and expanded compensation peer group and in reviewing the competitiveness of the Company’s executive compensation programs.

We have determined that our stockholders should vote on a Say-on-Pay proposal each year, consistent with the preference expressed by our stockholders at the 2011 Annual Meeting. It is expected that the next such vote will occur at the 2018 Annual Meeting of stockholders. Accordingly, our Board of Directors recommends that you vote FOR Proposal 4 at the Annual Meeting. For more information, see “Proposal 4. Advisory Vote to Approve the Compensation of the Company’s Named Executive Officers (“Say on Pay”)” in this proxy statement.

COMPENSATION COMMITTEE REPORT

The Personnel and Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this Proxy Statement. Based on this review and discussion, the Personnel and Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

Personnel and Compensation Committee:

Edmund M. Carpenter (Chairman)
Larry P. McPherson
Thomas W. Swidarski

COMPENSATION OF NAMED EXECUTIVES

The following table summarizes all compensation paid during fiscal years 2014, 2015, and 2016 to our principal executive officer, our principal financial officer and our three other most highly compensated executive officers who were serving as executive officers at December 31, 2016. We refer to these executive officers as the named executive officers.

Summary Compensation Table

Name & Principal Position	Year	Salary	Bonus	Stock Awards(1)		Non-Equity Incentive Plan Compensation(2)	All Other Compensation		Total Compensation
Carl R. Christenson	2016	$669,500	$—	$1,496,409	(3)	$640,209	$33,012	(8)	$2,839,130
President and Chief Executive	2015	650,000	—	1,460,651		420,420	34,049		2,565,120
Officer	2014	612,000	—	1,040,436		407,959	29,680		2,090,075

Christian Storch	2016	417,150	—	413,030	(4)	319,120	33,244	(9)	1,182,544
Vice President and Chief	2015	405,000	—	404,215		209,563	34,049		1,052,827
Financial Officer	2014	390,150	—	273,120		190,721	29,320		883,311

Gerald Ferris	2016	257,500	—	254,952	(5)	180,572	32,202	(10)	725,226
Vice President of Global Sales	2015	250,000	—	249,555		118,580	32,349		650,484
	2014	236,487	—	130,117		105,095	30,935		502,634

Glenn Deegan	2016	334,750	—	331,424	(6)	234,743	34,307	(11)	935,224
Vice President, Legal and	2015	325,000	—	324,385		154,154	34,049		837,588
Human Resources, General	2014	270,300	—	248,710		120,121	28,405		667,536
Counsel and Secretary

Craig Schuele	2016	247,200	—	220,266	(7)	157,590	31,899	(12)	656,955
Vice President, Marketing and	2015	240,000	—	215,611		103,488	33,199		592,298
Business Development	2014	222,360	—	172,360		88,935	27,850		511,505

(1)	This amount reflects (i) the aggregate grant date fair value of restricted stock awards granted in fiscal years 2016, 2015 and 2014 and (ii) the value at the grant date based upon the probable outcome of the performance conditions for performance shares granted in fiscal years 2016, 2015 and 2014. For additional information on the valuation assumptions regarding the restricted stock awards, refer to Note 10 to our financial statements for the year ended December 31, 2016, which are included in our Annual Report on Form 10-K for the year ended December 31, 2016.

(2)	Paid in March of the subsequent year under the Company’s Management Incentive Compensation Program.

(3)	Restricted Stock awards represent $1,004,270 and performance shares represent $492,139 based upon the probable outcome of the performance conditions as of the grant date. The maximum value of the performance shares that could have been granted based on achievement of the highest level of performance objectives was $878,737. On February 27, 2017, based upon actual return on invested capital for the one-year measurement period ended December 31, 2016, the Compensation Committee fixed the award of shares for the return on invested capital performance objective (weighted 50% of the total performance share award) at $418,219. The remaining performance objective (weighted 50% of the total performance share award) measures the Company’s TSR against the TSR for a peer group of companies over a measurement period of three years beginning on January 1, 2016 and ending on December 31, 2018.

(4)

Restricted Stock awards represent $208,591 and performance shares represent $204,439 based upon the probable outcome of the performance conditions as of the grant date. The maximum value of the performance shares that could have been granted based on achievement of the highest level of performance objective was $365,035. On February 27, 2017, based upon actual return on invested capital for the one-year measurement period ended December 31, 2016, the Compensation Committee fixed the award of shares for the return on invested capital performance objective (weighted 50% of the total performance share award) at

$173,729. The remaining performance objective (weighted 50% of the total performance share award) measures the Company’s TSR against the TSR for a peer group of companies over a measurement period of three years beginning on January 1, 2016 and ending on December 31, 2018.

5)	Restricted Stock awards represent $128,757 and performance shares represent $126,195 based upon the probable outcome of the performance conditions as of the grant date. The maximum value of the performance shares that could have been granted based on achievement of the highest level of performance objective was $225,326. On February 27, 2017, based upon actual return on invested capital for the one-year measurement period ended December 31, 2016, the Compensation Committee fixed the award of shares for the return on invested capital performance objective (weighted 50% of the total performance share award) at $107,244. The remaining performance objective (weighted 50% of the total performance share award) measures the Company’s TSR against the TSR for a peer group of companies over a measurement period of three years beginning on January 1, 2016 and ending on December 31, 2018.

(6)	Restricted Stock awards represented $167,378 and performance shares represent $164,046 based upon the probable outcome of the performance conditions as of the grant date. The maximum value of the performance shares that could have been granted based on achievement of the highest level of performance objective was $292,912. On February 27, 2017, based upon actual return on invested capital for the one-year measurement period ended December 31, 2016, the Compensation Committee fixed the award of shares for the return on invested capital performance objective (weighted 50% of the total performance share award) at $139,406. The remaining performance objective (weighted 50% of the total performance share award) measures the Company’s TSR against the TSR for a peer group of companies over a measurement period of three years beginning on January 1, 2016 and ending on December 31, 2018.

(7)	Restricted Stock awards represented $111,240 and performance shares represent $109,026 based upon the probable outcome of the performance conditions as of the grant date. The maximum value of the performance shares that could have been granted based on achievement of the highest level of performance objective was $194,670. On February 27, 2017, based upon actual return on invested capital for the one-year measurement period ended December 31, 2016, the Compensation Committee fixed the award of shares for the return on invested capital performance objective (weighted 50% of the total performance share award) at $92,642. The remaining performance objective (weighted 50% of the total performance share award) measures the Company’s TSR against the TSR for a peer group of companies over a measurement period of three years beginning on January 1, 2016 and ending on December 31, 2018.

(8)	Represents our 401(k) contribution of $15,900 and premiums paid for medical, dental, life and disability benefits.

(9)	Represents our 401(k) contribution of $15,900 and premiums paid for medical, dental, life and disability benefits.

(10)	Represents our 401(k) contribution of $15,900 and premiums paid for medical, dental, life and disability benefits.

(11)	Represents our 401(k) contribution of $15,900 and premiums paid for medical, dental, life and disability benefits.

(12)	Represents our 401(k) contribution of $15,900 and premiums paid for medical, dental, life and disability benefits.

The following table presents information regarding grants of plan-based awards to our named executive officers during the fiscal year ended December 31, 2016.

Grants of Plan-Based Awards for Fiscal Year 2016

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock & Option Awards($)(1)
Name	Award Type	Grant Date	Threshold (#)(3)	Target (#)	Maximum (#)(4)	Threshold (#)	Target (#)	Maximum (#)
Carl R. Christenson	2016 LTIP Restricted Stock	2/10/2016							46,494	$1,004,270
Carl R. Christenson(2)	2016 LTIP Performance Share Award	2/10/2016				6,198	23,247	40,683		492,139
Carl R. Christenson	2016 MICP		100,425	502,125	1,004,250
Christian Storch	2016 LTIP Restricted Stock	2/10/2016							9,657	208,591
Christian Storch(2)	2016 LTIP Performance Share Award	2/10/2016				2,575	9,657	16,900		204,439
Christian Storch	2016 MICP		50,058	250,290	500,580
Gerald P. Ferris	2016 LTIP Restricted Stock	2/10/2016							5,961	128,757
Gerald P. Ferris(2)	2016 LTIP Performance Share Award	2/10/2016				1,589	5,961	10,432		126,195
Gerald P. Ferris	2016 MICP		28,325	141,625	283,250
Glenn E. Deegan	2016 LTIP Restricted Stock	2/10/2016							7,749	167,378
Glenn E. Deegan(2)	2016 LTIP Performance Share Award	2/10/2016				2,066	7,749	13,561		164,046
Glenn E. Deegan	2016 MICP		36,823	184,113	368,225
Craig Schuele	2016 LTIP Restricted Stock	2/10/2016							5,150	111,240
Craig Schuele(2)	2016 LTIP Performance Share Award	2/10/2016				1,373	5,150	9,013		109,026
Craig Schuele	2016 MICP		24,720	123,600	247,200

(1)	These amounts reflect the aggregate grant date fair value of awards in accordance with FASB ASC Topic 718. For additional information on the valuation assumptions regarding the restricted stock awards, refer to Note 10 to our financial statements for the year ended December 31, 2016, which are included in our Annual Report on Form 10-K for the year ended December 31, 2016 filed with the SEC.

(2)	Award represents performance shares. Award payouts for the performance shares are based on the percentage of the performance target achieved. On February 27, 2017, based upon actual return on invested capital for the one-year measurement period ended December 31, 2016, the Compensation Committee fixed the award of shares for the return on invested capital performance objective (weighted 50% of the total performance share award). The remaining performance objective (weighted 50% of the total performance share award) measures the Company’s TSR against the TSR for a peer group of companies over a measurement period of three years beginning on January 1, 2016 and ending on December 31, 2018.

(3)	The threshold is calculated based on achieving 80% of the adjusted EBITDA target for the year ended December 31, 2016, which would result in a payout of 25% of target, multiplied by the lowest possible Working Capital Turns multiplier, which was 0.8. The result would be an overall MICP payout of 20% of target.

(4)	In accordance with the 2016 MICP, the potential payouts were limited to 200% of target.

The following table presents information concerning the number and value of restricted stock that has not vested for our named executive officers outstanding as of the end of the fiscal year ended December 31, 2016. There are no outstanding option awards.

Outstanding Equity at Fiscal Year-End

	Stock Awards
	Restricted Shares		Performance Shares
Name	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Number of Unearned Shares or Units of Stock That Have Not Vested (#)	Market Value of Unearned Shares or Units of Stock That Have Not Vested ($)
Carl R. Christenson(1)	88,847	$3,278,454	20,669	$762,686
Christian Storch(2)	24,715	$911,984	8,586	$316,823
Gerald P. Ferris(3)	14,967	$552,282	5,300	$195,570
Glenn E. Deegan(4)	20,053	$739,956	6,890	$254,241
Craig Schuele(5)	13,381	$493,759	4,579	$168,965

(1)	934 restricted shares will vest in February 2017, 27,579 restricted shares will vest in August 2017, 8,679 restricted shares will vest in February 2018, 20,669 restricted shares will vest in August 2018, 19,362 restricted shares will vest in February 2019 and 11,624 restricted shares will vest in August 2019. The performance shares included represent the total target number of shares subject to outstanding unearned performance share awards as of December 31, 2016. On February 27, 2017, the Compensation Committee fixed the award of shares for a portion of the 2016 performance share award (weighted 50% of the total award) based upon actual return on invested capital for the one-year measurement period ended December 31, 2016 at 164.17% of target, or 19,362 shares, which such shares are included in the restricted shares numbers in the table above because as of December 31, 2016, such shares were no longer subject to performance-based conditions. The outstanding performance share awards (weighted 50% of each such award) measure the Company’s TSR against the TSR for a peer group of companies over each of the three-year measurement periods ending on December 31, 2017 and December 31, 2018.

(2)	596 restricted shares will vest in February 2017, 5,762 restricted shares will vest in August 2017, 3,606 restricted shares will vest in February 2018, 4,293 restricted shares will vest in August 2018, 8,043 restricted shares will vest in February 2019 and 2,415 restricted shares will vest in August 2019. The performance shares included represent the total target number of shares subject to outstanding unearned performance share awards as of December 31, 2016. On February 27, 2017, the Compensation Committee fixed the award of shares for a portion of the 2016 performance share award (weighted 50% of the total award) based upon actual return on invested capital for the one-year measurement period ended December 31, 2016 at 164.17% of target, or 8,043 shares, which such shares are included in the restricted shares numbers in the table above because as of December 31, 2016, such shares were no longer subject to performance-based conditions. The outstanding performance share awards (weighted 50% of each such award) measure the Company’s TSR against the TSR for a peer group of companies over each of the three-year measurement periods ending on December 31, 2017 and December 31, 2018.

(3)

361 restricted shares will vest in February 2017, 3,274 restricted shares will vest in August 2017, 2,226 restricted shares will vest in February 2018, 2,650 restricted shares will vest in August 2018, 4,965 restricted shares will vest in February 2019 and 1,491 restricted shares will vest in August 2019. The performance shares included represent the total target number of shares subject to outstanding unearned performance share awards as of December 31, 2016. On February 27, 2017, the Compensation Committee fixed the award of shares for a portion of the 2016 performance share award (weighted 50% of the total award) based upon actual return on invested capital for the one-year measurement period ended December 31, 2016 at 164.17% of target, or 4,965 shares, which such shares are included in the restricted shares numbers in the table above because as of December 31, 2016, such shares were no longer subject to performance-based conditions. The outstanding performance share awards (weighted 50% of each such award) measure the Company’s TSR against the TSR for a peer group of companies over each of the three-year measurement periods ending on December 31, 2017 and December 31, 2018.

(4)	412 restricted shares will vest in February 2017, 4,911 restricted shares will vest in August 2017, 2,893 restricted shares will vest in February 2018, 3,445 restricted shares will vest in August 2018, 6,454 restricted shares will vest in February 2019 and 1,938 restricted shares will vest in August 2019. The performance shares included represent the total target number of shares subject to outstanding unearned performance share awards as of December 31, 2016. On February 27, 2017, the Compensation Committee fixed the award of shares for a portion of the 2016 performance share award (weighted 50% of the total award) based upon actual return on invested capital for the one-year measurement period ended December 31, 2016 at 164.17% of target, or 6,454 shares, which such shares are included in the restricted shares numbers in the table above because as of December 31, 2016, such shares were no longer subject to performance-based conditions. The outstanding performance share awards (weighted 50% of each such award) measure the Company’s TSR against the TSR for a peer group of companies over each of the three-year measurement periods ending on December 31, 2017 and December 31, 2018.

(5)	339 shares will vest in February 2017, 3,252 restricted shares will vest in August 2017, 1,923 restricted shares will vest in February 2018, 2,290 restricted shares will vest in August 2018, 4,289 restricted shares will vest in February 2019 and 1,288 restricted shares will vest in August 2019. The performance shares included represent the total target number of shares subject to outstanding unearned performance share awards as of December 31, 2016. On February 27, 2017, the Compensation Committee fixed the award of shares for a portion of the 2016 performance share award (weighted 50% of the total award) based upon actual return on invested capital for the one-year measurement period ended December 31, 2016 at 164.17% of target, or 4,289 shares, which such shares are included in the restricted shares numbers in the table above because as of December 31, 2016, such shares were no longer subject to performance-based conditions. The outstanding performance share awards (weighted 50% of each such award) measure the Company’s TSR against the TSR for a peer group of companies over each of the three-year measurement periods ending on December 31, 2017 and December 31, 2018.

The following table presents information concerning the vesting of restricted stock for our named executive officers during the fiscal year ended December 31, 2016. The Company has not granted any options.

Option Exercises and Stock Vested for Fiscal Year 2016

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Carl R. Christenson	—	—	38,751	$1,112,009
Christian Storch	—	—	8,976	253,750
Gerald P. Ferris	—	—	4,868	137,226
Glenn E. Deegan	—	—	6,732	190,650
Craig Schuele	—	—	4,752	134,088

(1)	Represents the closing market price of a share of the Company’s common stock on the date of vesting multiplied by the number of shares that have vested.

Pension Benefits for Fiscal Year 2016

The following table presents information concerning payments or other benefits for our named executive officers in connection with their retirement.*

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year($)
Carl R. Christenson	—	—	—	—
Christian Storch	—	—	—	—
Gerald P. Ferris(1)	Altra Industrial Motion, Inc. Retirement Plan	20.66	$484,524	—
Glenn E. Deegan	—	—	—	—
Craig Schuele(1)	Altra Industrial Motion, Inc. Retirement Plan	12.33	96,798	—

*	For further discussion of the valuation method and material assumptions used in quantifying the present value of accumulated benefit, see Note 8 of our Consolidated Financial Statements contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

(1)	Reflects pension benefits accrued for Mr. Ferris and Mr. Schuele under PTH’s Colfax PT Pension Plan, which Altra assumed in connection with its acquisition of PTH. Mr. Ferris’ and Mr. Schuele’s participation in and benefits accrued under such plan were frozen since December 31, 1998. The Altra Industrial Motion, Inc. Retirement Plan manages the assumed liabilities under the Colfax PT Pension Plan. Under the provisions of the Colfax PT Pension Plan, upon reaching the normal retirement age of 65, Mr. Ferris was due to receive annual payments of approximately $38,661 and Mr. Schuele will receive annual payments of approximately $10,814. Upon his actual retirement, Mr. Ferris, who is currently sixty-seven, will receive actuarially increased payments in accordance with the plan to account for the delay in his retirement beyond the normal retirement age of sixty-five. Mr. Schuele is eligible to receive a reduced annual payment in the event of his early retirement. For further discussion, please see the section of this Proxy Statement entitled “Retirement.”

2004 Equity Incentive Plan

The Company had a 2004 Equity Incentive Plan, or the Prior Plan, that expired in 2014. As of March 11, 2014, there were 265,103 shares subject to outstanding awards under the Prior Plan. The Compensation Committee of our Board of Directors administers the Prior Plan and had discretion to establish the specific terms and conditions for each award. Our employees, consultants and directors were eligible to receive awards under our Prior Plan. Stock options, stock appreciation rights, restricted stock, stock units and cash awards could have constituted performance-based awards in accordance with Section 162(m) of the Code at the discretion of the Compensation Committee. Any grant of restricted stock under the Prior Plan may be subject to vesting requirements, as provided in its applicable award agreement, and will generally vest in equal annual installments over a period of years. The Compensation Committee may have provided that any time prior to a change in control, any outstanding stock options, stock appreciation rights, stock units and unvested cash awards shall immediately vest and become exercisable and any restriction on restricted stock awards or stock units shall immediately lapse. In addition, the Compensation Committee may have provided that all awards held by participants who are in our service at the time of the change of control, shall remain exercisable for the remainder of their terms notwithstanding any subsequent termination of a participant’s service. All awards are subject to the terms of any agreement effecting a change of control. Other than Mr. Christenson’s and Mr. Storch’s outstanding equity awards issued under the Prior Plan, upon a participant’s termination of employment (other than for cause), unless the Board or Compensation Committee provides otherwise: (i) any outstanding stock options or stock appreciation rights issued under the Prior Plan may be exercised 90 days after termination, to the extent vested, (ii) unvested restricted stock awards and stock units issued under the Prior Plan shall expire and (iii) cash awards and performance-based awards issued under the Prior Plan shall be forfeited. Under the terms of Mr. Christenson’s employment agreement, in the event his employment is terminated by us other than for cause, or terminates for good reason, all of his outstanding equity awards shall vest automatically. Under the terms of Mr. Storch’s employment agreement, in the event his employment is terminated by us other than for cause, or terminates for good reason, fifty percent (50%) of his outstanding equity awards shall vest automatically.

2014 Omnibus Incentive Plan

In April 2014, the stockholders approved our 2014 Omnibus Incentive Plan, or Incentive Plan, which permits the grant of stock options (including incentive stock options and non-qualified stock options), stock appreciation rights, restricted stock, deferred stock, dividend equivalents, bonus stock, awards in lieu of cash obligations, cash awards, performance awards and other awards that are denominated or payable in, valued by reference to, or otherwise based on or related to shares of our common stock. The maximum number of shares of our common stock originally available for delivery pursuant to the grant of awards (“Awards”) under the terms of the Incentive Plan was 750,000. In addition, shares of our common stock subject to Awards, or awarded under the Prior Plan and outstanding as of the effective date of the Incentive Plan (except for substitute awards), that terminate without being exercised, expire, are forfeited or canceled, are exchanged for Awards that do not involve shares of common stock, are not issued on the stock settlement of a stock appreciation right, are withheld by the Company or tendered by a participant (either actually or by attestation) to pay an option exercise price or to pay the withholding tax on any Award, or are settled in cash in lieu of shares will again be available for Awards under the Incentive Plan. The maximum number of shares that may be subject to “incentive stock options” (within the meaning of Section 422 of the Code) is 500,000 shares.

The Compensation Committee of our Board of Directors administers the Incentive Plan and has discretion to establish the specific terms and conditions for each Award. Our officers, directors, employees, consultants and other persons who provide services to us are eligible to receive Awards under our Incentive Plan. The Compensation Committee is authorized to grant performance awards to participants on terms and conditions established by the Compensation Committee in accordance with Section 162(m) of the Code. Any grant of restricted stock under the Incentive Plan may be subject to vesting requirements, as provided in its applicable award agreement, and will generally vest in equal annual installments over a period of years.

The Compensation Committee may, in its discretion, accelerate the exercisability, the lapsing of restrictions or the expiration of deferral or vesting periods of any Award. If so provided in the Award agreement or otherwise determined by the Compensation Committee, vesting shall occur automatically in the case of a “change in control” of us, as defined in the Incentive Plan (including the cash settlement of stock appreciation rights, which may be exercisable in the event of a change in control), except in the event that a successor entity assumes or substitutes an Award. In addition, the Compensation Committee may provide in an Award agreement that the performance goals relating to any performance award will be deemed to have been met upon the occurrence of any “change in control.” The Compensation Committee may provide that any time prior to a change in control, any outstanding stock options, stock appreciation rights, stock units and unvested cash awards shall immediately vest and become exercisable and any restriction on restricted stock awards or stock units shall immediately lapse. In addition, the Compensation Committee may provide that all awards held by participants who are in our service at the time of the change of control, shall remain exercisable for the remainder of their terms notwithstanding any subsequent termination of a participant’s service. All awards shall be subject to the terms of any agreement effecting a change of control. Other than Mr. Christenson’s and Mr. Storch’s outstanding equity awards, upon a participant’s termination of employment (other than for cause), unless the Board or Compensation Committee provides otherwise: (i) any outstanding stock options or stock appreciation rights may be exercised 90 days after termination, to the extent vested, (ii) unvested restricted stock awards and stock units shall expire and (iii) cash awards and performance-based awards shall be forfeited. Under the terms of his employment agreement, in the event Mr. Christenson’s employment is terminated by us other than for cause, or terminates for good reason, all of his outstanding equity awards shall vest automatically. Under the terms of his employment agreement, in the event Mr. Storch’s employment is terminated by us other than for cause, or terminates for good reason, fifty percent (50%) of his outstanding equity awards shall vest automatically.

The following table presents information concerning our 2014 Omnibus Incentive Plan as of December 31, 2016.

Equity Compensation Plan Information

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(a)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights(b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))(c)
Equity compensation plans approved by security holders(1)	178,943	(2)	$—	396,851
Equity compensation plans not approved by security holders	n/a		n/a	n/a
Total	178,943		$—	396,851

(1)	The 2014 Omnibus Incentive Plan was approved by the Company’s shareholders at its 2014 annual meeting.

(2)	Represents the maximum number of shares that may be issued under performance share awards that are outstanding as of December 31, 2016 based on achievement of the highest level of each applicable performance objective. On February 27, 2017, based upon actual return on invested capital (the “ROIC portion of the award”) for the one-year measurement period ended December 31, 2016, the Compensation Committee fixed the award of shares for the return on invested capital performance objective (weighted 50% of the total performance share award) at 164.17% of target. As a result, 63,037 performance shares were earned as of December 31, 2016, and the number of shares subject to the ROIC portion of the awards in the table overstates expected dilution with respect to the difference between the maximum potential award and the actual shares earned, a total of 12,651 shares. The remaining portion of the performance share awards (weighted 50% of the total performance share award) measures the Company’s total shareholder return (“TSR”) against the TSR for a peer group of companies over each of the three-year measurement periods ending on December 31, 2017 and December 31, 2018. As a result, the payout for the TSR portions of the awards has not yet been fixed and 103,255 shares subject to these awards, which is based on the achievement of the highest applicable performance objective, are not yet earned and may therefore overstate expected dilution. The weighted average exercise price set forth in column (b) does not take these performance share awards into account.

Potential Payments Upon Termination or Change-In-Control

The applicable employment agreement, change of control agreement, or executive severance policy control payments to the named executive officers upon termination or a change in control of the Company. Please refer to “Change of Control Matters, Employment Contracts, and Other Agreements” in the “Compensation Discussion & Analysis” section in this Proxy Statement for a detailed discussion of the terms of each of these agreements.

The estimated payments and benefits that would be provided to each named executive officer as a result of a termination (i) upon death or disability, (ii) without cause or for good reason, (iii) involuntary with cause or voluntary without good reason, or (iv) upon a qualifying termination following a change in control are set forth in the table below. Calculations for this table are based on the assumption that the termination took place on December 30, 2016, the last business day of 2016, and the individual was employed for the full year of fiscal

2016. The amounts in the table below do not include payments and benefits to the extent they are provided on a non-discriminatory basis to salaried employees generally upon termination of employment.

	Carl R. Christenson				Christian Storch
	Death or Disability	Termination Without Cause or for Good Reason	Involuntary for Cause/ Voluntary Termination	Change in Control	Death or Disability	Termination Without Cause or for Good Reason	Involuntary for Cause/ Voluntary Termination	Change in Control
	Incremental and Earned Compensation
Cash Severance(1)	$—	$669,500	$—	$2,008,500	$—	$417,150	$—	$834,300
Health Insurance(1)	—	19,149	—	28,724	—	19,149	—	28,724
Restricted Stock(2)	3,023,438	3,278,454	—	3,278,454	857,777	455,992	—	911,984
Performance Shares(3)	365,476	762,686	—	762,686	151,813	158,412	—	316,823
Performance Bonus(1)	640,209	640,209	640,209	2,146,584	319,120	319,120	319,120	819,700

Total	4,029,123	5,369,998	640,209	8,224,948	1,328,710	1,369,823	319,120	2,911,531

	Gerald P. Ferris(4)				Glenn E. Deegan
	Death or Disability	Termination Without Cause or for Good Reason	Involuntary for Cause/ Voluntary Termination	Change in Control	Death or Disability	Termination Without Cause or for Good Reason	Involuntary for Cause/ Voluntary Termination	Change in Control
	Incremental and Earned Compensation
Cash Severance(1)	$—	$257,500	$—	$515,000	$—	$334,750	$—	$669,500
Health Insurance(1)	—	13,569	—	20,354	—	19,149	—	28,724
Restricted Stock(2)	529,257	—	—	552,282	685,860	—	—	739,956
Performance Shares(3)	93,720	—	—	195,570	121,825	—	—	254,241
Performance Bonus(1)	—	—	—	463,822	—	—	—	602,968

Total	622,977	271,069	—	1,747,028	807,685	353,899	—	2,295,389

	Craig Schuele(4)
	Death or Disability	Termination Without Cause or for Good Reason	Involuntary for Cause/ Voluntary Termination	Change in Control
Cash Severance(1)	$—	$247,200	$—	$494,400
Health Insurance(1)	—	19,149	—	28,724
Restricted Stock(2)	458,224	—	—	493,759
Performance Shares(3)	80,971	—	—	168,965
Performance Bonus(1)	—	—	—	404,790

Total	539,195	266,349	—	1,590,638

(1)	Cash severance, health insurance and performance bonus amounts payable upon termination as reflected herein were determined by the terms of the applicable employment agreement (with respect to Messrs. Christenson and Storch), executive severance policy (with respect to Messrs. Ferris, Deegan and Schuele), or change of control agreement, which are further discussed in this Proxy Statement under the captions “Executive Severance Policy” and “Change of Control Provisions.”

(2)	The restricted stock values were determined using the number of shares that will immediately vest upon termination per the applicable agreement multiplied by Altra’s stock price at December 30, 2016, the last business day of 2016.

(3)	The performance share values were determined using the number of shares that will immediately vest upon termination per the applicable agreement assuming performance at target multiplied by Altra’s stock price at December 30, 2016, the last business day of 2016.

(4)	Mr. Ferris and Mr. Schuele are entitled to receive certain annual pension payments upon reaching the normal retirement age of 65 or a reduced benefit if earlier than normal retirement age, as further described in this Proxy Statement under the caption “Retirement.”

REPORT OF THE AUDIT COMMITTEE

The Audit Committee reviews Altra’s financial reporting process on behalf of the Board of Directors and reports to the Board on audit, financial and related matters. Altra’s management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. Deloitte & Touche LLP (the independent external auditor for fiscal year ended December 31, 2016) was responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing principles and to issue a report thereon. The Audit Committee oversees these processes.

In this context, the Audit Committee has met and held discussions with Altra’s management and the independent auditor. Management has represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Audit Committee reviewed and discussed the consolidated financial statements with management and the independent auditor. The Audit Committee also discussed with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, Communication with Audit Committees.

In addition, the Audit Committee discussed with the independent auditor such auditor’s independence from the Company and its management, and the independent auditor provided to the Audit Committee the written disclosures and communications required by the Public Company Accounting Oversight Board regarding the independent auditor’s communication with the Audit Committee concerning independence.

The Audit Committee discussed with the Company’s internal audit staff and independent auditor the overall scope and plans for their respective audits. The Audit Committee met with the internal audit staff and the independent auditor, with and without management present, to discuss the results of their examinations, their evaluations of Altra’s internal controls, and the overall quality of Altra’s financial reporting.

Based on the reviews and discussions with management and the independent auditor referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in Altra’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, and filed with the SEC.

AUDIT COMMITTEE

Lyle G. Ganske (Chairman)

Edmund M. Carpenter

Michael S. Lipscomb

PROPOSAL 2. RATIFICATION OF SELECTION OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

Deloitte & Touche LLP (“D&T”) has been selected by the Audit Committee of the Board of Directors to audit the accounts of Altra and its subsidiaries for the fiscal year ending December 31, 2017. D&T served as our independent auditor for fiscal years 2009-2016. At the Annual Meeting, the stockholders are being asked to ratify the appointment of D&T as Altra’s independent auditor for fiscal year 2017. If ratification is withheld, the Audit Committee will reconsider its selection. A representative of D&T will attend our Annual Meeting to respond to appropriate questions and will have the opportunity to make a statement if the representative desires to do so.

Audit Fees

The aggregate professional fees billed or to be billed by D&T for the audit of our annual financial statements for fiscal 2016 and 2015 and fees billed or to be billed for audit related services, tax services and all other services rendered by D&T for these periods are as follows (in thousands):

	Deloitte & Touche LLP
	2016	2015
Audit Fees(1)	$2,244	$1,751
Audit Related Fees(2)	0	0
Tax Fees(3)	40	58
All Other Fees(4)	437	17

Total	$2,721	$1,826

(1)	Audit Fees for the fiscal years ended December 31, 2016 and 2015 were for professional services provided for the audit of the Company’s consolidated financial statements, statutory audits, audit of internal controls, consents and assistance with review of documents filed with the SEC.

(2)	There were no Audit Related Fees for the fiscal years ended December 31, 2016 and 2015.

(3)	Tax Fees for the fiscal years ended December 31, 2016 and 2015 were for services related to tax compliance, including the preparation of tax returns; and tax planning and tax advice, including assistance with acquisitions, mergers and foreign operations.

(4)	Other fees for fiscal years ended December 31, 2016 and 2015 were for services related to the evaluation of and assistance with proposed acquisitions and DART software subscription.

Pre-Approval of Audit and Non-Audit Services

Altra’s Audit Committee is responsible for appointing Altra’s independent auditor and approving the terms of the independent auditor’s services. The Audit Committee has established a policy for the pre-approval of all audit and permissible non-audit services to be provided by the independent auditor, as described below and must pre-approve any internal control related service, including any changes in the nature, scope or extent of such services.

Audit Services

Under the policy, the Audit Committee is to approve the engagement of Altra’s independent auditor each fiscal year and pre-approve each audit and audit-related service to be performed by such independent auditor, including, but not limited to, the audit of Altra’s financial statements and the provision of an attestation report on management’s evaluation of Altra’s internal controls over financial reporting. As noted above, the Audit Committee must specifically approve, in advance, any proposed change in the nature, scope or extent of any internal control related service.

Non-Audit Services

In accordance with the pre-approval policy, the Audit Committee must pre-approve non-audit services that may be performed by the independent auditor during the fiscal year. The Audit Committee will approve the provision of only those non-audit services deemed permissible under the federal securities laws and regulations. The Audit Committee may delegate to the Chair of the Audit Committee the authority to approve additional permissible non-audit services to be performed by the independent auditor, provided that the full Audit Committee shall be informed of such approval at its next scheduled meeting.

All services performed by D&T in fiscal year 2016 were pre-approved by the Audit Committee pursuant to the foregoing pre-approval policy.

The Board of Directors recommends that the stockholders vote FOR Proposal 2.

PROPOSAL 3—TO APPROVE AMENDMENTS TO THE COMPANY’S 2014 OMNIBUS INCENTIVE PLAN

The Company adopted the Altra Industrial Motion Corp. 2014 Omnibus Incentive Plan (the “Plan”) effective as of April 24, 2014 following shareholder approval of the Plan at its 2014 Annual Meeting.

Based upon the recommendation of the Compensation Committee, on March 15, 2017, the Board of Directors of the Company unanimously approved, subject to stockholder approval at the Annual Meeting, certain amendments to the 2014 Omnibus Incentive Plan including the following:

1.	An amendment to make an additional 750,000 shares of common stock available for grant under the Plan; and

2.	An amendment to limit share recycling with respect to stock options and stock appreciation rights. Shares retained by, or delivered to, the Company to pay the exercise price of stock options or to satisfy taxes in connection with the exercise or settlement of a stock option or stock appreciation right will not be added back to the pool of shares authorized for issuance.

3.	An amendment to make other minor revisions that clarify the terms of the Plan.

The amendments are reflected in the amended and restated Plan, a copy of which is attached to this Proxy Statement as Annex A and incorporated herein by reference.

In addition, the Company is seeking shareholder approval of the material terms of the Plan, including the eligibility provisions, the business criteria from which the performance goals are selected, and the maximum amount of compensation payable to a covered executive, to ensure compliance with the NASDAQ market rules and Section 162(m) of the Internal Revenue Code of 1986 (as amended, the “Code”).

Incentive Compensation is an Important Part of Our Compensation Program

The Compensation Committee established cash and long-term equity-based incentive compensation as important elements of our compensation program. The Compensation Committee emphasizes long-term equity-based compensation in order to (i) align participants’ interests with the interests of the Company’s stockholders in the long-term success of the Company; (ii) provide management with an equity ownership in the Company tied to Company performance; (iii) attract, motivate and retain key employees and non-employee directors; and (iv) provide incentive to management for continuous employment with the Company. The Plan is designed to advance these interests of the Company and its stockholders. Equity-based compensation under the Plan encourages executives to act as owners with an equity stake in the Company, discourages inappropriate risk-taking and contributes to the continuity and stability within the Company’s leadership.

The Plan Has Limited Shares Available

As of March 14, 2017 there were approximately 512,541 shares of our common stock subject to outstanding restricted stock and performance share full value awards under the 2004 and 2014 Plans and approximately 253,716 shares of our common stock available for future awards under the Plan.

As the Company grows, the Company’s use of long-term equity-based compensation becomes a more important component of an executive’s total compensation in order to better align the interests of our management team with the interests of our shareholders and to create substantial incentives for our executives to achieve our long-term end goals. In addition, long-term equity-based compensation enables us to provide competitive compensation to help in the recruitment of executives and employees and also, through vesting provisions, helps to promote retention and long-term service of executives and key employees. Accordingly, the Company’s grant pattern is changing and becoming more comparable to the median share usage of the

Company’s peer group. Although the Company’s average share usage rate in the past of 0.8% has been very conservative, the Board assumed a share usage rate of 1.1%, which represents the median share usage rate among a comparison group consisting of our peers plus the companies used by ISS in 2016 for purposes of its say-on-pay vote recommendation, for purposes of determining an appropriate number of shares to be authorized for awards granted under the Plan. The Board also considered the impact that this share usage pattern would have on the Company’s fully diluted overhang. Based on its analysis, the projected overhang of the Plan, as amended and restated, would be below the 25th percentile for the comparison group. Based on these assumptions, our Board determined that the number of shares of common stock to be reserved for issuance under the amendment to the Plan could be expected to allow us to continue to utilize equity compensation practices through at least 2020.

Because only 253,716 shares of common stock remain available for issuance under the Company’s Plan, the Company’s ability to use long-term equity-based compensation as a significant component of its overall compensation would be quite limited if the stockholders do not approve the amendments to the Plan. Based on the 253,716 shares that remain available under the Plan, the Board believes that it is advisable to have an additional 750,000 shares of common stock available under the Plan which, when combined with the shares currently available under the Plan, would total 1,003,716 shares of common stock available under the Plan, or approximately 3.4% of the Company’s outstanding common stock.

The amendments to the Plan that the Board approved, which are reflected in the amended and restated plan document attached to this Proxy Statement as Annex A, also make certain changes designed to limit potential shareholder dilution and reflect corporate governance best practices. Specifically, the amendments no longer permit share recycling with respect to stock options and stock appreciation rights. Shares that are retained by, or tendered to, the Company for the payment of the exercise price of stock options, or to satisfy taxes in connection with the exercise or settlement of a stock option or stock appreciation right, will no longer be added back to the pool of available shares under the Plan and will not be available for future awards. The Board considered the effect of this amendment in considering and approving the amendment to increase the pool of authorized shares available for awards under the Plan. The Board also adopted a compensation clawback policy and awards under the Plan will be subject to such policy.

In addition to these amendments, the Plan contains other provisions that are designed to reflect corporate governance best practices.

•

Shareholder approval is required for additional shares. At no time has the Plan contained an annual “evergreen” provision, pursuant to which the share pool would be automatically increased each year based on a specified formula. Rather, the Plan reserves for issuance a total of 1,500,000 shares, which subject to the amendment includes the additional 750,000 shares of common stock for new awards.

•	Repricing is not allowed. The Plan expressly prohibits the Company from repricing stock options/stock appreciation rights without first obtaining stockholder approval.

•

No discount stock options. Under the Plan, all stock options and stock appreciation rights (except in certain circumstances, substitute awards) will have an exercise price equal to or greater than the fair market value of our common stock on the date the stock option or stock appreciation right is granted.

•	No Reload Options. The Plan does not provide for reload stock options.

This proposal is being submitted to stockholders in order to ensure the Plan’s compliance with the NASDAQ market rules relating to stockholder approval of equity compensation plans, as well as to ensure the Plan’s compliance with Section 162(m) of the Internal Revenue Code of 1986 (as amended, the “Code”) with respect to any performance-based awards that may be granted under the plan and the requirements under the Code for the grant of incentive stock options.

Summary of the Plan

The following is a general description of the terms and conditions of the Plan and does not purport to be complete. All such statements are qualified in their entirety by reference to the full text of the Plan, as amended and restated, which is filed herewith as Annex A.

Purpose. The purpose of the Plan is to assist us, including our subsidiaries and other designated affiliates, in attracting, motivating, retaining and rewarding high-quality executives and other key employees, officers, directors, consultants and other persons who provide services to us, by enabling such persons to acquire or increase a proprietary interest in us in order to strengthen the mutuality of interests between such persons and our stockholders, and providing such persons with performance incentives to expend their maximum efforts in the creation of stockholder value.

Shares Available for Awards; Annual Per-Person Limitations. Under the Plan, the total number of shares of common stock available for delivery pursuant to the grant of awards (“Awards”) shall be 1,500,000. Shares of our common stock subject to Awards (except for substitute awards) under the Plan, or under any award under the Prior Plan that was outstanding on the effective date of the Plan, that terminate without being exercised, expire, are forfeited or canceled, are exchanged for Awards that do not involve shares of our common stock, are withheld to pay the tax on Awards other than options or stock appreciation rights, or are settled in cash in lieu of shares will generally again be available for Awards under the Plan. Any shares of our common stock that are subject to Awards shall be counted against this limit as one (1) share of common stock for every one (1) share granted. Any shares of our common stock delivered under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares.

Substitute Awards will not reduce the Shares authorized for grant under the Plan or authorized for grant to a Participant in any period.

The Plan imposes individual limitations on the amount of certain Awards in part to comply with Section 162(m) of the Code. Under these limitations, during any fiscal year of the Company for Awards intended to be “performance-based compensation” under Section 162(m) of the Code, no Participant may be granted (i) options or stock appreciation rights with respect to more than 200,000 shares or (ii) restricted stock, deferred stock, performance shares and/or other stock-based Awards with respect to more than 150,000 shares. These limits are multiplied by two for Awards granted to a participant in the year the participant commences his or her employment with the Company. To the extent Awards are intended to be “performance-based compensation” under Section 162(m) of the Code (x) the maximum dollar value payable in any fiscal year to any one participant with respect to performance units for any performance period is $1,500,000 multiplied by the number of full years in the performance period and (y) the maximum dollar value payable in any fiscal year to any one participant with respect to any cash award (other than a performance unit), is $2,500,000, and the limit applies separately to each performance period even though performance periods may overlap. Also, the aggregate grant date fair value of all Awards granted to any non-employee director during any single calendar year (excluding Awards made at the election of the Director in lieu of all or a portion of annual and committee cash retainers) shall not exceed $200,000. In addition, the number of shares available under the Plan for grants of incentive stock options is 500,000.

The Compensation Committee is required to make appropriate adjustments, if any, to the limitations described in the two preceding paragraphs and any outstanding Awards (including adjustments to exercise prices of options and other affected terms of Awards) in the event that an extraordinary dividend or other distribution (whether in cash, shares of our common stock or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange or other similar corporate transaction or event affects our common stock so that an adjustment is appropriate. The Compensation Committee is also authorized to adjust performance conditions and other terms of Awards in response to certain unusual or nonrecurring events or in response to changes in applicable laws, regulations or accounting principles, subject to the limitations of Section 162(m) of the Code.

Eligibility. The persons eligible to receive Awards under the Plan are the officers, directors, employees, consultants and other persons who provide services to us. An employee on leave of absence may be considered as still in the employ of us for purposes of eligibility for participation in the Plan. We presently have six non-employee directors, six executive officers and executive officer directors, and approximately 4,564 full-time employees. We cannot determine the number of independent contractors and consultants eligible to receive grants or the benefits that will be received by or allocated to eligible persons under the Plan. It is not possible to state the number of persons who will receive grants or determine the benefits that will be received by or allocated under the Plan because the selection of participants and the determination of benefits rests within the discretion of the Compensation Committee.

Administration. The Plan is to be administered by the Compensation Committee except to the extent the Board of Directors elects to administer the Plan, in which case the Plan shall be administered by only those Directors who are independent. Subject to the terms of the Plan, the Compensation Committee is authorized to select eligible persons to receive Awards, determine the type, number and other terms and conditions of, and all other matters relating to, Awards, prescribe Award agreements (which need not be identical for each Participant), and the rules and regulations for the administration of the Plan, construe and interpret the Plan and Award agreements, correct defects, supply omissions or reconcile inconsistencies therein, and make all other decisions and determinations as the Compensation Committee may deem necessary or advisable for the administration of the Plan.

Stock Options and Stock Appreciation Rights. The Compensation Committee is authorized to grant stock options, including both incentive stock options (“ISOs”), which can result in potentially favorable tax treatment to the participant, and non-qualified stock options, and stock appreciation rights entitling the participant to receive the amount by which the fair market value of a share of our common stock on the date of exercise exceeds the grant price of the stock appreciation right. Incentive stock options may only be granted to employees. The exercise price per share of common stock subject to an option and the grant price of a stock appreciation right are determined by the Compensation Committee, but will not be less than the fair market value of a share of our common stock on the date of grant. For purposes of the Plan, the term “fair market value” means the fair market value of a share of our common stock, under procedures established by the Compensation Committee in a manner permitted under Section 409A and the regulations issued thereunder. A free standing stock appreciation right may not be exercisable before the expiration of one year from the date of grant, except under certain circumstances such as in connection with a change in control or as set forth in an award agreement in the event of the participant’s death or disability. The maximum term of each option or stock appreciation right, the times at which each option or stock appreciation right will be exercisable, and provisions requiring forfeiture of unexercised options or stock appreciation rights at or following termination of employment generally are fixed by the Compensation Committee, except that no option or stock appreciation right may have a term exceeding ten years, subject to a thirty day extension if the exercise of the option or stock appreciation right would be prohibited on such expiration date. Methods of exercise and settlement and other terms of the stock appreciation right are determined by the Compensation Committee. Options may be exercised by payment of the exercise price in cash, shares of common stock, outstanding Awards or other property (including loans to participants if permissible under applicable law) having a fair market value equal to the exercise price, as the Compensation Committee may determine from time to time.

Prohibition on Repricing Options and Stock Appreciation Rights. Other than in connection with a change in control, extraordinary dividend, other distribution, recapitalization, reorganization, merger, repurchase, share exchange, liquidation, dissolution, other similar corporate transactions, and certain adjustments permitted under the Code, the Compensation Committee is not permitted, without stockholder approval, to (i) lower the exercise price per share or grant price per share, respectively, of an option or stock appreciation right, after it has been granted; (ii) cancel an option or stock appreciation right when the exercise price per share or grant price per share, respectively, exceeds the fair market value of one share in exchange for cash or another Award; or (iii) take any other action with respect to an option or stock appreciation right that would be treated as a repricing.

Restricted and Deferred Stock. The Compensation Committee is authorized to grant restricted stock and deferred stock. Restricted stock is a grant of shares of common stock which may not be sold or disposed of and which shall be subject to such risks of forfeiture and other restrictions as the Compensation Committee may impose. A participant granted restricted stock generally has all of the rights of a stockholder of the Company, unless otherwise determined by the Compensation Committee. An Award of deferred stock confers upon a participant the right to receive shares of common stock at the end of a specified deferral period, subject to such risks of forfeiture and other restrictions as the Compensation Committee may impose. Prior to settlement, an Award of deferred stock carries no voting or dividend rights or other rights associated with share ownership, although dividend equivalents may be granted, as discussed below.

Dividend Equivalents. The Compensation Committee is authorized to grant dividend equivalents conferring on participants the right to receive, currently or on a deferred basis, cash, shares of common stock, other Awards or other property equal in value to dividends paid on a specific number of shares of common stock or other periodic payments, except that any dividends and/or dividend equivalents with respect to Awards which vest based on the achievement of performance goals shall be accumulated until such Award is earned and such dividend and/or dividend equivalents shall not be paid if the performance goals are not satisfied. Dividend equivalents may be granted alone or in connection with another Award, may be paid currently or on a deferred basis and, if deferred, may be deemed to have been reinvested in additional shares of common stock, Awards, other investment vehicles, or otherwise as specified by the Compensation Committee.

Bonus Stock and Awards in Lieu of Cash Obligations. The Compensation Committee is authorized to grant shares of common stock as a bonus free of restrictions, or to grant shares of common stock or other Awards in lieu of our obligations to pay cash under the Plan or other plans or compensatory arrangements, subject to such terms as the Compensation Committee may specify.

Other Stock-Based Awards. The Compensation Committee or the Board is authorized to grant Awards that are denominated or payable in, valued by reference to, or otherwise based on or related to shares of our common stock. The Compensation Committee or the Board determines the terms and conditions of such Awards.

Performance Awards. The Compensation Committee is authorized to grant performance awards to participants on terms and conditions established by the Compensation Committee. The terms and conditions of any Performance Award granted under the Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Compensation Committee and not inconsistent with the Plan, provided that dividend/dividend equivalents accumulated will not be paid until performance goal achievement. The performance criteria to be achieved during any performance period and the length of the performance period is determined by the Compensation Committee upon the grant of the performance award. Performance awards may be valued by reference to a designated number of shares (in which case they are referred to as performance shares) or by reference to a designated amount of property including cash (in which case they are referred to as performance units). Performance awards may be settled by delivery of cash, shares of our common stock or other property, or any combination thereof, as determined by the Compensation Committee. Performance awards granted to persons whom the Compensation Committee expects will, for the year in which a deduction arises, be “covered employees” (as defined below) will, if and to the extent intended by the Compensation Committee, be subject to provisions that should qualify such Awards as “performance-based compensation” not subject to the limitation on tax deductibility by us under Code Section 162(m). For purposes of Section 162(m), the term “covered employee” means the CEO, and each Named Executive Officer whose compensation is required to be reported by reason of being among the three highest compensated officers for the fiscal year (other than the CEO and CFO). If and to the extent required under Section 162(m) of the Code, any power or authority relating to a performance award intended to qualify under Section 162(m) of the Code is to be exercised by the Compensation Committee.

If and to the extent that the Compensation Committee determines that these provisions of the Plan are to be applicable to any Award, one or more of the following business criteria for us, on a consolidated basis, or for our business or geographical units (except with respect to the total stockholder return and earnings per share criteria), shall be used by the Compensation Committee in establishing performance goals for awards under the Plan: (1) earnings per share; (2) revenues or margins; (3) royalties; (4) cash flow; (5) operating margin; (6) return on assets, net assets, investment, capital, operating revenue or equity; (7) economic value added; (8) direct contribution; (9) income; net income; pretax earnings; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings after interest expense and before extraordinary or special items; operating income; net operating income; income before interest income or expense, unusual items and income taxes, local, state or federal and excluding budgeted and actual bonuses which might be paid under any of our ongoing bonus plans; (10) working capital or working capital management, including without limitation inventory turnover, working capital turns, days payable outstanding and days sales outstanding; (11) management of fixed costs or variable costs; (12) identification or consummation of investment opportunities or completion of specified projects in accordance with corporate business plans, including strategic mergers, acquisitions or divestitures; (13) total stockholder return; (14) debt reduction; (15) market share; (16) entry into new markets, either geographically or by business unit; (17) customer retention and satisfaction; (18) strategic plan development and implementation, including turnaround plans; and (19) stock price. Any of the above goals may be determined on an absolute or relative basis (e.g. growth in earnings per share) or as compared to the performance of a published or special index deemed applicable by the Compensation Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of companies that are comparable to us. The Compensation Committee shall exclude the impact of an event or occurrence which the Compensation Committee determines should appropriately be excluded, including without limitation (i) restructurings, discontinued operations, extraordinary items, and other unusual, infrequently occurring, or non-recurring charges, (ii) an event either not directly related to our operations or not within reasonable control of our management, or (iii) a change in accounting standards required by generally accepted accounting principles. The Compensation Committee may, in its discretion, determine that the amount payable as a performance award will be reduced from the amount of any potential Award.

Other Terms of Awards. Awards may be settled in the form of cash, shares of common stock, other Awards or other property, in the discretion of the Compensation Committee. The Compensation Committee may require or permit participants to defer the settlement of all or part of an Award in accordance with such terms and conditions as the Compensation Committee may establish, including payment or crediting of interest or dividend equivalents on deferred amounts. The Compensation Committee is authorized to place cash, shares of our common stock or other property in trusts or make other arrangements to provide for payment of our obligations under the Plan. The Compensation Committee may condition any payment relating to an Award on the withholding of taxes and may provide that a portion of any shares of common stock or other property to be distributed will be withheld (or previously acquired shares of common stock or other property be surrendered by the participant) to satisfy withholding and other tax obligations. The Compensation Committee may, however, grant Awards in exchange for other Awards under the Plan, awards under our other plans, or other rights to payment from us and may grant Awards in addition to and in tandem with such other Awards, rights or other awards.

Acceleration of Vesting; Change in Control. The Compensation Committee may, in its discretion, accelerate the exercisability, the lapsing of restrictions or the expiration of deferral or vesting periods of any Award, and such accelerated exercisability, lapse, expiration, except in the event that a successor entity assumes or substitutes an Award. If so provided in the Award agreement or otherwise determined by the Compensation Committee, vesting shall occur automatically in the case of a “change in control” of us, as defined in the Plan (including the cash settlement of stock appreciation rights, which may be exercisable in the event of a change in control). In addition, the Compensation Committee may provide in an Award agreement that the performance goals relating to any performance award will be deemed to have been met upon the occurrence of any “change in control.”

Restrictions on Transfer. Awards granted under the Plan generally may not be pledged or encumbered and are not transferable except by will or by the laws of descent and distribution, or to a designated beneficiary upon the participant’s death, except that the Compensation Committee may, in its discretion, permit transfers without consideration only, to one or more beneficiaries or other transferees during the participant’s lifetime subject to any restrictions imposed by the Committee. Awards under the Plan are generally granted without a requirement that the participant pay consideration in the form of cash or property for the grant (as distinguished from the exercise), except to the extent required by law.

Amendment and Termination. The Board of Directors may amend, alter, suspend, discontinue or terminate the Plan or the Compensation Committee’s authority to grant Awards without further stockholder approval, except stockholder approval must be obtained for (i) any amendment or alteration if such approval is required by law or regulation or under the rules of any stock exchange or market on which shares of our common stock are then listed, and (ii) with respect to repricing, as set forth under Prohibition on Repricing Options and Stock Appreciation Rights, above. Thus stockholder approval may not necessarily be required for every amendment to the Plan that might increase the cost of the Plan or alter the eligibility of persons to receive Awards. Stockholder approval will not be deemed to be required under laws or regulations, such as those relating to incentive stock option, that condition favorable treatment of participants on such approval, although the board of directors may, in its discretion, seek stockholder approval in any circumstance in which it deems such approval advisable. Unless earlier terminated by the board of directors, the Plan will terminate at the earliest of (a) such time as no shares of our common stock remain available for issuance under the Plan, (b) termination of the Plan by the board of directors, or (c) the tenth anniversary of the date the Plan was approved by the board of directors. Awards outstanding upon expiration of the Plan shall remain in effect until they have been exercised or terminated, or have expired.

Clawback. Under the Plan, Awards will be subject to such deductions and clawback as may be required to be made pursuant to laws, government regulations, or stock exchange listing requirements, and any policy adopted by the Company pursuant to any such law, government regulation or stock exchange listing requirement. Refer to the section entitled “Clawback Policy” for a description of the Company’s clawback policy.

Federal Income Tax Consequences of Awards

The Plan is not qualified under the provisions of Section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974. The following is a general summary of certain U.S. federal income tax consequences to U.S. participants with respect to Awards granted under the Plan based on the law as currently in effect. This discussion applies to participants who are citizens or residents of the U.S. and a U.S. taxpayer.

Nonqualified Stock Options

On exercise of a nonqualified stock option granted under the Plan, an optionee will recognize ordinary income equal to the excess, if any, of the fair market value on the date of exercise of the shares of stock acquired on exercise of the option over the exercise price. If the optionee is our employee or an employee of a “related entity,” as defined in the Plan, that income will be subject to the withholding of federal income tax. The optionee’s tax basis in those shares will be equal to their fair market value on the date of exercise of the option, and his or her holding period for those shares will begin on that date.

If an optionee pays for shares of stock on exercise of an option by delivering shares of our common stock, the optionee will not recognize gain or loss on the shares delivered, even if their fair market value at the time of exercise differs from the optionee’s tax basis in them. The optionee, however, otherwise will be taxed on the exercise of the option in the manner described above as if he had paid the exercise price in cash. If a separate identifiable stock certificate is issued for that number of shares equal to the number of shares delivered on exercise of the option, the optionee’s tax basis in the shares represented by that certificate will be equal to his tax basis in the shares delivered, and his or her holding period for those shares will include his or her holding period for the shares delivered. The optionee’s tax basis and holding period for the additional shares received on exercise of the option will be the same as if the optionee had exercised the option solely in exchange for cash.

We will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income taxable to the optionee, provided that amount constitutes an ordinary and necessary business expense for us and is reasonable in amount, and either the employee includes that amount in income or we timely satisfy our reporting requirements with respect to that amount.

Incentive Stock Options

The Plan provides for the grant of stock options that qualify as “incentive stock options” as defined in Section 422 of the Code, which we refer to as ISOs. Under the Code, an optionee generally is not subject to tax upon the grant or exercise of an ISO. In addition, if the optionee holds a share received on exercise of an ISO for at least two years from the date the option was granted and at least one year from the date the option was exercised, which we refer to as the Required Holding Period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the holder’s tax basis in that share will be long-term capital gain or loss.

If, however, an optionee disposes of a share acquired on exercise of an ISO before the end of the Required Holding Period, which we refer to as a Disqualifying Disposition, the optionee generally will recognize ordinary income in the year of the Disqualifying Disposition equal to the excess, if any, of the fair market value of the share on the date the ISO was exercised over the exercise price. If, however, the Disqualifying Disposition is a sale or exchange on which a loss, if realized, would be recognized for federal income tax purposes, and if the sales proceeds are less than the fair market value of the share on the date of exercise of the option, the amount of ordinary income recognized by the optionee will not exceed the gain, if any, realized on the sale. If the amount realized on a Disqualifying Disposition exceeds the fair market value of the share on the date of exercise of the option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.

An optionee who exercises an ISO by delivering shares of common stock acquired previously pursuant to the exercise of an ISO before the expiration of the Required Holding Period for those shares is treated as making a Disqualifying Disposition of those shares. This rule prevents “pyramiding” in connection with the exercise of an ISO (that is, exercising an ISO for one share and using that share, and others so acquired, to exercise successive ISOs) without the imposition of current income tax.

For purposes of the alternative minimum tax, the amount by which the fair market value of a share of common stock acquired on exercise of an ISO exceeds the exercise price of that option generally will be an adjustment included in the optionee’s alternative minimum taxable income for the year in which the option is exercised. If, however, there is a Disqualifying Disposition of the share in the year in which the option is exercised, there will be no adjustment with respect to that share. If there is a Disqualifying Disposition in a later year, no income with respect to the Disqualifying Disposition is included in the optionee’s alternative minimum taxable income for that year. In computing alternative minimum taxable income, the tax basis of a share acquired on exercise of an ISO is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the option is exercised.

We are not allowed an income tax deduction with respect to the grant or exercise of an ISO or the disposition of a share acquired on exercise of an ISO after the Required Holding Period. However, if there is a Disqualifying Disposition of a share, we are allowed a deduction in an amount equal to the ordinary income includible in income by the optionee, provided that amount constitutes an ordinary and necessary business expense for us and is reasonable in amount, and either the employee includes that amount in income or we timely satisfy our reporting requirements with respect to that amount.

Stock Awards

Generally, the recipient of a stock award will recognize ordinary compensation income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is non-vested when it is received under the Plan (for example, if the employee is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary compensation income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. If permitted by the Committee, a recipient may, however, file an election with the Internal Revenue Service, within 30 days of his or her receipt of the stock award, to recognize ordinary compensation income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient in exchange for the stock.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired as stock awards will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested. Upon the disposition of any stock received as a stock award under the Plan the difference between the sale price and the recipient’s basis in the shares will be treated as a capital gain or loss and generally will be characterized as long-term capital gain or loss if the shares have been held for more the one year from the date as of which he or she would be required to recognize any compensation income.

We will be allowed a corresponding federal income tax deduction in an amount equal to the ordinary income recognized by the recipient, provided that the deduction is not otherwise disallowed under the Code.

Stock Appreciation Rights

We may grant stock appreciation rights, which we call SARs, separate from any other award, which we refer to as Stand-Alone SARs, or in tandem with options, which we refer to as Tandem SARs, under the Plan. Generally, the recipient of a Stand-Alone SAR will not recognize any taxable income at the time the Stand-Alone SAR is granted.

With respect to Stand-Alone SARs, if the recipient receives the appreciation inherent in the SARs in cash, the cash will be taxable as ordinary compensation income to the recipient at the time that the cash is received. If the recipient receives the appreciation inherent in the SARs in shares of stock, the recipient will recognize ordinary compensation income equal to the excess of the fair market value of the stock on the day it is received over any amounts paid by the recipient for the stock.

With respect to Tandem SARs, if the recipient elects to surrender the underlying option in exchange for cash or shares of stock equal to the appreciation inherent in the underlying option, the tax consequences to the recipient will be the same as discussed above relating to the Stand-Alone SARs. If the recipient elects to exercise the underlying option, the holder will be taxed at the time of exercise as if he or she had exercised a nonqualified stock option (discussed above), i.e., the recipient will recognize ordinary income for federal tax purposes measured by the excess of the then fair market value of the shares of stock over the exercise price.

In general, there will be no federal income tax deduction allowed to us upon the grant or termination of Stand-Alone SARs or Tandem SARs. Upon the exercise of either a Stand-Alone SAR or a Tandem SAR, however, we will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that the employee is required to recognize as a result of the exercise, provided that the deduction is not otherwise disallowed under the Code.

Dividend Equivalents

Generally, the recipient of a dividend equivalent award will recognize ordinary compensation income at the time the dividend equivalent award is received equal to the fair market value of the dividend equivalent award received. With respect to Awards based on the achievement of performance goals, dividends/dividend equivalents accumulated will not be paid until performance goal achievement. We generally will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that the employee is required to recognize as a result of the dividend equivalent award, provided that the deduction is not otherwise disallowed under the Code.

Section 409A

Section 409A of the Code, enacted as part of the American Jobs Creation Act of 2004, imposes requirements applicable to “nonqualified deferred compensation plans,” including rules relating to the timing of deferral elections and elections with regard to the form and timing of benefit distributions, prohibitions against the acceleration of the timing of distributions, and the times when distributions may be made, as well as rules that generally prohibit the funding of nonqualified deferred compensation plans in offshore trusts or upon the occurrence of a change in the employer’s financial health. These rules generally apply with respect to deferred compensation that becomes earned and vested on or after January 1, 2005. If a nonqualified deferred compensation plan subject to Section 409A fails to meet, or is not operated in accordance with, these requirements, then all compensation deferred under the plan is or becomes immediately taxable to the extent that it is not subject to a substantial risk of forfeiture and was not previously taxable. The tax imposed as a result of these rules would be increased by interest at a rate equal to the rate imposed upon tax underpayments plus one percentage point, and an additional tax equal to 20% of the compensation required to be included in income. Some of the Awards to be granted under the Plan may constitute deferred compensation subject to the Section 409A requirements, including, without limitation, deferred stock. It is intended that any Award agreement that will govern Awards subject to Section 409A will comply with these rules.

Section 162 Limitations

The Omnibus Budget Reconciliation Act of 1993 added Section 162(m) to the Code, which generally disallows a public company’s tax deduction for compensation to covered employees in excess of $1 million in any tax year beginning on or after January 1, 1994. Compensation that qualifies as “performance-based compensation” is excluded from the $1 million deductibility cap, and therefore remains fully deductible by the company that pays it. We intend that options granted to employees whom the Compensation Committee expects to be covered employees at the time a deduction arises in connection with such options will (and that other awards may be structured in a manner that may) qualify as such “performance-based compensation,” so that such options will not be subject to the Section 162(m) deductibility cap of $1 million and that other performance-based awards under the Plan may be structured so as not to be subject to that limitation. Future changes in Section 162(m) or the regulations thereunder may adversely affect our ability to ensure that options and other awards under the Plan will qualify as “performance-based compensation” that is fully deductible by us under Section 162(m).

State and Local Income Taxes

In addition to U.S. federal income tax, participants may also be subject to U.S. state and local taxes with respect to Awards granted under the Plan.

PROPOSAL 3—THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THIS PROPOSAL TO APPROVE THE PLAN AND ITS MATERIAL TERMS.

PROPOSAL 4. ADVISORY VOTE TO APPROVE THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS (“SAY ON PAY”)

Background of the Proposal

The Dodd-Frank Act requires all public companies to hold a separate non-binding advisory stockholder vote to approve the compensation of named executive officers as described in the Compensation Discussion and Analysis, the executive compensation tables and any related information in each such company’s proxy statement (commonly known as a “Say on Pay” proposal). Pursuant to Section 14A of the Securities Exchange Act of 1934, as amended, we are holding a separate non-binding advisory vote to approve Say on Pay at the Annual Meeting.

Say on Pay Proposal

As discussed in the “Compensation Discussion and Analysis” section of this proxy statement, our executive compensation program is primarily structured to compensate our executives at competitive levels, with the opportunity to earn above-median compensation for above-market performance as compared to our peer group. We compensate our executives through programs that emphasize performance-based incentive compensation in the form of annual cash payments and equity-based awards. We have structured annual cash and long-term non-cash compensation to motivate executives to achieve the business goals set by us and reward the executives for achieving such goals. This approach supports the Company’s pay-for-performance philosophy by providing a compensation package that is generally weighted toward variable, performance-based incentives, thus ensuring the highest degree of accountability at the senior levels of the organization. The Board of Directors believes that our compensation program for our named executive officers is appropriately based upon our performance and the individual performance and level of responsibility of the named executive officers. We urge you to read the “Executive Compensation” section of this proxy statement for details on the Company’s executive compensation programs.

The Say on Pay proposal is set forth in the following resolution:

“RESOLVED, that the compensation paid to Altra Industrial Motion Corp.’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.”

Because your vote on this proposal is advisory, it will not be binding on the Board of Directors, the Compensation Committee or the Company. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

The Board of Directors recommends that the stockholders vote FOR Proposal 4.

PROPOSAL 5. ADVISORY VOTE ON THE FREQUENCY OF THE ADVISORY VOTE ON SAY ON PAY IN FUTURE YEARS (“SAY ON FREQUENCY”)

Background of the Proposal

The Dodd-Frank Act also requires all public companies, beginning with their stockholder meetings on or after January 21, 2011, to hold a separate non-binding advisory stockholder vote with respect to the frequency of the vote on the Say on Pay proposal thereafter. Companies must give stockholders the choice of whether to cast an advisory vote on the Say on Pay proposal every year, every two years, or every three years (commonly known as “Say on Frequency”). Stockholders may also abstain from making a choice. After such initial votes are held, the Dodd-Frank Act requires all public companies to submit to their stockholders no less often than every six years thereafter the Say on Frequency proposal. Pursuant to Section 14A of the Securities Exchange Act of 1934, as amended, we are holding a separate non-binding advisory vote on the frequency of Say on Pay in future years at the Annual Meeting.

Say on Frequency Proposal

The Board of Directors believes that say-on-pay votes should be conducted every year so that stockholders may annually express their views on the Company’s executive compensation program.

Although the Board of Directors recommends that the Say on Pay proposal be voted on every year, our stockholders will be able to specify one of four choices for the frequency of the vote on the Say on Pay proposal as follows: (i) one year, (ii) two years, (iii) three years, or (iv) abstain. This is an advisory vote and will not be binding on the Board of Directors or the Company, and the Board of Directors may determine that it is in the best interests of our stockholders and the Company to hold an advisory vote on executive compensation more or less frequently than may be indicated by this advisory vote of our stockholders. Nevertheless, the Compensation Committee will take into account the outcome of this advisory vote when considering how frequently to seek an advisory vote on Say on Pay in future years.

The Board of Directors recommends that the stockholders vote FOR the selection of one year as the frequency with which stockholders are provided an advisory vote on Say on Pay.

STOCKHOLDER PROPOSALS FOR 2018 ANNUAL MEETING

Requirements for Stockholder Proposals to Be Considered for Inclusion in Altra’s Proxy Materials

Any proposal or director nomination that a stockholder wishes to submit for inclusion in Altra’s proxy materials for the 2018 Annual Meeting of Stockholders pursuant to and in accordance with Rule 14a-8 of the Exchange Act must be received by Altra not later than November 24, 2017.

Requirements for Stockholder Proposals to Be Brought Before the Annual Meeting

Altra’s bylaws provide that any proposal or director nomination that a stockholder wishes to propose for consideration at an annual meeting, but does not seek to include in Altra’s Proxy Statement and related materials, must be received by the Company no later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s Annual Meeting. Absent specific circumstances set forth in our bylaws, to be considered at the 2018 Annual Meeting such proposal must be delivered to Altra no earlier than December 27, 2017 and no later than January 26, 2018. In addition, any stockholder proposal to Altra must set forth the information required by Altra’s bylaws with respect to each matter the stockholder proposes to bring before the annual meeting. The proxy solicited by the Board of Directors for the 2018 Annual Meeting will confer discretionary authority to vote on any proposal presented by a stockholder at the meeting that was not included in the proxy materials for such meeting.

Any stockholder proposals or notices submitted to Altra in connection with the 2018 Annual Meeting should be addressed to: Corporate Secretary, Altra Industrial Motion Corp., 300 Granite Street, Suite 201, Braintree, Massachusetts 02184.

HOUSEHOLDING

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single annual report and proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

A single annual report and proxy statement may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once a stockholder has received notification from its broker that it will be “householding” communications to such stockholder’s address, “householding” will continue until such stockholder is notified otherwise or until such stockholder notifies its broker or us that it no longer wishes to participate in “householding.” If, at any time, a stockholder no longer wishes to participate in “householding” and would prefer to receive a separate copy of the 2017 proxy statement and 2016 annual report, and/or wishes to receive separate copies of these documents in the future, or if, at any time, stockholders who share an address and receive separate copies of the 2017 proxy statement and 2016 annual report, who would like to receive a single copy of these documents in the future, such stockholder or stockholders may (1) notify its broker or (2) direct its written or oral request to: Altra Industrial Motion Corp., 300 Granite Street, Suite 201, Braintree, Massachusetts 02184, (781) 917-0600.

Upon written or oral request of a stockholder at a shared address to which a single copy of the 2017 proxy statement and 2016 annual report was delivered, we will deliver promptly separate copies of these documents.

Annex A

ALTRA INDUSTRIAL MOTION CORP.

2014 OMNIBUS INCENTIVE PLAN

(Effective as of April 24, 2014, as amended and restated [                ])

1. Purpose. The purpose of this ALTRA INDUSTRIAL MOTION CORP. 2014 OMNIBUS INCENTIVE PLAN (the “Plan”) is to assist Altra Industrial Motion Corp., a Delaware corporation (the “Company”), and its Related Entities (as hereinafter defined) in attracting, motivating, retaining and rewarding high-quality executives and other key employees, officers, directors, consultants and other persons who provide services to the Company or its Related Entities by enabling such persons to acquire or increase a proprietary interest in the Company in order to strengthen the mutuality of interests between such persons and the Company’s shareholders, and providing such persons with performance incentives to expend their maximum efforts in the creation of shareholder value. This Plan was adopted by the Board on February 12, 2014, and replaces in its entirety the Prior Plan, as defined herein.

2. Definitions. For purposes of the Plan, the following terms shall be defined as set forth below, in addition to such terms defined in Section 1 hereof.

(a) “Award” means any Option, Stock Appreciation Right, Restricted Stock Award, Deferred Stock Award, Shares granted as a bonus or in lieu of another award, Dividend Equivalent, Other Stock-Based Award, Performance Award, Cash Award or other incentive award payable in cash or Shares or a combination thereof, together with any other right or interest, granted to a Participant under the Plan.

(b) “Award Agreement” means any written or electronic agreement, contract or other instrument or document evidencing any Award granted by the Committee hereunder, which may, but does not need to be, executed by the Company or the Participant.

(c) “Beneficiary” means the person, persons, trust or trusts that have been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under the Plan upon such Participant’s death or to which Awards or other rights are transferred if and to the extent permitted under Section 10(b) hereof. If, upon a Participant’s death, there is no designated Beneficiary or surviving designated Beneficiary, then the term Beneficiary means the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.

(d) “Beneficial Owner” shall have the meaning ascribed to such term in Rule 13d-3 under the Exchange Act and any successor to such Rule.

(e) “Board” means the Company’s Board of Directors.

(f) “Cash Award” means an Award of cash granted to a Participant under Section 6(j) hereof.

(g) “Cause” shall, with respect to any Participant, have the meaning specified in the Award Agreement. In the absence of an Award Agreement or any definition in the Award Agreement, “Cause” shall have the equivalent meaning or the same meaning as “cause” or “for cause” set forth in any employment, consulting, or other agreement for the performance of services between the Participant and the Company or a Related Entity. In the absence of any such agreement or the absence of a definition of “cause” or “for cause” in any such agreement, such term shall mean (i) the failure by the Participant to perform, in a reasonable manner, his or her duties as assigned by the Company or a Related Entity, (ii) any violation or breach by the Participant of his or her employment, consulting or other similar agreement with the Company or a Related Entity, if any, or any policies and procedures established from time to time by the Company or any Related Entity, (iii) any violation or breach by the Participant of any non-competition, non-solicitation, non-disclosure and/or other similar agreement with the Company or a Related Entity, (iv) any act by the Participant of dishonesty or bad faith with respect to the Company or a Related Entity, (v) any involvement by the Participant in fraud, misappropriation or embezzlement related to the business or property of the Company, (vi) use of alcohol, drugs or other similar substances in a manner that adversely affects the Participant’s work performance, or (vii) the commission by the Participant of any act, misdemeanor, or crime reflecting unfavorably upon the Participant or the Company or any Related Entity. The good faith determination by the Committee of whether the Participant’s Continuous Service was terminated by the Company for “Cause” shall be final and binding for all purposes hereunder.

(h) “Change in Control” means a Change in Control as defined with related terms in Section 9(b) of the Plan.

(i) “Code” means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

(j) “Committee” means the Company Compensation Committee, and any committee designated thereafter by the Compensation Committee, to administer the Plan. If the Compensation Committee seeks to designate a separate committee to administer the Plan, that committee shall consist of at least two directors, and each member of the committee shall be (i) a “non-employee director” within the meaning of Rule 16b-3 (or any successor rule) under the Exchange Act, unless administration of the Plan by “non-employee directors” is not then required in order for exemptions under Rule 16b-3 to apply to transactions under the Plan, (ii) an “outside director” within the meaning of Section 162(m) of the Code, and (iii) “Independent”.

(k) “Consultant” means any person (other than an Employee or a Director, solely with respect to rendering services in such person’s capacity as a director) or entity who is engaged by the Company or any Related Entity to render consulting or advisory services to the Company or such Related Entity.

(l) “Continuous Service” means the uninterrupted active provision of services to the Company or any Related Entity in any capacity of Employee, Director, Consultant or other service provider. Continuous Service shall not be considered to be interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Related Entities, or any successor entities, in any capacity of Employee, Director, Consultant or other service provider, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of Employee, Director, Consultant or other service provider (except as otherwise may be provided in an Award Agreement). An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave.

(m) “Covered Employee” means an Eligible Person who is or is likely to be a “covered employee” within the meaning of Section 162(m)(3) of the Code, or any successor provision thereto.

(n) “Deferred Stock” means a right to receive Shares, including Restricted Stock, cash or a combination thereof, at the end of a specified deferral period.

(o) “Deferred Stock Award” means an Award of Deferred Stock granted to a Participant under Section 6(e) hereof.

(p) “Director” means a member of the Board or the board of directors of any Related Entity.

(q) “Disability” shall, with respect to any Participant, have the meaning specified in the Award Agreement. In the absence of an Award Agreement or any definition in an Award Agreement, “Disability” means a permanent and total disability (within the meaning of Section 22(e) of the Code), as determined by a medical doctor satisfactory to the Committee.

(r) “Dividend Equivalent” means a right, granted to a Participant under Section 6(g) hereof, to receive cash, Shares, other Awards or other property equal in value to dividends paid with respect to a specified number of Shares, or other periodic payments.

(s) “Effective Date” means the date on which the shareholders of the Company eligible to vote in the election of directors, by a vote sufficient to meet the requirements of Code Sections 162(m) (if applicable) and 422, Rule 16b-3 under the Exchange Act (if applicable), applicable requirements under the rules of the Nasdaq or any national securities exchange on which any securities of the Company are listed for trading, and other laws, regulations, and obligations of the Company applicable to the Plan, approve the Plan.

(t) “Eligible Person” means each officer, Director, Employee, Consultant and other person who provides services to the Company or any Related Entity. The foregoing notwithstanding, only employees of the Company, or any parent corporation or subsidiary corporation of the Company (as those terms are defined in Sections 424(e) and (f) of the Code, respectively), shall be Eligible Persons for purposes of receiving any Incentive Stock Options. An Employee who is on an approved leave of absence (including sick leave, military leave, or any other authorized personal leave) may be considered as still in the employ of the Company or a Related Entity for purposes of eligibility for participation in the Plan.

(u) “Employee” means any person, including an officer or Director, who is an employee of the Company or any Related Entity. The payment of a director’s fee by the Company or a Related Entity shall not be sufficient to constitute “employment” by the Company.

(v) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

(w) “Fair Market Value” means as of any date that requires the determination of the Fair Market Value of a Share under this Plan or any Award Agreement, the fair market value of a Share on such date of determination, calculated by the Committee in a manner permitted under Section 409A of the Code and the regulations issued thereunder, including as follows:

(i) if the Shares are then listed or admitted to trading on the Nasdaq or other national securities exchange which reports closing sale prices, the Fair Market Value shall be determined based upon the closing sale price per Share on the trading day before or the trading day of the date of determination, the arithmetic mean of the high and low prices on the trading day before or the trading day of the date of determination or the average selling price during a specified period that is within 30 days before or 30 days after the applicable valuation date (provided that before the Committee applies such average selling price valuation method, it must irrevocably commit to grant the Option or Stock Appreciation Right with an exercise price determined by applying such method before the beginning of the specified period);

(ii) If the Shares are not then listed or admitted to trading on the Nasdaq or another securities exchange which reports closing sale prices, the Fair Market Value shall be the average of the closing bid and asked prices of the Shares in the over-the-counter market on such day of the date of determination; or

(iii) If neither (i) nor (ii) is applicable as of such date, then the Fair Market Value shall be determined by the Committee in good faith using any reasonable method of valuation, which determination shall be conclusive and binding on all interested parties.

For the avoidance of doubt, when approving or authorizing an Award, the Committee can provide for the grant of an Award at a future date and in such event the determination of Fair Market Value as required under this Plan shall be as of such date of grant.

(x) “Good Reason” shall, with respect to any Participant, have the meaning specified in the Award Agreement. In the absence of an Award Agreement or any definition in the Award Agreement, “Good Reason”

shall have the equivalent meaning or the same meaning as “good reason” or “for good reason” set forth in any employment, consulting or other agreement for the performance of services between the Participant and the Company or a Related Entity. In the absence of any such agreement or the absence of a definition of “good reason” or “for good reason” in any such agreement, such term shall mean (i) the assignment to the Participant of any substantial duties or responsibilities inconsistent in any material respect with the Participant’s duties or responsibilities as assigned by the Company or a Related Entity, excluding for this purpose any action not taken in bad faith and which is remedied by the Company or a Related Entity promptly after receipt of notice thereof given by the Participant; (ii) any material failure by the Company or a Related Entity to comply with its obligations to the Participant as agreed upon, other than any failure not occurring in bad faith and which is remedied by the Company or a Related Entity promptly after receipt of notice thereof given by the Participant; or (iii) the Company’s or Related Entity’s requiring the Participant to be based at any office or location outside of fifty miles from the location of employment or service as of the date of Award, except for travel reasonably required in the performance of the Participant’s responsibilities.

(y) “Incentive Stock Option” means any Option granted under and in accordance with the terms of Section 6(b), that meets the requirements of Section 422 of the Code or any successor provision thereto and is designated by the Committee in the applicable Award Agreement as an Incentive Stock Option.

(z) “Independent”, when referring to either the members of the Board or members of the Committee, shall have the same meaning as used in the rules of the Nasdaq or any national securities exchange on which any securities of the Company are listed for trading, and if not listed for trading, by the rules of the Nasdaq.

(aa) “Incumbent Board” means the Incumbent Board as defined in Section 9(b)(ii) of the Plan.

(bb) “Option” means a right granted to a Participant under and in accordance with the terms of Section 6(b) hereof, to purchase Shares or other Awards at a specified price during specified time periods.

(cc) “Optionee” means a person to whom an Option is granted under this Plan or any person who succeeds to the rights of such person under this Plan.

(dd) “Other Stock-Based Awards” means Awards granted to a Participant under Section 6(i) hereof.

(ee) “Participant” means a person who was an Eligible Person at the time of grant and has been granted an Award under the Plan that remains outstanding, including a person who is no longer an Eligible Person.

(ff) “Performance Award” shall mean any Award of Performance Shares or Performance Units granted pursuant to Section 6(h).

(gg) “Performance Period” means that period established by the Committee at the time any Performance Award is granted or at any time thereafter during which any performance goals specified by the Committee with respect to such Award are to be measured.

(hh) “Performance Share” means any grant pursuant to Section 6(h) of a unit valued by reference to a designated number of Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including cash, Shares, other property, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

(ii) “Performance Unit” means any grant pursuant to Section 6(h) of a unit valued by reference to a designated amount of property (including cash) other than Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including cash, Shares, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

(jj) “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, and shall include a “group” as defined in Section 13(d) thereof.

(kk) “Prior Plan” means the Altra Holdings, Inc. 2004 Equity Incentive Plan, as effective as of November 21, 2004, as amended.

(ll) “Related Entity” means any Subsidiary, and any business, corporation, partnership, limited liability company or other entity designated by Board in which the Company or a Subsidiary holds a substantial ownership interest, directly or indirectly.

(mm) “Restricted Stock” means any Share issued with the restriction that the holder may not sell, transfer, pledge or assign such Share and with such risks of forfeiture and other restrictions as the Committee, in its sole discretion, may impose (including any restriction on the right to vote such Share and the right to receive any dividends), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

(nn) “Restricted Stock Award” means an Award granted to a Participant under Section 6(d) hereof.

(oo) “Rule 16b-3” means Rule 16b-3, as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

(pp) “Shares” means the shares of common stock of the Company, par value $0.001 per share, and such other securities as may be substituted (or resubstituted) for Shares pursuant to Section 10(c) hereof.

(qq) “Stock Appreciation Right” means a right granted to a Participant under Section 6(c) hereof.

(rr) “Subsidiary” means any corporation or other entity in which the Company has a direct or indirect ownership interest of 50% or more of the total combined voting power of the then outstanding securities or interests of such corporation or controls the board of directors or in which the Company has the right to receive 50% or more of the distribution of profits or 50% or more of the assets on liquidation or dissolution.

(ss) “Substitute Awards” shall mean Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, by a company acquired by the Company or any Related Entity or with which the Company or any Related Entity combines; provided that the terms and conditions of each such Substitute Award (including, without limitation, the exercise price and number of Shares subject to such Substitute Award) shall be determined in accordance with Treasury Regulations section 1.409A-1(b)(5)(v)(D), except with respect to Incentive Stock Options, in which case the terms and conditions of such Substitute Award shall be determined in accordance with Treasury Regulations section 1.424-1(a).

3. Administration.

(a) Authority of the Committee. The Plan shall be administered by the Committee, except to the extent the Board elects to administer the Plan, in which case the Plan shall be administered by only those Directors who are Independent, in which case references herein to the “Committee” shall be deemed to include references to the Independent members of the Board. The Committee shall have full and final authority, in its sole discretion but subject to and consistent with the provisions of the Plan, to select Eligible Persons to become Participants, grant Awards, determine the type, number and other terms and conditions of, and all other matters relating to, Awards (including Substitute Awards), prescribe the form of, and prepare, as applicable, Award Agreements (which need not be identical for each Participant) and rules and regulations for the administration of the Plan, construe and interpret the Plan, Award Agreements and any other instrument or agreement relating to, or awards made under, the Plan and correct defects, supply omissions or reconcile inconsistencies therein, and to make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan. The terms and conditions prescribed by the Committee in any Award Agreement may include, in the discretion of the Committee, provisions requiring that a Participant forfeit and/or repay to the Company all or any portion of the value of any Award in the event that the Participant violates any noncompetition, nonsolicitation, confidentiality or other agreement with the Company or any Related Entity. In exercising any discretion granted to the Committee under the Plan or pursuant to any Award, the Committee shall not be required to follow past practices, act in a manner consistent with past practices, or treat any Eligible Person or Participant in a manner consistent with the treatment of other Eligible Persons or Participants.

(b) Manner of Exercise of Committee Authority. Notwithstanding anything herein to the contrary, the Committee, and not the Board, shall exercise sole and exclusive discretion on any matter relating to a Participant then subject to Section 16 of the Exchange Act with respect to the Company to the extent necessary in order that transactions by such Participant shall be exempt under Rule 16b-3 under the Exchange Act. Any action of the Committee shall be final, conclusive and binding on all persons, including the Company, its Related Entities, Participants, Beneficiaries, transferees under Section 10(b) hereof or other persons claiming rights from or through a Participant, and shareholders. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Company or any Related Entity, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions, including administrative functions, to the extent that such delegation will not result in the loss of an exemption under Rule 16b-3(d)(1) for Awards granted to Participants subject to Section 16 of the Exchange Act in respect of the Company and will not cause Awards intended to qualify as “qualified performance-based compensation” under Code Section 162(m) to fail to so qualify. The Committee may appoint agents to assist it in administering the Plan.

(c) Limitation of Liability. The Committee and the Board, and each member thereof, shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or Employee, the Company’s independent auditors, attorneys, Consultants or any other agents assisting in the administration of the Plan. Members of the Committee and the Board, and any officer or Employee acting at the direction or on behalf of the Committee or the Board, shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

4. Shares Subject to Plan.

(a) Limitation on Overall Number of Shares Available for Grant Under Plan. Subject to adjustment as provided in Section 10(c) hereof, the total number of Shares available for grant under the Plan shall be 1,500,000, which includes the 750,000 previously approved prior to this amendment and restatement. Any Shares that are subject to Awards shall be counted against this limit as one (1) Share for every one (1) Share granted. Any Shares delivered under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares. Subject to adjustment as provided in Section 10(c) hereof, the total number of Shares available for grants of Incentive Stock Options is 500,000.

(b) Application of Limitation to Grants of Award. No Award may be granted if the number of Shares to be delivered in connection with such an Award exceeds the number of Shares remaining available for delivery under the Plan, minus the number of Shares deliverable in settlement of or relating to then outstanding Awards.

(c) Availability of Shares Not Delivered under Awards and Adjustments to Limits.

(i) Any Shares that are subject to an Award (except for Substitute Awards), or to an award under the Prior Plan that is outstanding on the Effective Date of the Plan, which terminate without being exercised, expires, is forfeited or canceled, is exchanged for an Award that does not involve Shares, or is withheld to pay tax on any Award other than for Options or Stock Appreciation Rights, or is settled in cash in lieu of Shares, shall, to the extent of such termination, expiration, forfeiture, cancellation, or exchange for another Award, non-issue, withholding or tender, or such settlement in cash, again be available for Awards under the Plan, subject to Section 4(c)(iv) below. If the Company uses the proceeds from the exercise of an Option to repurchase Shares, the Shares so repurchased shall not be counted for purposes of determining the maximum number of Shares available for grant under the Plan. Notwithstanding anything to the contrary contained herein, Shares subject to an Award under the Plan shall not again be made available for issuance or delivery under the Plan if such Shares are (a) Shares tendered in payment of an Option, or (b) Shares delivered or withheld by the Company to satisfy any tax obligation with respect to Options or Stock Appreciation Rights.

(ii) Substitute Awards shall not reduce the Shares authorized for grant under the Plan or authorized for grant to a Participant in any period. Additionally, in the event that a company acquired by the Company or any Related Entity or with which the Company or any Related Entity combines, has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, the shares available for delivery pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for delivery under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Directors prior to such acquisition or combination.

(iii) Any Shares that again become available for grant pursuant to this Section 4(c) shall be added back as one (1) Share.

(iv) Notwithstanding anything in this Section 4(c) to the contrary and solely for purposes of determining whether Shares are available for the delivery of Incentive Stock Options, the maximum aggregate number of shares that may be granted under this Plan shall be determined without regard to any Shares restored pursuant to this Section 4(c) that, if taken into account, would cause the Plan to fail the requirement under Code Section 422 that the Plan designate a maximum aggregate number of shares that may be issued.

5. Eligibility; Per-Person Award Limitations. Awards may be granted under the Plan only to Eligible Persons; provided that Incentive Stock Options may be granted only to Employees. Subject to adjustment as provided in Section 10(c), and only to the extent such Awards are intended to be “performance-based compensation” under Section 162(m) of the Code, in any fiscal year of the Company during any part of which the Plan is in effect, no Participant may be granted (i) Options or Stock Appreciation Rights with respect to more than 200,000 Shares or (ii) Restricted Stock, Deferred Stock, Performance Shares and/or Other Stock-Based Awards with respect to more than 150,000 Shares. The foregoing limits shall be multiplied by two for Awards granted to a Participant in the year the Participant commences his or her employment with the Company. To the extent such Awards are intended to be “performance-based compensation” under Section 162(m) of the Code (x) the maximum dollar value payable in any fiscal year to any one Participant with respect to Performance Units for any Performance Period is $1,500,000 multiplied by the number of full years in the Performance Period and (y) the maximum dollar value payable in any fiscal year to any one Participant with respect to any Cash Award (other than a Performance Unit), is $2,500,000. The limit in the foregoing sentence shall apply separately to each Performance Period, even though Performance Periods may overlap in time. Notwithstanding any other provision of the Plan to the contrary, the aggregate grant date fair value (computed as of the date of grant in accordance with applicable financial accounting rules) of all Awards granted to any non-employee director during any single calendar year (excluding Awards made at the election of the Director in lieu of all or a portion of annual and committee cash retainers) shall not exceed $200,000.

6. Specific Terms of Awards.

(a) General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 10(e)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of the Participant’s Continuous Service and terms permitting a Participant to make elections relating to his or her Award. The terms and conditions of each Award granted under the Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan; provided, however, that the Committee may grant an Award that is fully vested on the date of grant without an Award Agreement. The Committee shall retain full power and discretion to accelerate, waive or modify, at any time, any term or condition of an Award that is not mandatory under the Plan or that is prohibited by applicable law or securities exchange rule. Except in cases in which the Committee is authorized to require other forms of consideration under the Plan, or to the extent other forms of consideration must be paid to satisfy the requirements of Delaware law, no consideration other than services may be required for the grant (but not the exercise) of any Award.

(b) Options. The Committee is authorized to grant Options to any Eligible Person on the following terms and conditions; provided that Incentive Stock Options may be granted only to Employees. Except as provided in Section 6(a), the terms and conditions of any Option granted under the Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan. For avoidance of doubt, a Participant granted Stock Options shall not have the right to receive dividends or dividend equivalents thereon.

(i) Exercise Price. Other than in connection with Substitute Awards, the exercise price per Share purchasable under an Option shall be determined by the Committee, provided that such exercise price shall not be less than 100% of the Fair Market Value of a Share on the date of grant of the Option. If an Employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company (or any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f) of the Code, respectively) and an Incentive Stock Option is granted to such Employee, the exercise price of such Incentive Stock Option (to the extent required by the Code at the time of grant) shall be no less than 110% of the Fair Market Value of a Share on the date such Incentive Stock Option is granted. Other than pursuant to Section 10(c) or in connection with a Change in Control, the Committee shall not be permitted to (A) lower the exercise price per Share of an Option after it is granted, (B) cancel an Option when the exercise price per Share exceeds the Fair Market Value of the underlying Shares in exchange for cash or another Award, or (C) take any other action with respect to an Option that may be treated as a repricing, without approval of the Company’s shareholders.

(ii) Time and Method of Exercise. The Committee shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which Options shall cease to be or become exercisable following termination of Continuous Service or upon other conditions, the methods by which the exercise price may be paid or deemed to be paid (including in the discretion of the Committee a cashless exercise procedure to the extent that it does not violate the prohibition on personal loans to executive officers and Directors imposed by the Sarbanes-Oxley Act of 2002), the form of such payment, including, without limitation, cash, Shares, other Awards or awards granted under other plans of the Company or a Related Entity, or other property (including notes or other contractual obligations of Participants to make payment on a deferred basis provided that such deferred payments are not in violation of the Sarbanes-Oxley Act of 2002, or any rule or regulation adopted thereunder or any other applicable law), and the methods by or forms in which Shares will be delivered or deemed to be delivered to Participants. In addition, the term of each Option shall be fixed by the Committee, but shall not exceed 10 years from the date of grant thereof. Except as otherwise provided for in the Award Agreement, if a Participant’s Option is scheduled to expire on a date on which the exercise of the Option would be prohibited because of any state or federal securities laws, the rules of any securities exchange or interdealer quotations system, any government regulation, Company lock-up agreements, or Company policies and regulations, then the Participant’s expiration date for such Option, and such Option only, shall be automatically extended for thirty (30) calendar days from the end of such prohibition.

(iii) Incentive Stock Options. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code. Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to Incentive Stock Options (including any Stock Appreciation Right issued in tandem therewith) shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify either the Plan or any Incentive Stock Option under Section 422 of the Code, unless the Participant has first requested, or consents to, the change that will result in such disqualification. Thus, if and to the extent required to comply with Section 422 of the Code, Options granted as Incentive Stock Options shall be subject to the following special terms and conditions:

(A) if a Participant owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company (or any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f) of the Code, respectively) and the Incentive Stock Option is granted to such Participant, the term of the Incentive Stock Option shall be (to the extent required by the Code at the time of the grant) for no more than five years from the date of grant; and

(B) the aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the Shares with respect to which Incentive Stock Options granted under the Plan and all other option plans of the Company (and any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f) of the Code, respectively) during any calendar year exercisable for the first time by the Participant during any calendar year shall not (to the extent required by the Code at the time of the grant) exceed $100,000.

(c) Stock Appreciation Rights. The Committee may grant Stock Appreciation Rights to any Eligible Person in conjunction with all or part of any Option granted under the Plan or at any subsequent time during the term of such Option (a “Tandem Stock Appreciation Right”), or without regard to any Option (a “Freestanding Stock Appreciation Right”). Except as provided in Section 6(a), the terms and conditions of any Stock Appreciation Rights granted under the Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan, including the following:

(i) Right to Payment. A Stock Appreciation Right shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one Share on the date of exercise over (B) the grant price of the Stock Appreciation Right as determined by the Committee. Other than in connection with Substitute Awards, the grant price of a Stock Appreciation Right shall not be less than the Fair Market Value of a Share on the date of grant, in the case of a Freestanding Stock Appreciation Right, or less than the associated Option exercise price, in the case of a Tandem Stock Appreciation Right. Other than pursuant to Section 10(c) or in connection with a Change in Control, the Committee shall not be permitted to (A) lower the grant price per Share of a Stock Appreciation Right after it is granted, (B) cancel a Stock Appreciation Right when the grant price per Share exceeds the Fair Market Value of the underlying Shares in exchange for cash or another Award, or (C) take any other action with respect to a Stock Appreciation Right that may be treated as a repricing, without shareholder approval. A Freestanding Stock Appreciation Right shall not be exercisable before the expiration of one year from the date of grant, except under certain circumstances contemplated by Section 9 or as may be set forth in an Award Agreement with respect to the death or Disability of a Participant. In addition, the term of each Stock Appreciation Right shall be fixed by the Committee, but shall not exceed 10 years from the date of grant thereof. Except as otherwise provided for in the Award Agreement, if a Participant’s Stock Appreciation Right is scheduled to expire on a date on which the exercise of the Stock Appreciation Right would be prohibited because of any state or federal securities laws, the rules of any securities exchange or interdealer quotations system, any government regulation, Company lock-up agreements, or Company policies and regulations, then the Participant’s expiration date for such Stock Appreciation Right, and such Stock Appreciation Right only, shall be automatically extended for thirty (30) calendar days from the end of such prohibition. For avoidance of doubt, a Participant granted a Stock Appreciation Right shall not have the right to receive dividends or dividend equivalents thereon.

(ii) Other Terms. The Committee shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which a Stock Appreciation Right may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which Stock Appreciation Rights shall cease to be or become exercisable following termination of Continuous Service or upon other conditions, the method of exercise, method of settlement, form of consideration payable in settlement (recognizing that settlement in cash or property other than Shares may cause the Award to be treated as a liability and therefore subject to potentially unfavorable financial accounting treatment), method by or forms in which Shares will be delivered or deemed to be delivered to Participants, whether or not a Stock Appreciation Right shall be in tandem or in combination with any other Award, and any other terms and conditions of any Stock Appreciation Right.

(iii) Tandem Stock Appreciation Rights. Any Tandem Stock Appreciation Right may be granted at the same time as the related Option is granted or, for Options that are not Incentive Stock Options, at any time thereafter before exercise or expiration of such Option. Any Tandem Stock Appreciation Right related to an Option may be exercised only when the related Option would be exercisable and the Fair Market Value of the Shares subject to the related Option exceeds the exercise price at which Shares can be acquired pursuant to the Option. In addition, if a Tandem Stock Appreciation Right exists with respect to less than the full number of Shares covered by a related Option, then an exercise or termination of such Option shall not reduce the number of Shares to which the Tandem Stock Appreciation Right applies until the number of Shares then exercisable under such Option equals the number of Shares to which the Tandem Stock Appreciation Right applies. Any Option related to a Tandem Stock Appreciation Right shall no longer be exercisable to the extent the Tandem Stock Appreciation Right has been exercised, and any Tandem Stock Appreciation Right shall no longer be exercisable to the extent the related Option has been exercised.

(d) Restricted Stock Awards. The Committee is authorized to grant Restricted Stock Awards to any Eligible Person on the following terms and conditions:

(i) Grant and Restrictions. Restricted Stock Awards shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, or as otherwise provided in this Plan, covering a period of time specified by the Committee (the “Restriction Period”). Except as provided in Section 6(a), the terms and conditions of any Restricted Stock Award granted under the Plan shall be set forth in an Award Agreement, which shall contain provisions determined by the Committee and not inconsistent with the Plan. The restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Committee may determine at the date of grant or thereafter. Except to the extent restricted under the terms of the Plan and any Award Agreement relating to a Restricted Stock Award, a Participant granted Restricted Stock shall have all of the rights of a shareholder, including the right to vote the Restricted Stock and, subject to Section 6(d)(iv) below, the right to receive dividends thereon.

During the Restriction Period, subject to Section 10(b) below, the Restricted Stock may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the Participant.

(ii) Forfeiture. Except as otherwise determined by the Committee, upon termination of a Participant’s Continuous Service during the applicable Restriction Period, the Participant’s Restricted Stock that is at that time subject to a risk of forfeiture that has not lapsed or otherwise been satisfied shall be forfeited and reacquired by the Company; provided that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that forfeiture conditions relating to Restricted Stock Awards shall be waived in whole or in part in the event of terminations resulting from specified causes.

(iii) Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

(iv) Dividends and Splits. As a condition to the grant of a Restricted Stock Award, the Committee may require or permit a Participant to elect that any cash dividends paid on a Share of Restricted Stock be automatically reinvested in additional Shares of Restricted Stock or applied to the purchase of additional Awards under the Plan. Unless otherwise determined by the Committee, Shares distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Shares or other property have been distributed. Any dividends with respect to Restricted Stock Awards which vest based on the achievement of performance goals shall be accumulated until such Award is earned and such dividends shall not be paid if the performance goals are not satisfied.

(e) Deferred Stock Award. The Committee is authorized to grant Deferred Stock Awards to any Eligible Person on the following terms and conditions:

(i) Award and Restrictions. Satisfaction of a Deferred Stock Award shall occur upon expiration of the deferral period specified for such Deferred Stock Award by the Committee (or, if permitted by the Committee, as elected by the Participant). In addition, a Deferred Stock Award shall be subject to such restrictions (which may include a risk of forfeiture) as the Committee may impose, if any, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, as the Committee may determine. Except as provided in Section 6(a), the terms and conditions of any Deferred Stock Award granted under the Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan. A Deferred Stock Award may be satisfied by delivery of Shares, cash equal to the Fair Market Value of the specified number of Shares covered by the Deferred Stock, or a combination thereof, as determined by the Committee at the date of grant or thereafter. Prior to satisfaction of a Deferred Stock Award, a Deferred Stock Award carries no voting or dividend or other rights associated with Share ownership.

(ii) Forfeiture. Except as otherwise determined by the Committee, upon termination of a Participant’s Continuous Service during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award Agreement evidencing the Deferred Stock Award), the Participant’s Deferred Stock Award that is at that time subject to a risk of forfeiture that has not lapsed or otherwise been satisfied shall be forfeited; provided that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that forfeiture conditions relating to a Deferred Stock Award shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of any Deferred Stock Award.

(iii) Dividend Equivalents. Unless otherwise determined by the Committee at date of grant, any Dividend Equivalents that are granted with respect to any Deferred Stock Award shall be either (A) paid with respect to such Deferred Stock Award at the dividend payment date in cash or in Shares of unrestricted stock having a Fair Market Value equal to the amount of such dividends, or (B) deferred with respect to such Deferred Stock Award and the amount or value thereof automatically deemed reinvested in additional Deferred Stock, other Awards or other investment vehicles, as the Committee shall determine or permit the Participant to elect; provided that any Dividend Equivalents with respect to Deferred Stock Awards which vest based on the achievement of performance goals shall be accumulated until such Award is earned and such Dividend Equivalents shall not be paid if the performance goals are not satisfied.

(f) Bonus Stock and Awards in Lieu of Obligations. The Committee is authorized to grant Shares to any Eligible Persons as a bonus, or to grant Shares or other Awards in lieu of obligations to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, provided that, in the case of Eligible Persons subject to Section 16 of the Exchange Act, the amount of such grants remains within the discretion of the Committee to the extent necessary to ensure that acquisitions of Shares or other Awards are exempt from liability under Section 16(b) of the Exchange Act. Shares or Awards granted hereunder shall be subject to such other terms as shall be determined by the Committee. Except as provided in Section 6(a), the terms and conditions of any Shares or Awards granted hereunder shall be set forth in an Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the terms of the Plan. Any dividends with respect to Shares granted to any Eligible Persons as a bonus, or Shares granted in lieu of obligations to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, which vest based on the achievement of performance goals, shall be accumulated until such Award is earned and such dividends shall not be paid if the performance goals are not satisfied.

(g) Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to any Eligible Person entitling the Eligible Person to receive cash, Shares, other Awards, or other property equal in value to the dividends paid with respect to a specified number of Shares, or other periodic payments. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Shares, Awards, or other investment vehicles, and subject to such restrictions on transferability and risks of forfeiture, as the Committee may specify. Except as provided in Section 6(a), the terms and conditions of any award of Dividend Equivalents under the Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan, provided that any Dividend Equivalents with respect to Awards which vest based on the achievement of performance goals shall be accumulated until such Award is earned and such Dividend Equivalents shall not be paid if the performance goals are not satisfied.

(h) Performance Awards. The Committee is authorized to grant Performance Awards to any Eligible Person payable in cash, Shares, or other Awards, or a combination thereof, on terms and conditions established by the Committee, subject to the provisions of Section 8 if and to the extent that the Committee shall, in its sole discretion, determine that an Award shall be subject to those provisions. Except as provided in Section 6(a), the amount, terms and conditions of any Performance Award granted under the Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the terms of the Plan, provided that any dividends and/or Dividend Equivalents with respect to Awards which vest based on the achievement of performance goals shall be accumulated until such Award is earned and such dividend and/or Dividend Equivalents shall not be paid of the performance goals are not satisfied. The performance goals to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee upon the grant of each Performance Award. The Committee shall determine whether, and the extent to which, the applicable performance goals have been achieved or satisfied and the amount of the Performance Awards that will be distributed based upon such determination. Except as provided in Section 9 or provided in an Award Agreement, Performance Awards will be distributed only after the end of the relevant Performance Period. The performance goals to be achieved for each Performance Period may be based upon the criteria set forth in Section 8(b), or in the case of an Award that the Committee determines shall not be subject to Section 8 hereof, any other criteria that the Committee, in its sole discretion, shall determine should be used for that purpose. Performance Awards may be paid in a lump sum or in installments or, in accordance with procedures established by the Committee, on a deferred basis.

(i) Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to any Eligible Person such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares, as deemed by the Committee to be consistent with the purposes of the Plan. Other Stock-Based Awards may be granted to Participants either alone or in addition to other Awards granted under the Plan, and such Other Stock-Based Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan. Except as provided in Section 6(a), the terms and conditions of such Awards granted under the Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the terms of the Plan. Shares delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(i) shall be purchased for such consideration (including without limitation loans from the Company or a Related Entity and cashless exercise programs, provided that such loans and cashless exercise programs are not in violation of the Sarbanes-Oxley Act of 2002, or any rule or regulation adopted thereunder or prohibiting personal loans to executive officers and Directors of the Company and certain Related Entities under any other applicable law), paid for at such times, by such methods, and in such forms, including, without limitation, cash, Shares, other Awards or other property, as the Committee shall determine. Notwithstanding the foregoing, any dividends and/or Dividend Equivalents with respect to Other Stock-Based Awards which vest based on the achievement of performance goals shall be accumulated until such Award is earned and such dividends and/or Dividend Equivalents shall not be paid if the performance goals are not satisfied, except that the Participant shall have the right to vote any Shares distributed with respect to an Other Stock-Based Award in connection with a stock split or stock dividend.

(j) Cash-Based Awards. The Committee is authorized to grant Cash Awards to any Eligible Persons as a bonus, such amount of cash to remain within the discretion of the Committee. Cash Awards granted hereunder shall be subject to such other terms and conditions as shall be determined by the Committee. Except as provided in Section 6(a), the terms and conditions, if any, of any Cash Award granted under the Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the terms of the Plan.

7. Certain Provisions Applicable to Awards.

(a) Stand-Alone, Additional, Tandem, and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any Related Entity, or any business entity to be acquired by the Company or a Related Entity, or any other right of a Participant to receive payment from the Company or any Related Entity. Such additional, tandem, and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award or award, the Committee shall require the surrender of such other Award or award in consideration for the grant of the new Award. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any Related Entity, in which the value of Stock subject to the Award is equivalent in value to the cash compensation (for example, Deferred Stock or Restricted Stock).

(b) Term of Awards. The term of each Award shall be for such period as may be determined by the Committee; provided that in no event shall the term of any Option or Stock Appreciation Right exceed a period of ten years (or in the case of an Incentive Stock Option such shorter term as may be required under Section 422 of the Code).

(c) Form and Timing of Payment Under Awards; Deferrals. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or a Related Entity upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Shares, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. Any installment or deferral provided for in the preceding sentence shall, however, be subject to the Company’s compliance with the provisions of the Sarbanes-Oxley Act of 2002, the rules and regulations adopted by the Securities and Exchange Commission thereunder, and all applicable rules of the Nasdaq or any national securities exchange on which the Company’s securities are listed for trading and, if not listed for trading on either the Nasdaq or a national securities exchange, then the rules of the Nasdaq. Installment or deferred payments may be required by the Committee (subject to Section 10(e) of the Plan, including the consent provisions thereof in the case of any deferral of an outstanding Award not provided for in the original Award Agreement) or permitted at the election of the Participant on terms and conditions established by the Committee. Payments may include, without limitation, provisions for the payment or crediting of a reasonable interest rate on installment or deferred payments or the grant or crediting of Dividend Equivalents, (provided that any dividends and/or Dividend Equivalents with respect to the grant of an Award, which vests based on the achievement of performance goals, shall be accumulated until such Award is earned and such dividends and/or Dividend Equivalents shall not be paid if the performance goals are not satisfied), or other amounts in respect of installment or deferred payments denominated in Shares.

(d) Exemptions from Section 16(b) Liability. It is the intent of the Company that the grant of any Awards to or other transaction by a Participant who is subject to Section 16 of the Exchange Act shall be exempt from Section 16 pursuant to an applicable exemption (except for transactions acknowledged in writing to be non-exempt by such Participant). Accordingly, if any provision of this Plan or any Award Agreement does not comply with the requirements of Rule 16b-3 then applicable to any such transaction, such provision shall be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 so that such Participant shall avoid liability under Section 16(b).

(e) Code Section 409A. Notwithstanding any other provision of the Plan or an Award Agreement to the contrary, to the extent that the Committee determines that any Award granted under the Plan is subject to Section 409A of the Code, it is the intent of the parties to the applicable Award Agreement that such Award Agreement incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code and that such Award Agreement and the terms of the Plan as applicable to such Award be interpreted and construed in compliance with Section 409A of the Code and the Treasury regulations and other interpretive guidance issued thereunder. Notwithstanding the foregoing, the Company shall not be required to assume any increased economic burden in connection therewith.

8. Code Section 162(m) Provisions.

(a) Covered Employees. If the Committee, in its discretion, determines at the time a Performance Award is granted to an Eligible Person who is, or is likely to be, as of the end of the tax year in which the Company would claim a tax deduction in connection with such Performance Award, a Covered Employee, that such Performance Award should constitute “qualified performance-based compensation” for purposes of Section 162(m) of the Code, then the provisions of this Section 8 shall be applicable to such Performance Award.

(b) Performance Criteria. If the Committee intends that a Performance Award should constitute “qualified performance-based compensation” for purposes of Section 162(m) of the Code, then the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be contingent upon achievement of one or more objective performance goals. Performance goals shall be objective and shall otherwise meet the requirements of Section 162(m) of the Code and regulations thereunder including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” One or more of the following business criteria for the Company, on a consolidated basis, and/or for Related Entities, or for business or geographical units of the Company and/or a Related Entity (except with respect to the total shareholder return and earnings per share criteria), shall be used by the Committee in establishing performance goals for such Awards: (1) earnings per share; (2) revenues or margins; (3) royalties; (4) cash flow; (5) operating margin; (6) return on assets, net assets, investment, capital, operating revenue or equity; (7) economic value added; (8) direct contribution; (9) income; net income; pretax earnings; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings after interest expense and before extraordinary or special items; operating income; net operating income; income before interest income or expense, unusual items and income taxes, local, state or federal and excluding budgeted and actual bonuses which might be paid under any ongoing bonus plans of the Company; (10) working capital or working capital management, including without limitation inventory turnover, working capital turns, days payable outstanding and days sales outstanding; (11) management of fixed costs or variable costs; (12) identification or consummation of investment opportunities or completion of specified projects in accordance with corporate business plans, including strategic mergers, acquisitions or divestitures; (13) total shareholder return; (14) debt reduction; (15) market share; (16) entry into new markets, either geographically or by business unit; (17) customer retention and satisfaction; (18) strategic plan development and implementation, including turnaround plans; and (19) stock price. Any of the above criteria may be measured on an absolute or relative basis (e.g. growth in earnings per share) or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of companies that are comparable to the Company. Any Performance Criteria that are financial metrics, may be determined in accordance with United States Generally Accepted Accounting Principles (“GAAP”) or may be adjusted when established (or to the extent permitted under Section 162(m) of the Code, at any time thereafter) to include or exclude any items otherwise includable or excludable under GAAP. The Committee may exclude the impact of an event or occurrence which the Committee determines should appropriately be excluded, including without limitation (i) asset write-downs; (ii) significant litigation or claims, judgments or settlements; (iii) acquisitions or divestitures; (iv) any reorganization or change in the corporate structure or capital structure of the Company; (v) foreign exchange gains and losses, (vi) a change in the fiscal year of the Company; (vii) the cumulative effects of tax or accounting changes in accordance with GAAP; (viii) business interruption events or discontinued operations; (ix) unbudgeted capital expenditures; (x) unrealized investment gains and losses; (xi) restructurings; (xii) extraordinary items (xiii) other unusual, infrequently occurring, or non-recurring charges; (xiv) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (xv) a change in accounting standards required by GAAP.

(c) Performance Period; Timing For Establishing Performance Goals. Achievement of performance goals in respect of such Performance Awards shall be measured over a Performance Period, as specified by the Committee. Performance goals shall be established not later than the earlier of (i) 90 days after the beginning of any Performance Period applicable to such Performance Awards, or (ii) the date on which 25% of the days in the Performance Period have elapsed, or at such other date as may be required or permitted for “qualified performance-based compensation” under Code Section 162(m). The Committee, in its discretion, may, but need not, establish different Performance Periods and different performance goals with respect to one or more Participants.

(d) Adjustments. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with Awards subject to this Section 8, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of an Award subject to this Section 8. The Committee shall specify the circumstances in which such Awards shall be paid or forfeited in the event of termination of Continuous Service by the Participant prior to the end of a Performance Period or settlement of Awards.

(e) Committee Certification. No Participant shall receive any payment under the Plan unless the Committee has certified, by resolution or other appropriate action in writing, that the performance goals and any other material terms previously established by the Committee or set forth in the Plan, have been satisfied to the extent necessary to qualify as “qualified performance based compensation” under Code Section 162(m).

(f) Shareholder Reapproval of Performance Criteria. If and to the extent required in order to qualify as “performance based compensation” under Code Section 162(m), the performance criteria set forth in paragraph (a) of this Section 8 and any other material terms of the performance goals used to measure Performance Awards subject to this Section 8, shall be disclosed to and reapproved by shareholders of the Company not later than the first meeting of shareholders of the Company that occurs in the fifth year following the year in which the Company’s shareholders previously approved the performance goals.

9. Change in Control.

(a) Effect of “Change in Control.” Subject to Section 9(a)(iv), and if and only to the extent provided in the Award Agreement, or to the extent otherwise determined by the Committee, upon the occurrence of a Change in Control:

(i) Any Option or Stock Appreciation Right that was not previously vested and exercisable as of the time of the Change in Control shall become immediately vested and exercisable, subject to applicable restrictions set forth in Section 10(a) hereof.

(ii) Any restrictions, deferral of settlement, and forfeiture conditions applicable to a Restricted Stock Award, Deferred Stock Award or an Other Stock-Based Award subject only to future service requirements granted under the Plan shall lapse and such Awards shall be deemed fully vested as of the time of the Change in Control, except to the extent of any waiver by the Participant and subject to applicable restrictions set forth in Section 10(a) hereof.

(iii) All Performance Awards shall be (x) considered to be earned and payable based on achievement of performance goals or based on target performance (either in full or pro rata based on the portion of Performance Period completed as of the date of the Change in Control), and any limitations or other restrictions shall lapse and such Performance Awards shall be immediately settled or distributed or (y) converted into Restricted Stock or Other Stock-Based Awards based on achievement of performance goals or based on target performance (either in full or pro rata based on the portion of Performance Period completed as of the date of the Change in Control) that are subject to clause (iv) below.

(iv) Notwithstanding the foregoing, if in the event of a Change in Control the successor company assumes or substitutes for an Option, Stock Appreciation Right, Restricted Stock Award, Deferred Stock Award, or Other Stock-Based Award, then no outstanding Option, Stock Appreciation Right, Restricted Stock Award, Deferred Stock Award or Other Stock-Based Award shall be accelerated as described in Sections 9(a)(i), (ii) and (iii). For the purposes of this Section 9(a)(iv), an Option, Stock Appreciation Right, Restricted Stock Award, Deferred Stock Award, or Other Stock-Based Award shall be considered assumed or substituted for if following the Change in Control the award confers the right to purchase or receive, for each Share subject to the Option, Stock Appreciation Right, Restricted Stock Award, Deferred Stock Award, or Other Stock-Based Award immediately prior to the Change in Control, the consideration (whether stock, cash or other securities or property) received in the transaction constituting a Change in Control by holders of Shares for each Share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the transaction constituting a Change in Control is not solely common stock of the successor company or its parent or subsidiary, the Committee may, with the consent of the successor company or its parent or subsidiary, provide that the consideration to be received upon the exercise or vesting of an Option, Stock Appreciation Right, Restricted Stock Award, Deferred Stock Award, or Other Stock-Based Award, for each Share subject thereto, will be solely common stock of the successor company or its parent or subsidiary substantially equal in fair market value to the per share consideration received by holders of Shares in the transaction constituting a Change in Control. The determination of such substantial equality of value of consideration shall be made by the Committee in its sole discretion and its determination shall be conclusive and binding. Notwithstanding the foregoing, on such terms and conditions as may be set forth in an Award Agreement, in the event of a termination of a Participant’s employment in such successor company (other than for Cause or without Good Reason) within 24 months following such Change in Control, each Award held by such Participant at the time of the Change in Control shall be accelerated in accordance with the terms of the respective Award Agreement or as determined by the Committee, in its discretion.

(b) Definition of “Change in Control”. A “Change in Control” shall mean the occurrence of any of the following:

(i) The acquisition by any Person of Beneficial Ownership (within the meaning of Rule 13d-3 or 14(d)(2) promulgated under the Exchange Act) of more than fifty percent (50%), directly or indirectly, of either (A) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities) (the foregoing Beneficial Ownership hereinafter being referred to as a “Controlling Interest”); provided, however, that for purposes of this Section 9(b), the following acquisitions shall not constitute or result in a Change of Control: (v) any acquisition directly from the Company; (w) any acquisition by the Company; (x) any acquisition by any Person that as of the Effective Date owns Beneficial Ownership of a Controlling Interest; (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary; or (z) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) below; or

(ii) During any one-year period (not including any period prior to the Effective Date) individuals who constitute the Board as of the beginning of such one-year period (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii) Consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or any of its Subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity by the Company or any of its Subsidiaries (each a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination or any Person that as of the Effective Date owns Beneficial Ownership of a Controlling Interest) beneficially owns, directly or indirectly, fifty percent (50%) or more of the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the Board of Directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(iv) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

10. General Provisions.

(a) Compliance With Legal and Other Requirements. The Company may, to the extent deemed necessary or advisable by the Committee, postpone the issuance or delivery of Shares or payment of other benefits under any Award until completion of such registration or qualification of such Shares or other required action under any federal or state law, rule or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the Shares or other Company securities are listed or quoted, or compliance with any other obligation of the Company, as the Committee, may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Shares or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations.

(b) Limits on Transferability; Beneficiaries. No Award or other right or interest granted under the Plan shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party, or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution or to a Beneficiary upon the death of a Participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative, except that Awards and other rights (other than Incentive Stock Options and Stock Appreciation Rights in tandem therewith) may be transferred, without consideration only, to one or more Beneficiaries or other transferees during the lifetime of the Participant, and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent such transfers are permitted by the Committee pursuant to the express terms of an Award Agreement (subject to any terms and conditions which the Committee may impose thereon). A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award Agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

(c) Adjustments.

(i) Adjustments to Awards. In the event that any extraordinary dividend or other distribution (whether in the form of cash, Shares, or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Shares and/or such other securities of the Company or any other issuer such that a substitution, exchange, or adjustment is determined by the Committee to be appropriate, then the Committee shall, in such manner as it may deem equitable, substitute, exchange or adjust any or all of (A) the number and kind of Shares which may be delivered in connection with Awards granted thereafter, (B) the number and kind of Shares by which annual per-person Award limitations are measured under Section 5 hereof, (C) the number and kind of Shares subject to or deliverable in respect of outstanding Awards, (D) the exercise price, grant price or purchase price relating to any Award and/or make provision for payment of cash or other property in respect of any outstanding Award, and (E) any other aspect of any Award that the Committee determines to be appropriate.

(ii) Other Adjustments. The Committee (and the Board if and only to the extent such authority is not required to be exercised by the Committee to comply with Section 162(m) of the Code) is authorized to make adjustments in the terms and conditions of, and the performance goals included in, Awards (including Performance Awards, or performance goals relating thereto) in recognition of unusual or nonrecurring events (including, without limitation, acquisitions and dispositions of businesses and assets) affecting the Company, any Related Entity or any business unit, or the financial statements of the Company or any Related Entity, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Committee’s assessment of the business strategy of the Company, any Related Entity or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant; provided that no such adjustment shall be authorized or made if and to the extent that such authority or the making of such adjustment would cause Options, Stock Appreciation Rights, or Performance Awards granted pursuant to Section 8(b) hereof to Covered Employees and intended to qualify as “qualified performance-based compensation” under Code Section 162(m) and the regulations thereunder to otherwise fail to qualify as “qualified performance-based compensation” under Code Section 162(m) and regulations thereunder.

(d) Taxes. The Company and any Related Entity are authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Shares, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company or any Related Entity and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Shares (recognizing that if and to the extent that the Shares withheld exceed certain minimum statutory withholding requirements, such withholding may cause the Award to be treated as a liability subject to potential unfavorable financial accounting treatment) or other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations, either on a mandatory or elective basis in the discretion of the Committee.

(e) Changes to the Plan and Awards. The Board may amend, alter, suspend, discontinue or terminate the Plan, or the Committee’s authority to grant Awards under the Plan, without the consent of shareholders or Participants, except as the Committee is limited as set forth in Section 6(b)(i) and 6(c)((i), and that any amendment or alteration to the Plan shall be subject to the approval of the Company’s shareholders not later than the annual meeting next following such Board action if such shareholder approval is required by any federal or state law or regulation (including, without limitation, Rule 16b-3 or Code Section 162(m)) or the rules of the Nasdaq or any national securities exchange on which any securities of the Company are listed for trading, and the Board may otherwise, in its discretion, determine to submit other such changes to the Plan to shareholders for approval; provided that, without the consent of an affected Participant, no such Board action may materially and adversely affect the rights of such Participant under any previously granted and outstanding Award. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any Award theretofore granted and any Award Agreement relating thereto, except as otherwise provided in the Plan; provided that, without the consent of an affected Participant, no such Committee or the Board action may materially and adversely affect the rights of such Participant under such Award.

(f) Limitation on Rights Conferred Under Plan. Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or a Related Entity; (ii) interfering in any way with the right of the Company or a Related Entity to terminate any Eligible Person’s or Participant’s Continuous Service at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and Employees, or (iv) conferring on a Participant any of the rights of a shareholder of the Company unless and until the Participant is duly issued or transferred Shares in accordance with the terms of an Award.

(g) Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant or obligation to deliver Shares pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided that the Committee may authorize the creation of trusts and deposit therein cash, Shares, other Awards or other property, or make other arrangements to meet the Company’s obligations under the Plan. Such trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines. The trustee of such trusts may be authorized to dispose of trust assets and reinvest the proceeds in alternative investments, subject to such terms and conditions as the Committee may specify and in accordance with applicable law.

(h) Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable including incentive arrangements and awards which do not qualify under Section 162(m) of the Code.

(i) Payments in the Event of Forfeitures; Fractional Shares. Unless otherwise determined by the Committee, in the event of a forfeiture of an Award with respect to which a Participant is paid cash or other consideration, the Participant shall be repaid the amount of such cash or other consideration. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(j) Governing Law. The validity, construction and effect of the Plan, any rules and regulations under the Plan, and any Award Agreement shall be determined in accordance with the laws of the State of Delaware without giving effect to principles of conflict of laws, and applicable federal law.

(k) Non-U.S. Laws. With respect to any Participant who is resident outside of the U.S., the Committee shall have the authority to adopt such modifications, procedures, Award Agreements and subplans as may be necessary or desirable to comply with provisions of the laws of non-U.S. jurisdictions in which the Company or its Subsidiaries may operate to assure the viability of the benefits from Awards granted to such Participants and to meet the objectives of the Plan.

(l) Plan Effective Date; Termination of Plan. The Plan shall become effective on the Effective Date. The Plan shall terminate at the earliest of (a) such time as no Shares remain available for issuance under the Plan, (b) termination of this Plan by the Board, or (c) the tenth anniversary of the Effective Date. Awards outstanding upon expiration of the Plan shall remain in effect until they have been exercised or terminated, or have expired.

(m) Clawback. Notwithstanding any other provisions in this Plan, any Award which is subject to recovery under any law, government regulation, or stock exchange listing requirement, will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation, or stock exchange listing requirement (or any policy adopted by the Company pursuant to any such law, government regulation or stock exchange listing requirement).

ALTRA INDUSTRIAL MOTION CORP. 300 Granite Street Suite 201 Braintree, MA 02184

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KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors	☐	☐	☐
Nominees

01 Edmund M. Carpenter 02 Carl R. Christenson 03 Lyle G. Ganske 04 Michael S. Lipscomb 05 Larry P. McPherson
06 Thomas W. Swidarski 07 James H. Woodward, Jr.

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.	For	Against	Abstain	The Board of Directors recommends you vote 1 YEAR on the following proposal:	1 year	2 years	3 years	Abstain

2. The ratification of the selection of Deloitte & Touche LLP as Altra Industrial Motion Corp.’s independent registered public accounting firm to serve for the fiscal year ending December 31,2017	☐	☐	☐

5.     Advisory vote on the frequency of the advisory vote on executive compensation

NOTE: In their discretion the proxies are authorized to vote upon such other business as may properly come before the meeting or any postponement or adjournment thereof.

					☐	☐	☐	☐

3.     The approval of amendments to the Altra Industrial Motion Corp. 2014 Omnibus Incentive Plan and of its material terms to ensure compliance with the NASDAQ Market Rules and Section 162 (m) of the Internal Revenue Code of 1986.

	☐	☐	☐

4. An advisory vote to approve the compensation of Altra’s named executive officers.	☐	☐	☐

For address change/comments, mark here.			☐
(see reverse for instructions)	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date		Signature (Joint Owners)	Date

ANNUAL MEETING OF STOCKHOLDERS OF

ALTRA INDUSTRIAL MOTION CORP.

Wednesday, April 26, 2017

Please date, sign and mail your proxy card in the

envelope provided as soon as possible, or you can vote

by internet or phone.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report with 10-K are available at www.proxyvote.com.

ALTRA INDUSTRIAL MOTION CORP.

This proxy is solicited by the Board of Directors

Annual Meeting of Stockholders

4/26/2017 9:00 AM EDT

THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED IN A TIMELY MANNER, WILL BE VOTED AS YOU SPECIFY ON THE REVERSE SIDE. IF NO CHOICE IS SPECIFIED, THEN THIS PROXY WILL BE VOTED IN FAVOR OF ELECTING THE SEVEN NOMINEES NOTED HEREON TO THE BOARD OF DIRECTORS, AND IN FAVOR OF PROPOSALS 2, 3, AND 4, AND “1 YEAR” ON PROPOSAL 5. IN THEIR DISCRETION, THE PROXIES APPOINTED HEREIN ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

By signing the proxy, you revoke all prior proxies, acknowledge receipt of the notice of the Annual Meeting of Stockholders to be held April 26, 2017 and the proxy statement, and appoint, Carl R. Christenson and Christian Storch, and each of them with full power of substitution, to vote all shares of Common Stock of Altra Industrial Motion Corp. you are entitled to vote, either on your behalf or on behalf of an entity or entities, at the Annual Meeting of Stockholders of Altra Industrial Motion Corp., to be held on Wednesday, April 26, 2017, at 9:00 a.m. EDT at The Boston Harbor Hotel, 70 Rowes Wharf, Boston, Massachussetts 02110, and at any adjournment or postponement thereof, with the same force and effect as if you were personally present thereat.

    Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)
Continued and to be signed on reverse side